UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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THE HOME DEPOT, INC.

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THE HOME DEPOT

PROXY STATEMENT
AND
NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 23, 2019
at 9:00 a.m., Eastern Time
COBB GALLERIA CENTRE,
ATLANTA, GA

INVESTOR FACTSHEET

Strategy
Our One Home Depot strategy aims to deliver shareholder value and grow our market share by providing best-in-class customer service through a seamless, interconnected shopping experience for our customers. We are continuously improving our online and in-store experience and providing enhanced training for our associates. In addition, to ensure we are the product authority in home improvement, we strive to provide unique and comprehensive product offerings, continued innovation, and exceptional convenience and value.
To execute our strategy, we have committed approximately $11 billion over a multi-year period to investments across our stores, associates, digital experience and supply chain.
Shareholder Return Principles
Our first priority for our use of cash is investing in our business, as reflected by our One Home Depot strategy. Our use of the remainder of our cash is guided by our shareholder return principles:

•	Dividend Principle: Target payout of approximately 55% of earnings per share (calculated on prior year earnings per share), with a goal of increasing the dividend every year

•	Return on Invested Capital Principle: Maintain high return on invested capital, benchmarking all uses of excess liquidity against value created for shareholders through share repurchases

•	Share Repurchase Principle: After meeting the needs of the business, use excess liquidity to repurchase shares, as long as it is value creating
Key Financial Performance Metrics
Set forth below are key financial performance metrics for the indicated fiscal years.

SALES
2016 $94.6B
2017 $100.9B
2018 $108.2B

OPERATING MARGIN
2016 14.2%
2017 14.5%
2018 14.4%

ROIC*
2016 31.4%
2017 34.2%
2018 44.8%

5 YEAR TOTAL SHAREHOLDER RETURN CHART
$350
$300
$250
$200
$150
$100
FEB. 2, 2014
FEB. 1, 2015
JAN. 31, 2016
JAN. 29, 2017
JAN. 28, 2018
FEB. 3, 2019
The Home Depot
S&P Retail Composite Index
S&P 500 Index

*
ROIC is defined as net operating profit after tax, a non-GAAP financial measure, for the most recent twelve-month period, divided by the average of beginning and ending long-term debt (including current installments) and equity for the most recent twelve-month period. For a reconciliation of net operating profit after tax to net earnings, the most comparable GAAP financial measure, and our calculation of ROIC, see “Non-GAAP Financial Measures” on page 24 of our 2018 Form 10-K.

DEAR FELLOW SHAREHOLDERS:
Your Board and management team are committed to creating long-term value for our shareholders. This commitment is reflected in our core values, which provide the foundation for our business and reflect the culture that was built by our founders nearly 40 years ago. We would like to highlight for you some actions we took in fiscal 2018 to ensure we are optimizing our governance practices to support continued value creation over the long term.
Strategic Engagement and Oversight. At our December 2017 Investor and Analyst Conference, we outlined our long-term plan to create the One Home Depot experience, including a multi-year investment of approximately $11 billion. The Board’s engagement with management to address both the short-term needs and long-term strategies necessary to meet our customers’ expectations in a rapidly evolving retail landscape helped to shape this plan and to continue to refine it as the Company began to execute on the plan in fiscal 2018. Company strategy is discussed regularly at Board meetings, and directors annually participate in an in-depth strategy session with management. Through these strategy sessions we tap into the ideas, viewpoints and experiences of our diverse and highly-skilled board members.
Director Refreshment and Recruiting. We have continued to focus on Board refreshment to align our Board’s strengths with the evolving retail landscape. New director Stephanie Linnartz, who serves as the Executive Vice President and Global Chief Commercial Officer for Marriott International, joined us in May 2018. She provides us with a significant source of expertise as we roll out the One Home Depot experience, given her critical role in developing the customer experience at Marriott. We also added Manuel Kadre, Chairman and Chief Executive Officer of MBB Auto Group, to our Board in October. His service on other boards and management expertise has further enhanced our Board’s financial, strategic, environmental and real estate experience. After 11 years of service, Armando Codina will be retiring from the Board at the end of his current term at the annual meeting in May. Mark Vadon has also decided to step down at the end of his current term in May after serving on our Board for six years. Both have been valued members of our Board, and we deeply appreciate their service to The Home Depot and our shareholders.
Shareholder Engagement and Governance. The Board and management carefully analyzed the results of the voting at the 2018 annual meeting, and at the Board’s direction, the Company initiated an expanded environmental, social and governance engagement program with our institutional shareholders. After taking into account feedback from those engagements, combined with the Company’s commitment to governance best practices, the Board approved several changes. In late 2018, we enhanced our disclosure of our Company’s diversity, providing statistics on our website about the ethnic and gender diversity of our U.S. workforce. This disclosure will become part of our annual Responsibility Report going forward. In February 2019, we reduced the percentage of outstanding shares required to call a special meeting of shareholders from 25% to 15% and updated our executive compensation clawback policy to specifically include conduct that causes significant reputational harm to the Company.
Underpinning all of these actions is a commitment to our shareholders, which is in turn embodied in the shareholder return principles that we have consistently outlined for our investor community. By following these principles, we were able to return value to our shareholders in fiscal 2018 through a 16% increase in our quarterly dividend and $10.0 billion in share repurchases.
We hope you will be able to join us at our 2019 Annual Meeting of Shareholders on Thursday, May 23, 2019. You will find information about the Meeting, including the matters to be voted on at the Meeting, in the enclosed Notice of Meeting and Proxy Statement. The Meeting will also include a report on the Company’s performance and operations and a question and answer session. On behalf of our over 400,000 associates and our Board, we thank you for your support of The Home Depot.
Sincerely,

Craig A. Menear	Gregory D. Brenneman
Chairman, Chief Executive Officer and President	Independent Lead Director

THE HOME DEPOT, INC. 2455 Paces Ferry Road Atlanta, Georgia 30339
NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

DATE:	Thursday, May 23, 2019

TIME:	9:00 a.m., Eastern Time

PLACE:	Cobb Galleria Centre – **NEW LOCATION** Two Galleria Parkway Atlanta, Georgia 30339

ITEMS OF BUSINESS:	(1) To elect as directors of the Company the 12 persons named in the accompanying Proxy Statement for terms expiring at the 2020 Annual Meeting of Shareholders;

(2) To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2020;

(3) To cast an advisory vote to approve executive compensation (“Say-on-Pay”);

(4) To act on three shareholder proposals described in the Proxy Statement, if properly presented; and

(5) To transact any other business properly brought before the Meeting.

WHO MAY VOTE:	Shareholders of record as of the close of business on March 25, 2019 are entitled to vote.

ANNUAL MEETING MATERIALS:	A copy of this Proxy Statement and our 2018 Annual Report are available on our Investor Relations website at http://ir.homedepot.com under “Financial Reports.”

DATE OF MAILING:	A Notice of Internet Availability of Proxy Materials or this Proxy Statement is first being sent to shareholders on or about April 8, 2019.

ADDITIONAL INFORMATION:
The enclosed Proxy Statement contains important information, including a description of the business that will be acted upon at the Meeting, voting procedures, and documentation required to attend the Meeting. If you will need special assistance or seating, please contact Allison Spicer at (770) 384-2015.

If you are unable to attend the Meeting, you can listen to the Meeting and view the presentation on the Company’s performance through the live webcast on the Internet. Visit our Investor Relations website at http://ir.homedepot.com and click on “Events and Presentations” for details. The webcast will be archived and available for replay beginning shortly after the meeting.

By Order of the Board of Directors,

Teresa Wynn Roseborough Corporate Secretary

The Home Depot 2019 Proxy Statement	i

COMMONLY USED OR DEFINED TERMS

TERM	DEFINITION
1997 Plan	1997 Omnibus Stock Incentive Plan
2018 annual meeting	Annual meeting of shareholders on May 17, 2018
2018 Form 10-K	Annual Report on Form 10-K as filed with the SEC on March 28, 2019
Board	Board of Directors of the Company
By-Laws	By-Laws of the Company (amended and restated effective February 28, 2019)
CEO	Chief Executive Officer
CFO	Chief Financial Officer
Company	The Home Depot, Inc. and its consolidated subsidiaries
Directors Plan	Nonemployee Directors’ Deferred Stock Compensation Plan
ERC	Enterprise Risk Council
ESG	Environmental, social and governance
ESPP	Amended and Restated Employee Stock Purchase Plan
EVP-HR	Executive Vice President – Human Resources
Exchange Act	The Securities Exchange Act of 1934, as amended
FASB ASC Topic 718	Financial Accounting Standards Board Accounting Standards Codification Topic 718
FCPA	U.S. Foreign Corrupt Practices Act
Fiscal 2019	Fiscal year ended February 2, 2020
Fiscal 2018	Fiscal year ended February 3, 2019
Fiscal 2017	Fiscal year ended January 31, 2018
Fiscal 2016	Fiscal year ended January 30, 2017
Fiscal 2013	Fiscal year ended February 2, 2014
Fiscal 2012	Fiscal year ended February 3, 2013
GC	General Counsel
IT	Information technology
KPMG	KPMG LLP, the Company’s independent registered public accounting firm
LDC Committee	Leadership Development and Compensation Committee
Meeting	2019 Annual Meeting of Shareholders of the Company
MIP	Management Incentive Plan
NACD	National Association of Corporate Directors
NCG Committee	Nominating and Corporate Governance Committee
NEO	Named executive officer
Non-U.S. ESPP	Non-U.S. Employee Stock Purchase Plan
NYSE	New York Stock Exchange
Omnibus Plan	Amended and Restated 2005 Omnibus Stock Incentive Plan
Pay Governance	Pay Governance LLC, the LDC Committee’s independent compensation consultant
Restoration Plan	FutureBuilder Restoration Plan
ROIC	Return on invested capital
Say-on-Pay	Advisory vote to approve executive compensation
SEC	The Securities and Exchange Commission

ii	The Home Depot 2019 Proxy Statement

THE HOME DEPOT 2019 PROXY STATEMENT SUMMARY

This summary highlights information contained in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting as it contains important information about matters upon which you are being asked to vote.
2019 ANNUAL MEETING INFORMATION (see pages 68-71)

Date:	Thursday, May 23, 2019
Time:	9:00 a.m., Eastern Time
New Location:	Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia 30339
Record Date:	March 25, 2019
Admission:	To attend the Meeting in person, you will need proof of your share ownership and valid picture identification
Meeting Webcast:	http://ir.homedepot.com under “Events and Presentations” beginning at 9:00 a.m., Eastern Time, on May 23, 2019
ITEMS OF BUSINESS

Proposal		Board Recommendation	Page Number
1.	Election of 12 directors for one-year terms	For each nominee	12
2.	Ratification of appointment of KPMG LLP as our independent registered public accounting firm	For	21
3.	Advisory vote to approve executive compensation (“Say-on-Pay”)	For	24
4.	Shareholder proposal regarding EEO-1 disclosure	Against	25
5.	Shareholder proposal to reduce the threshold to call special shareholder meetings to 10% of outstanding shares	Against	28
6.	Shareholder proposal regarding a report on prison labor in the supply chain	Against	30

Vote by Internet	Vote by telephone	Vote by mail
www.proxyvote.com	1-800-690-6903	Complete and mail your proxy card

Your vote is important. Whether or not you plan to attend the Meeting, we urge you to vote and submit your proxy over the Internet, by telephone or by mail.

The Home Depot 2019 Proxy Statement	iii

COMPANY CULTURE: DOING THE RIGHT THING (see page 6)

The Company’s culture is based on our servant leadership philosophy represented by the inverted pyramid, which puts primary importance on our customers and our associates by positioning them at the top, with senior management at the base in a support role. Our culture is brought to life through our core values, values that serve as the foundation of our business and the guiding principles behind the decisions we make every single day. We believe our culture helps set us apart and provides a distinct competitive advantage for The Home Depot.

We empower our associates to deliver a superior customer experience, and we reward associates who provide excellent customer service and embody The Home Depot values. We routinely measure our culture and values through associate surveys and by using our values as a basis for our associate performance reviews. Our officers and other leaders also participate in programs designed to build and strengthen our culture and to help it support the organizational changes necessary to create the One Home Depot experience. The Board and its committees provide oversight and guidance to support the continued focus on and importance of culture to our Company.
FISCAL 2018 COMPANY PERFORMANCE HIGHLIGHTS (see page 33)

Strong execution of our strategic initiatives resulted in solid performance in Fiscal 2018. Highlights include:
•Increased net sales by 7.2% to $108.2 billion
•Increased operating income by 5.8% to $15.5 billion
•Increased net earnings by 28.9% to $11.1 billion and diluted earnings per share by 33.5% to $9.73
•Generated $13.0 billion in operating cash flow

•	Returned value to shareholders during Fiscal 2018 through $4.7 billion in dividends and $10.0 billion in share repurchases

•
Increased ROIC from 34.2% to 44.8%. ROIC is defined as net operating profit after tax, a non-GAAP financial measure, for the most recent twelve-month period, divided by the average of beginning and ending long-term debt (including current installments) and equity for the most recent twelve-month period. For a reconciliation of net operating profit after tax to net earnings, the most comparable GAAP financial measure, and our calculation of ROIC, see “Non-GAAP Financial Measures” on page 24 of the 2018 Form 10-K.

FISCAL 2018 EXECUTIVE COMPENSATION HIGHLIGHTS (see pages 32-45)

We pay for performance:

•	A significant portion of our NEOs’ target compensation is linked to Company performance:
¢ Approximately 88% for our CEO
¢ Approximately 80% for our other NEOs

•	100% of NEO annual cash incentive compensation and 80% of NEO annual equity compensation are tied to Company performance against pre-established, specific, measurable financial performance goals
We seek to mitigate compensation-related risk through a variety of means:

•	Annual compensation risk assessment

•	Compensation recoupment policy applicable to all executive officers and clawback provisions in all equity awards

•	Anti-hedging policy applicable to all associates, officers, and directors

•	Stock ownership and retention guidelines for executive officers

•	No change in control agreements

iv	The Home Depot 2019 Proxy Statement

CORPORATE GOVERNANCE BEST PRACTICES (see pages 1-11)

Our corporate governance policies reflect best practices:

✓	Annual election of directors

✓	Majority voting standard in director elections

✓	Shareholder ability to act by written consent and call special meetings

✓	Shareholder right of proxy access

✓	Independent Lead Director

✓	Over 90% of directors and all Board committee members are independent

✓	Independent directors meet without management

✓	Director mandatory retirement age (age 72)

✓	Annual Board strategy session and review of the Company’s strategic plan

✓	Director overboarding policy

✓	No shareholder rights plan, also referred to as a “poison pill”

✓	Director store walk policy

✓	Board education and orientation program

✓	Management succession policy set forth in Corporate Governance Guidelines

✓	Annual Board and committee self evaluations, including individual director interviews

SHAREHOLDER ENGAGEMENT AND FEEDBACK (see page 7)

The Company values the views of its shareholders. Following the 2018 annual shareholders meeting, the Company initiated an expanded ESG engagement program with institutional shareholders representing over 40% of our outstanding shares. After taking into account the feedback from those engagements, combined with the Company’s commitment to governance best practices, we made several changes. These changes include:

•	Providing enhanced disclosure of our Company’s diversity by providing statistics about the ethnic and gender diversity of our U.S. workforce on our website at http://ir.homedepot.com/esg-investors.

•	Amending our By-Laws to reduce the percentage of outstanding shares required to call a special meeting of shareholders from 25% to 15%.

•	Updating our executive compensation clawback policy to specifically address conduct that causes significant reputational harm to the Company.

•
Updating our Investor Relations website to provide a page dedicated to disclosure of environmental, social, and governance matters, to better enable our investors to access key information about oversight and management of these areas.

We look forward to continuing our enhanced ESG engagement program in the future.

The Home Depot 2019 Proxy Statement	v

2019 DIRECTOR NOMINEES (see pages 13-20)

Director Nominees			Board Committee Composition**
Name	Director Since	Position	Audit	LDCC	NCGC	Finance
Gerard J. Arpey*	2015	Partner, Emerald Creek Group, LLC			✓	✓
Ari Bousbib*	2007	Chairman and Chief Executive Officer, IQVIA Holdings Inc.	✓			Chair
Jeffery H. Boyd*	2016	Chairman, Booking Holdings Inc.			✓	✓
Gregory D. Brenneman* Lead Director	2000	Executive Chairman, CCMP Capital Advisors, LLC
J. Frank Brown* Audit Committee Financial Expert	2011	Managing Director and Chief Operating Officer, General Atlantic LLC	Chair			✓
Albert P. Carey*	2008	Former Chief Executive Officer, PepsiCo North America		Chair	✓
Helena B. Foulkes*	2013	Chief Executive Officer, Hudson’s Bay Company			Chair	✓
Linda R. Gooden* Audit Committee Financial Expert	2015	Former Executive Vice President, Information Systems & Global Solutions, Lockheed Martin Corporation	✓	✓
Wayne M. Hewett*	2014	Senior Advisor, Permira, and Non-Executive Chairman, DiversiTech Corporation	✓	✓
Manuel Kadre*	2018	Chairman and Chief Executive Officer, MBB Auto Group	✓			✓
Stephanie C. Linnartz*	2018	Executive Vice President and Global Chief Commercial Officer, Marriott International, Inc.		✓	✓
Craig A. Menear	2014	Chairman, Chief Executive Officer and President, The Home Depot, Inc.
*   All director nominees are independent except Mr. Menear, our Chairman, Chief Executive Officer and President.
** The table reflects anticipated Board committee assignments, subject to each nominee’s election to the Board at the Meeting. Please see page 2 for information on our current Board committee composition.
			LDCC = Leadership Development and Compensation Committee NCGC = Nominating and Corporate Governance Committee

vi	The Home Depot 2019 Proxy Statement

CORPORATE GOVERNANCE

The Company has a long-standing commitment to strong corporate governance. Strong corporate governance promotes the long-term interests of shareholders, strengthens Board and management accountability, and helps build public trust in the Company. The Board has adopted policies and processes that foster effective Board oversight of critical matters such as strategy, risk management, financial and other controls, compliance, culture and management succession planning. The Board reviews our major governance documents, policies and processes regularly in the context of current corporate governance trends, regulatory changes and recognized best practices. The following sections provide an overview of our corporate governance structure, policies and processes, including key aspects of our Board operations.
BOARD OF DIRECTORS

Our Board currently has 14 members: Gerard J. Arpey, Ari Bousbib, Jeffery H. Boyd, Gregory D. Brenneman, J. Frank Brown, Albert P. Carey, Armando Codina, Helena B. Foulkes, Linda R. Gooden, Wayne M. Hewett, Manuel Kadre, Stephanie C. Linnartz, Craig A. Menear and Mark Vadon. Each director who served during Fiscal 2018 was, and each current director continues to be, independent other than Mr. Menear, our Chairman, CEO and President. Because Mr. Codina reached age 72 (our mandatory retirement age) in 2018, he is not standing for re-election and will be retiring from the Board when his current term expires at the Meeting. In addition, Mr. Vadon is stepping down from the Board at the end of his current term at the Meeting. Following the Meeting, the size of the Board will therefore be reduced to 12 members.
BOARD LEADERSHIP

We believe that having a combined Chairman, CEO and President, an independent Lead Director, and Board committees composed entirely of independent directors currently provides the best Board leadership structure for the Company. This structure, together with our other robust corporate governance practices, provides strong independent oversight of management while ensuring clear strategic alignment throughout the Company. Specifically, Mr. Menear, with input from our Lead Director, proposes strategic priorities to the Board, communicates the Board’s guidance to management, and is ultimately responsible for implementing the Company’s key strategic initiatives.
At the same time, the Company recognizes the importance of providing independent oversight of the Board. Accordingly, since 1998, the Company has had a Lead Director. Our Lead Director is an independent director elected annually by the independent members of the Board. Gregory D. Brenneman currently serves as our Lead Director. Our Lead Director:

•	Chairs Board meetings when the Chairman is not present, including presiding at executive sessions of the Board (without management present) at every regularly scheduled Board meeting;

•	Works with management to determine the information and materials provided to Board members;

•	Approves Board meeting agendas, schedules and other information provided to the Board;

•	Consults regularly with the Chairman on other matters that are pertinent to the Board and the Company;

•	Has the authority to call meetings of the independent directors;

•	Is available for communication and consultation with major shareholders upon request;

•	Serves as liaison between the Chairman and the independent directors; and

•	Conducts annual interviews of each independent director as part of the annual evaluation process.
To maximize the effectiveness of the Lead Director role, our Lead Director does not serve on any standing Board committees but is available to attend meetings of any of our Board committees and serve as a resource for the committees as needed.
COMMITTEES OF THE BOARD OF DIRECTORS

During Fiscal 2018, the Board had standing Audit, Nominating and Corporate Governance, Leadership Development and Compensation, and Finance Committees. The charters for each of the committees are available on the Company’s Investor Relations website at http://ir.homedepot.com under “Corporate Governance > Committee Members & Charters.” The current members of our committees, the principal functions of each

The Home Depot 2019 Proxy Statement	1

committee and the number of meetings held in Fiscal 2018 are shown below. Each member of each committee during Fiscal 2018 was, and each current member continues to be, independent under our Director Independence Standards, as well as applicable SEC rules and NYSE listing standards.

2	The Home Depot 2019 Proxy Statement

Name of Committee and Current Members		Committee Functions
Audit: J. Frank Brown, Chair Ari Bousbib Linda R. Gooden Wayne M. Hewett Manuel Kadre Mark Vadon Number of Meetings: 9	•
Oversees the Company’s accounting and financial reporting process, as well as the integrity of the Company’s consolidated financial statements and its internal control over financial reporting, including the audits thereof

	•	Has primary responsibility for overseeing risk assessment and risk management
	•	Has primary responsibility for overseeing data protection and cybersecurity risks
	•	Reviews the Company’s compliance with legal and regulatory requirements, including the FCPA and other anti-bribery laws
	•	Reviews the qualifications, performance and independence of the Company’s independent registered public accounting firm
	•	Oversees the performance of the Company’s internal audit function
	•	Reviews the Company’s compliance programs, including the whistleblower program, and the Company’s monitoring of such programs
Nominating and Corporate Governance: Armando Codina, Chair Gerard J. Arpey Jeffery H. Boyd Albert P. Carey Helena B. Foulkes Stephanie C. Linnartz Number of Meetings: 4	•	Develops the Company’s corporate governance practices and procedures and oversees the related risks
	•	Reviews and makes recommendations on significant Company policies affecting corporate and social issues
	•	Reviews and monitors the performance and composition of the Board and its committees
	•	Makes recommendations for director nominees
	•	Reviews the independence of directors
	•	Oversees communications between directors and shareholders
	•	Reviews and approves or ratifies related-party transactions involving executive officers and directors
	•	Oversees director engagement, education and orientation activities
Leadership Development and Compensation: Albert P. Carey, Chair Armando Codina Linda R. Gooden Wayne M. Hewett Stephanie C. Linnartz Number of Meetings: 5	•	Reviews and evaluates the performance of executive officers
	•	Reviews and recommends compensation of directors and the CEO and approves compensation of other executive officers
	•	Reviews and recommends policies, practices and procedures concerning compensation strategy and other human resources-related matters
	•	Administers stock incentive and stock purchase plans, including determining grants of equity awards under the plans
	•	Undertakes annual review and risk assessment of compensation policies and practices
	•	Oversees senior management succession planning policies and procedures
	•	Monitors the independence of its compensation consultant
Finance: Ari Bousbib, Chair Gerard J. Arpey Jeffery H. Boyd J. Frank Brown Helena B. Foulkes Manuel Kadre Mark Vadon	•	Oversees the management of the Company’s long-range financial outlook and finance-related risks
•
Reviews and recommends policies, practices and strategies concerning financial matters, including the Company’s capital structure, investments, use of derivatives, share repurchases, credit programs, credit ratings, and insurance

	•	Oversees the Company’s annual capital plan, significant capital investments, and strategies with respect to mergers and acquisitions activity
Number of Meetings: 4
Effective May 1, 2019, the Board approved certain changes to the composition of the committees in anticipation of Mr. Codina’s retirement and Mr. Vadon’s departure. As a result of those changes, and subject to the election

The Home Depot 2019 Proxy Statement	3

of the 12 director nominees discussed below under “Election of Directors,” the members of the committees following the Meeting are expected to be as follows:

Audit	Nominating and Corporate Governance	Leadership Development and Compensation	Finance
J. Frank Brown, Chair	Helena B. Foulkes, Chair	Albert P. Carey, Chair	Ari Bousbib, Chair
Ari Bousbib	Gerard J. Arpey	Linda R. Gooden	Gerard J. Arpey
Linda R. Gooden	Jeffery H. Boyd	Wayne M. Hewett	Jeffery H. Boyd
Wayne M. Hewett	Albert P. Carey	Stephanie C. Linnartz	J. Frank Brown
Manuel Kadre	Stephanie C. Linnartz		Helena B. Foulkes
Manuel Kadre
In determining the composition of the committees, the Board and the NCG Committee considered directors’ skills and qualifications in key areas relevant to the Company and each committee’s responsibilities. The table below lists the key skills, qualifications and attributes held by the members of our committees. For more information about the skills and qualifications of our Board members, see “2019 Director Nominees” beginning on page 13.

Audit	Nominating and Corporate Governance	Leadership Development and Compensation	Finance
Strategic Management	Strategic Management	Strategic Management	Strategic Management
Retail/Merchandising	Retail/Merchandising	Retail/Merchandising	Retail/Merchandising
CEO Experience	CEO Experience	CEO Experience	CEO Experience
Supply Chain	Supply Chain	Supply Chain	Supply Chain
IT	IT	IT	IT
Risk Management	E-commerce	E-commerce	E-commerce
Finance	Governance	Human Capital Management	Finance
Cybersecurity	Marketing/Communications	Marketing/Communications	Real Estate
International	International	International	International
Diversity	Diversity	Diversity	Diversity
ATTENDANCE AT BOARD, COMMITTEE AND ANNUAL SHAREHOLDER MEETINGS

The Board met six times during Fiscal 2018. The number of times that each standing committee of the Board met in Fiscal 2018 is shown in the previous section. Each director attended at least 75% of the meetings of the Board and of the committees of which he or she was a member during Fiscal 2018, except Ms. Foulkes. Ms. Foulkes attended 73.3% of the meetings of the Board and the committees of which she was a member during Fiscal 2018. She missed only the Board and committee meetings that occurred during the same week that she was appointed as the chief executive officer of Hudson’s Bay Company and was transitioning to her new company. She attended all other meetings of the Board and her committees during Fiscal 2018. Company policy provides that all directors are expected to attend annual shareholder meetings, absent extraordinary circumstances. Every director serving on our Board at the time of the 2018 annual meeting attended that meeting except for Karen Katen, whose service on the Board ended at that meeting.
BOARD ROLE IN STRATEGIC PLANNING

The Company’s strategy is rooted in enhancing our interconnected retail experience to better meet our customers’ changing needs and expectations. Our Board plays an important role in the continued evolution of the Company’s strategic planning process. At a dedicated strategy session each fall and through regular discussions at each quarterly Board meeting, our Board reviews the Company’s strategy and capabilities and actively engages with management to ensure that the Company is well-positioned to continue creating shareholder value. In Fiscal 2018, those discussions helped to refine our long-term strategy of investing in the One Home Depot experience.
As discussed in “Election of Directors” beginning on page 12, each director nominee possesses specific skills and qualifications that provide the Company with key insights into elements necessary to build our One Home Depot experience. As a result of our focus on Board composition, we believe we have a Board with an appropriate mix of skills, backgrounds and experiences that leverages its cognitive diversity to effectively oversee our strategy as the Company positions itself to remain agile in a dynamic retail environment.
BOARD OVERSIGHT OF RISK

The Board’s oversight of risk is accomplished through the identification of key risks facing the Company and the mapping of those risks to the appropriate Board committee and/or to the full Board, based on the nature of the risk. Our enterprise risk framework used to identify and manage those key risks considers a number of enterprise-level risks, including competitive environment, brand and reputation, regulatory and compliance, and security, as well as external and internal factors that could distract the Company from our business or derail our strategic objectives. The Board reviews these key risks and the related framework annually, and the Board or appropriate Board committees discuss selected risks in more detail throughout the year. The table below identifies key risk areas overseen by the Board and its committees.

Key Areas of Risk Oversight
Full Board
•	Has primary responsibility for risk oversight, including approval of strategic objectives and defining risk appetite
•	Delegates oversight of management of certain risks to Board committees
•	Receives regular reports from the committees regarding risk-related matters

Audit		Finance		LDC Committee		NCG Committee
•	Overall risk assessment and management	•	Long-range strategic planning	•	Senior executive compensation	•	Corporate governance
•	Financial exposures, statements, controls, systems, and reporting	•	Long-range financial outlook and finance-related risks	•	Senior executive succession planning	•	Director succession planning and board composition
•	Regulatory and compliance, including FCPA/anti-bribery and our whistleblower program	•	Capital structure, including investments and shareholder return principles	•	Overall risk related to the Company’s compensation policies and practices	•	Political spending and payments to trade associations
•	Data protection and cybersecurity	•	Annual capital plan and key capital investments	•	Human capital management	•	Environmental and social initiatives
•	Internal audit and related investigatory matters	•	Merger and acquisition strategy	•	Non-employee director compensation	•	Related party transactions
•	Quality, safety and responsible sourcing
As part of our risk assessment process, the Board and each committee receive presentations throughout the year from management regarding specific potential risks and trends as necessary. At each Board meeting, our Chairman, CEO and President has the opportunity to discuss in a directors-only session matters of particular importance or concern, including any significant, evolving or nascent risks that may be of concern to the Board or the Company, and our Lead Director presides over an executive session of our independent directors at which risks faced by the Company may be discussed. Additionally, during Board-level review of the Company’s short- and long-term strategies, as discussed in more detail above, the Board considers significant risks facing the Company, as well as emerging risks and current trends, and their potential impact. We believe that the practices described above and our current leadership structure facilitate effective Board oversight of our significant risks.
Certain of the risk areas identified in the table above are discussed in more detail below.
Enterprise Risk Management
In accordance with NYSE requirements and our Audit Committee charter, our Audit Committee has primary responsibility for overseeing risk assessment and management, including the Company’s major financial

4	The Home Depot 2019 Proxy Statement

exposures and compliance risks and the steps management has taken to monitor and control those exposures and risks. The Audit Committee stays apprised of significant actual and potential risks faced by the Company in part through review of quarterly reports from our Enterprise Risk Council, or ERC. Our ERC is composed of leaders from the principal functional areas of the Company and meets at least quarterly to discuss key risks and mitigation activities. The quarterly ERC reports identify the Company’s top risks and denote whether primary oversight of each risk resides with a particular Board committee or the full Board. The chair of the ERC, who is also our Vice President of Internal Audit and Corporate Compliance, reports the ERC’s risk analyses to senior management regularly, attends each quarterly Audit Committee meeting, and leads the Board’s annual review of our risk framework.
Data Protection and Cybersecurity
The Audit Committee also has primary responsibility for overseeing risks related to data protection and cybersecurity, although the full Board also exercises oversight over these risks. This oversight includes detailed reports to the Audit Committee and/or the full Board on data protection and cybersecurity matters from senior members of our IT department, including our Chief Information Officer and Chief Information Security Officer. The topics covered by these reports include risk identification and management strategies, consumer data protection, the Company’s ongoing risk mitigation activities, results of third party assessments and testing, updates on annual associate training and other specific training initiatives, and cybersecurity strategy and governance structure. In addition, our internal audit department routinely performs audits on various aspects of data protection and cybersecurity and reports the results of these audits in its quarterly internal audit report to the Audit Committee.
The chair of the ERC also chairs our Data Security and Privacy Governance Committee, which is composed of leaders from the functional areas of the Company. The Data Security and Privacy Governance Committee was created to provide enterprise-wide oversight and governance over data protection and cybersecurity, including oversight of related risks, mitigation and incident response plans, awareness and training programs, and regulatory compliance. Its activities are reported to the Audit Committee and/or full Board in the detailed reports referred to above.
FCPA and Anti-Bribery
The Audit Committee is also responsible for oversight of risks relating to bribery, corruption and FCPA compliance, in part through quarterly reports from our FCPA Oversight Committee, which oversees enterprise-wide compliance with the FCPA and the anti-bribery laws of the other jurisdictions in which we conduct business. The FCPA Oversight Committee is composed of our Executive Vice President, General Counsel and Corporate Secretary, who chairs the committee, our Chief Financial Officer and Executive Vice President – Corporate Services, our Vice President of Internal Audit and Corporate Compliance, and representatives from each non-U.S. division, the business functions responsible for administration of our policies, and the business functions that manage our transactions outside of the U.S.
Environmental, Social and Governance
We believe that attention to material ESG matters is a foundational element of how we run our business and aligns closely with our corporate values. Because it encompasses such a broad area, ESG oversight is divided among several committees and the full Board.

•
The LDC Committee oversees risks related to human capital management, including matters relating to associate compensation and benefits, associate engagement and training, and diversity and inclusion. The LDC Committee was directly engaged in overseeing the disclosure of additional workforce diversity statistics in late 2018.

•	The Audit Committee oversees our responsible sourcing program and related supply chain risks.

•
The NCG Committee has primary responsibility for oversight of ESG matters generally. This oversight includes reviewing and making recommendations to the Board regarding our environmental, social and governance practices as well as corporate political activity and payments to trade associations. The NCG Committee receives regular reports on ESG engagements with shareholders and related investor feedback, as well as information on recent developments with respect to ESG matters.

The Home Depot 2019 Proxy Statement	5

•
Each year, the full Board receives a report on our sustainability strategy and activities, including a discussion of our ESG communications and our annual Responsibility Report. Our annual Responsibility Report describes our progress and initiatives regarding corporate social responsibility and sustainability, and is available on our website at https://corporate.homedepot.com/responsibility.

In Fiscal 2018, in response to feedback from investors and other stakeholders, the Company formed an ESG Communication Task Force focused on identifying key ESG-related issues of concern to our stakeholders and developing strategies to better communicate the Company’s current ESG efforts. As a result of those efforts, the Company created a dedicated web page to provide access to information about the Company’s ESG efforts, which can be found at http://ir.homedepot.com/esg-investors.
COMPANY CULTURE: DOING THE RIGHT THING

The Home Depot has a strong commitment to ethics and integrity, and we are a values- and culture-centric business. Our values are present in the way we do business and are more formally codified in the Company’s Business Code of Conduct and Ethics. These values and our culture are also reflected in our 2018 Responsibility Report, which can be found on our website at https://corporate.homedepot.com/responsibility.

Inverted Pyramid and Values Wheel
The Company’s culture is based on our servant leadership philosophy represented by the inverted pyramid, which puts primary importance on our customers and our associates by positioning them at the top, with senior management at the base in a support role. We bring our culture to life through our core values, values that serve as the foundation of our business and the guiding principles behind the decisions we make every single day. We believe our culture helps set us apart and provides a distinct competitive advantage for The Home Depot.
We empower our associates to deliver a superior customer experience, and we reward associates who provide excellent customer service and embody The Home Depot values. We routinely measure our culture and values through associate surveys, which are done on an annual or more frequent basis, and by using our values as a basis for our associate performance reviews. Our officers and other leaders also participate in programs designed to build and strengthen our culture and to help it support the organizational changes necessary to create the One Home Depot experience. These programs include training on leadership skills, cross-functional collaboration, inclusiveness, sexual harassment prevention, unconscious bias, and associate engagement. The Board and its committees provide oversight and guidance to support the continued focus on and importance of culture to our Company.
Business Code of Conduct and Ethics
The Company has a Business Code of Conduct and Ethics that is applicable to all directors, officers and associates of the Company, including the CEO and the CFO. The Business Code of Conduct and Ethics reflects our strong commitment to ethics and integrity, and provides guidance on making decisions that align with our core values. The complete text of the code is available on the Company’s Investor Relations website at http://ir.homedepot.com

6	The Home Depot 2019 Proxy Statement

under “Corporate Governance > Overview” and is also available in print at no charge upon request. The Company will post any amendments to or waivers from the Business Code of Conduct and Ethics (to the extent applicable to the Company’s executive officers and directors) at this location on its website.
SHAREHOLDER OUTREACH AND ENGAGEMENT

We approach shareholder engagement as an integrated, year-round process involving senior management, our investor relations team and our corporate governance team. As discussed in the Proxy Statement Summary, in 2018 we enhanced our shareholder engagement process, with a specific focus on ESG matters, including the matters raised by the shareholder proposals on the ballot at our 2018 annual meeting. In the past year, we have engaged with holders representing over 40% of our outstanding shares to discuss these matters. The Board values our shareholders’ perspectives, and feedback from our shareholders on our business, corporate governance, executive compensation and sustainability practices have been important considerations for Board discussions throughout the year. The feedback we received from our recent engagements influenced several changes, including:

•	Providing enhanced diversity disclosure on our website showing statistics reflecting the ethnic and gender diversity of our U.S. workforce.

•	Amending our By-Laws to reduce the percentage of outstanding shares required to call a special meeting of shareholders from 25% to 15%.

•	Updating our executive compensation clawback policy to specifically include conduct that causes significant reputational harm to the Company.

•	Updating our Investor Relations website to provide a page dedicated to disclosure of ESG matters to better enable our investors to access key information about oversight and management of these areas
We are planning to continue this enhanced program of ESG engagement going forward.
GOVERNANCE BEST PRACTICES

Our Board believes that effective governance means regular and thoughtful evaluation of the Company’s governance policies and processes in light of the broader governance landscape. As a result, our governance framework contains a variety of methods for shareholder engagement, as well as mechanisms to ensure effective Board operations.

Shareholder Rights
Our shareholders have the following important rights:

•
Right to call a special meeting of shareholders. Following our expanded ESG shareholder engagement program in 2018, we amended our By-Laws in early 2019 to reduce the threshold for calling a special meeting to holders of 15% or more of our common stock, from the prior 25%.

•	Right to act by majority written consent in lieu of a meeting.

•
A “proxy access” right. This right permits a shareholder, or group of up to 20 shareholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the shareholders and the nominees satisfy the requirements specified in the Company’s By-Laws.

In addition, as described in more detail on page 10, shareholders may recommend Board candidates for consideration by our NCG Committee.
Corporate Governance Guidelines
The Company maintains Corporate Governance Guidelines that establish a common set of expectations to assist the Board and its committees in performing their duties. The table below provides an overview of several key elements of our Guidelines, which are available on the Company’s Investor Relations website at http://ir.homedepot.com under “Corporate Governance > Overview” and in print at no charge upon request.

The Home Depot 2019 Proxy Statement	7

Key Corporate Governance Guidelines Provisions
Outside Board Policy
We limit the number of other public company boards our directors may join to ensure that a director is not “overboarded” and is able to devote the appropriate amount of time and attention to the oversight of the Company. A director who is in an active, full-time role with a for-profit business may not serve on more than three other public company boards. Other directors may not serve on more than four other public company boards. In addition, Mr. Menear, our Chairman, CEO and President, may not serve on more than one other public company board. Any director seeking to join the board of directors of another public company or for-profit organization must first notify the NCG Committee and obtain its approval to continue as a member of our Board.

Succession Planning
A key responsibility of the Board is overseeing the identification and development of senior leadership. Both the Board and LDC Committee are actively engaged in succession planning. The LDC Committee oversees the development and implementation of succession plans for senior leadership positions. This process includes review and discussion of the performance and development of senior leadership on a regular basis, along with management’s evaluation and recommendations for senior leadership succession. The Board also annually reviews succession plans for senior management and the CEO, including both a long-term succession plan and an emergency succession plan. To assist the Board, our CEO annually provides his assessment of senior leaders and their potential to succeed at key senior management positions. The Board meets potential leaders at many levels across the organization through formal presentations and informal events throughout the year, including through the store walks and management meetings that are part of our director engagement program.

Director Engagement, Education and Orientation Program
The NCG Committee oversees the director engagement, continuing education and orientation program, which includes both internal activities and access to external programming. Our on-going engagement program includes periodic walks of our stores and other facilities and in-depth meetings with management to provide our directors with the opportunity to observe our strategic initiatives in action and to expand their insight into business operations and activities. We also have a structured director orientation program for new directors during their first year on the Board. This program includes information sessions with committee chairs and senior management and visits to our stores and facilities to accelerate their on-boarding. We also provide all directors with membership in the National Association of Corporate Directors and continuing education opportunities.

Board Self-Evaluations
Each year, the Board, as required by our Corporate Governance Guidelines, conducts an evaluation of its performance and effectiveness. As set forth in its charter, the NCG Committee oversee this process, which includes two key components. First, the Board and each committee conduct self-evaluations in executive session, generally at the first regularly scheduled meetings of the fiscal year. These self-evaluations solicit feedback on a range of issues, including Board and committee structure, culture and dynamics; meeting content; and interactions with management. Second, our Lead Director conducts individual interviews with each of the directors. These interviews address similar topics, with the one-on-one setting permitting more detailed feedback on Board operations and director performance, as well as providing opportunities for mentoring newer directors. The feedback from these interviews is discussed with the full Board at its February meeting.

DIRECTOR INDEPENDENCE

The Director Independence Standards in our Corporate Governance Guidelines, which are available on the Company’s Investor Relations website at http://ir.homedepot.com under “Corporate Governance > Overview,” exceed the independence standards adopted by the NYSE. Pursuant to these Guidelines, the Board and the NCG Committee reviewed the independence of each current director in early 2019. During this review, the Board and the NCG Committee considered all relevant facts and circumstances related to transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management

8	The Home Depot 2019 Proxy Statement

to determine whether any such relationship or transaction would prohibit a director from being independent under SEC rules, NYSE listing standards and the Company’s Director Independence Standards.
Based on this review and the recommendation of the NCG Committee, the Board affirmatively determined that all of our current directors and director nominees are independent except Craig A. Menear, our Chairman, CEO and President.
The Company has purchase, sale and other transactions and relationships in the normal course of business with companies with which certain Company directors are associated but which our Board determined are not material to our Company, the directors or, except as otherwise indicated below, the companies with which the directors are associated. These transactions were reviewed and considered by the Board and the NCG Committee in determining the independence of Company directors. In particular, the Board and the NCG Committee took into account the following transactions during Fiscal 2018:

•	Mr. Arpey served as a director of S.C. Johnson & Son, Inc., from which we purchased cleaning supply merchandise.

•	Mr. Boyd served as Chairman of Booking Holdings Inc., from which we purchased travel-related services, and as a director of CLEAR, LLC, from which we purchased travel-related services.

•
Mr. Brenneman served as Executive Chairman of CCMP Capital Advisors, LLC, which manages funds that have or had an equity interest in (1) The Hillman Companies, Inc. (“Hillman”), from which we purchased fasteners and other small hardware items; (2) Cabela’s Inc., from which we purchased outdoor goods; and (3) Shoes for Crews, from which we purchased footwear. In Fiscal 2018, the Company was one of Hillman’s largest customers. Mr. Brenneman does not serve as a director or officer of any of these portfolio companies.

•
Mr. Brown served as Managing Director and Chief Operating Officer of General Atlantic LLC, which manages funds that have or had an equity interest in (1) Absolute Barbeque, from which we purchased food items; (2) Adyen B.V., from which we purchased payment services; (3) Airbnb, Inc., from which we purchased lodging services; (4) BuzzFeed, Inc., from which we purchased media services; (5) Flipp Corporation, from which we purchased digital retail services; (6) Mi9 Retail, Inc., from which we purchased software; (7) Mu Sigma Inc., from which we purchased data analytics consulting services; (8) Slack Technologies, from which we purchased collaboration technology services; (9) Snap, Inc., from which we purchased media services; (10) Torchy’s Tacos, from which we purchased food items; (11) Tory Burch, LLC, from which we purchased associate recognition gifts; (12) Typeform S.L., from which we purchased data collection software services; and (13) Uber Technologies, Inc., from which we purchased transportation services. Mr. Brown does not serve as a director or officer of any of these portfolio companies.

•	Mr. Carey served as Chief Executive Officer of PepsiCo North America, from which we purchased food and beverage products.

•	Ms. Foulkes served as Chief Executive Officer and a member of the board of directors of Hudson’s Bay Company, from which we purchased associate gifts and apparel.

•
Ms. Gooden served as a director of Automatic Data Processing, Inc., from which we purchased payroll and tax services; and as a director of General Motors Company, from which we purchased automobiles and related services.

•
Mr. Hewett served as Non-Executive Chairman of DiversiTech Corporation, from which we purchased heating, ventilating, air conditioning, refrigeration and other related merchandise, and as a director of Wells Fargo & Company, from which we obtained banking and financial services.

•	Mr. Kadre served as a director of Republic Services, Inc., from which we purchased waste management services.

•	Ms. Linnartz served as Executive Vice President and Global Chief Commercial Officer of Marriott International, Inc., from which we purchased lodging and event-related services.

•	Mr. Vadon served as a director of Qurate Retail, Inc., from which we purchased digital goods and services, and as a director of New Engen, Inc. from which we purchased digital marketing services.

In each instance described above, the amount of payments made and received by each entity represented an immaterial percentage of the Company’s and, except as otherwise stated above, the other entity’s revenues. The Board and the NCG Committee believe that all of the transactions and relationships during Fiscal 2018

The Home Depot 2019 Proxy Statement	9

described above were on arm’s-length terms that were reasonable and competitive and that the directors did not participate in or receive any direct personal benefit from these transactions.
RELATED-PARTY TRANSACTIONS

The NCG Committee reviews all related-party transactions involving a Board member or executive officer of the Company subject to Section 16 of the Exchange Act. To help identify related-party transactions, each director and executive officer completes a questionnaire that requires the disclosure of any transaction that the person, or any member of his or her immediate family, has or will have with the Company. Our GC also conducts an independent investigation that includes a review of the Company’s financial systems to determine if a director or executive officer, or a company with which he or she is affiliated, engaged in transactions with the Company during the fiscal year.
In accordance with its charter, the NCG Committee reviews and approves, ratifies or rejects any transaction involving a related party that is identified. In approving, ratifying or rejecting a related-party transaction, the NCG Committee considers such information as it deems important to determine whether the transaction is on reasonable and competitive terms and is fair to the Company. Transactions that are determined to be directly or indirectly material to the Company or a related party are disclosed in the Company’s Proxy Statement. During Fiscal 2018, there were no related-party transactions that require disclosure in this Proxy Statement.
SELECTING NOMINEES TO THE BOARD OF DIRECTORS

The NCG Committee is responsible for considering candidates for the Board and recommending director nominees to the Board. All members of the NCG Committee have been determined to be independent by the Board pursuant to SEC rules, NYSE listing standards and the Company’s Director Independence Standards.
The NCG Committee considers candidates for nomination to the Board from a number of sources. Current members of the Board are considered for re-election unless they have notified the Company that they do not wish to stand for re-election and provided they have not reached age 72 by the calendar year-end immediately preceding the Company’s next annual meeting of shareholders. The NCG Committee may also consider candidates recommended by current members of the Board, members of management and shareholders, as discussed below under “Director Candidates Recommended by Shareholders.”
From time to time, the NCG Committee engages independent search firms to assist in identifying potential Board candidates. Services provided by the search firms include identifying and assessing potential director candidates meeting criteria established by the NCG Committee, verifying information about the prospective candidate’s credentials, and obtaining a preliminary indication of interest and willingness to serve as a Board member. During Fiscal 2018, the NCG Committee engaged the third-party search firm Heidrick & Struggles International, Inc. to assist it in identifying and assessing potential director candidates. Mr. Kadre, who was appointed to our board in October 2018, was recommended by a non-employee director, and the search firm assisted with his assessment.
The NCG Committee evaluates all candidates, regardless of who recommended the candidate, based on the same criteria. The criteria and the process by which director nominees are considered and selected are discussed further below under “Election of Directors.”
DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS

The NCG Committee will consider all candidates recommended by a shareholder (or group of shareholders) who owns at least 1% of the Company’s outstanding shares of common stock and who has held such shares for at least one year as of the date of the recommendation. If the shareholder does not meet these requirements, the NCG Committee may, but is not obligated to, evaluate the candidate and consider him or her for nomination to the Board. A shareholder wishing to recommend a candidate must submit the following documents to the Corporate Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, Building C-22, Atlanta, Georgia 30339 not less than 120 calendar days prior to the anniversary of the date on which the Company’s Proxy Statement was released to shareholders in connection with the previous year’s annual meeting of shareholders:

10	The Home Depot 2019 Proxy Statement

•	A recommendation that identifies the candidate and provides contact information for that candidate;

•	The written consent of the candidate to serve as a director of the Company, if elected; and

•	Documentation establishing that the shareholder making the recommendation meets the ownership requirements set forth above.
If the candidate is to be evaluated by the NCG Committee, the Corporate Secretary will request from the candidate a detailed résumé, an autobiographical statement explaining the candidate’s interest in serving as a director of the Company, a completed statement regarding conflicts of interest, and a waiver of liability for a background check. These documents must be received from the candidate before the first day of February preceding the annual meeting of shareholders.
COMMUNICATING WITH THE BOARD

Shareholders and others who are interested in communicating directly with the Board, our Lead Director, or other independent directors, including those wishing to express concerns relating to accounting, internal controls, audit matters, fraud or unethical behavior, may do so by e-mail at HD_Directors@homedepot.com or by writing to the directors at the following address:
[Name of Director or Directors]
c/o Corporate Secretary
The Home Depot, Inc.
2455 Paces Ferry Road
Building C-22
Atlanta, Georgia 30339

The Corporate Secretary reviews and provides the Board and the NCG Committee with a summary of all such communications and a copy of any correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or the standing committees of the Board or that otherwise requires the attention of the Board and the NCG Committee. Correspondence relating to accounting, internal controls or auditing matters is brought to the attention of the Company’s internal audit department and, if appropriate, to the Audit Committee. All communications are treated confidentially.

The Home Depot 2019 Proxy Statement	11

ELECTION OF DIRECTORS
(ITEM 1 ON THE PROXY CARD)

The Board is elected annually by shareholders to oversee the long-term health and the overall success and financial strength of the Company’s business. The NCG Committee is responsible for considering candidates for the Board and recommending director nominees for the Board.
DIRECTOR CRITERIA AND QUALIFICATIONS

The NCG Committee, when considering the composition of our Board, focuses on ensuring a mix of directors that collectively possess the breadth of expertise and experience appropriate for a retailer of our size and geographic scope. The Company is the world’s largest home improvement retailer, with more than 2,280 retail stores in the United States, Canada and Mexico, and our business involves all facets of retail, including merchandising, supply chain, finance, real estate, human resources, information technology and cybersecurity, e-commerce, strategic management, marketing and communications, international commerce, and corporate governance. The NCG Committee evaluates each director candidate on the basis of the length, breadth and quality of the candidate’s business experience, the applicability of the candidate’s skills and expertise to the Company’s business and strategic direction, the perspectives that the candidate would bring to the entire Board, and the personality or “fit” of the candidate with existing members of the Board and management.
The NCG Committee seeks directors who can:

•	Demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;

•	Be prepared to represent the best interests of all Company shareholders and not just one particular constituency;

•	Demonstrate a record of professional accomplishment in his or her chosen field; and

•	Be prepared and able to participate fully in Board activities, including membership on at least two committees.
BOARD REFRESHMENT AND DIVERSITY

We routinely assess the composition of the Board and aim to strike a balance between the knowledge and understanding of the business that comes from longer-term service on the Board and the fresh ideas and perspective that can come from adding new members. We also consider the expertise and cognitive diversity that is needed as our business changes and expands. As explained in more detail below, we also recognize the importance of having diversity of age, gender, race and ethnicity on the Board.
Our independent director nominees have a balance of tenure, age and diversity, which provides our Board with an effective mix of experience and fresh perspective

TENURE

years of service

0-4
5-8
9-12
>12

AVERAGE TENURE

6.4
YEARS

AVERAGE AGE

59.0
YEARS

DIVERSITY %

45.5%

% reflects diversity of gender, ethnicity, or race

12	The Home Depot 2019 Proxy Statement

The retail landscape has rapidly evolved over the past ten years, and, if anything, the pace of change is expected to accelerate in the future. We believe that Board refreshment is critical as the Company’s business strategy continues to evolve with the competitive landscape, particularly as we build the One Home Depot experience. In the past six years, we have added seven new independent directors, comprising over 50% of our current Board. Several of these directors have first-hand experience building an interconnected experience for their own companies’ customers.
At the same time, we believe that we benefit from having several seasoned directors, including our Lead Director, who are well-versed in the Company’s business and help facilitate the transfer of institutional knowledge. Having a tenured Lead Director who has served with four of our CEOs and through several different business cycles has proven extremely valuable, particularly as we have added new Board members and experienced senior management transitions. We believe the average tenure of our independent directors reflects the balance the Board seeks between different perspectives brought by long-serving and new directors.
In addition, the NCG Committee recognizes the importance of selecting directors from various backgrounds and professions to ensure that the Board as a whole has a wealth of experiences and perspectives to inform its decisions and enhance its cognitive diversity. We believe diversity makes our business stronger and more innovative. In addition to focusing on the skills and experience necessary to meet the core needs of the Company, the NCG Committee considers the ability of the candidate to contribute to the Board by leveraging and valuing a broad set of experiences, including the director’s ethnic, gender, generational, and racial diversity.
To accomplish this goal, the NCG Committee is committed to including in each director search candidates who reflect diverse backgrounds, including diversity of race and gender. The NCG Committee assesses the composition, including the diversity, of the Board at least once a year and more frequently as needed, particularly when considering potential new candidates.
2019 DIRECTOR NOMINEES

After evaluating the performance and experience of each of the current directors and the composition of the full Board, the NCG Committee and the Board have recommended the election of 12 of our 14 incumbent Board members. As noted earlier, Mr. Codina reached age 72 in 2018. In accordance with our Corporate Governance Guidelines, he is not standing for re-election and is retiring from service on the Board at the Meeting. In addition, Mr. Vadon is stepping down from the Board at the Meeting at the end of his current term.
As detailed in the table below and in each director’s biography below, our Board collectively leverages its strengths in the following areas:

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The table below summarizes why these skills, qualifications and attributes are important to us and how the composition of our nominees for the Board, as a whole, meets these needs.

Qualifications and Attributes	Relevance to The Home Depot	Board Composition
Retail/Merchandising	Experience in the retail industry provides a relevant understanding of our business, strategy and marketplace dynamics.	5 of 12
Strategic Management	We allocate capital and undertake new initiatives to run our operations, grow our business, and return value to shareholders.	11 of 12
Supply Chain	Directors with expertise in the management of relationships with suppliers and customers provide important perspectives on achieving efficient operations and building partnerships to support growth.	5 of 12
Marketing/Communications	Directors with this expertise provide important perspective on expanding market share and communicating with our customers and other stakeholders.	6 of 12
E-Commerce	E-commerce is an essential part of the Company’s One Home Depot strategy for growth and optimizing the customer experience.	4 of 12
Real Estate	Given our significant physical footprint, directors with real estate experience can provide insight on opportunities and managing our locations.	2 of 12
Human Capital Management	With our significant associate population, directors with experience in organizational management and talent development provide key insights into developing and investing in our associates.	12 of 12
Information Technology	We rely on technology to manage customer, associate and supplier data and deliver products and services to the market.	4 of 12
Data Protection/Cybersecurity	The protection of customer, associate, and supplier data is of the utmost importance and will continue to grow in importance as we expand technological capabilities.	2 of 12
International	With global operations in several countries, international experience helps us understand opportunities and challenges.	9 of 12
Finance	Our business involves complex financial transactions and reporting requirements.	8 of 12
Governance	As a public company, we and our shareholders expect effective oversight and transparency.	6 of 12
CEO Experience	The significant leadership experience that comes from a CEO role can provide insight on business operations, driving growth, and building and strengthening corporate culture.	9 of 12
Diversity	We believe diversity strengthens our competitive advantage and reflects the customers we serve.	5 of 12
Each of the 12 individuals nominated for election to the Board would hold office until the 2020 Annual Meeting of Shareholders and until his or her successor is elected and qualified. Each nominee has agreed to serve as a director if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, the Board may reduce the number of directors that serve on the Board or choose a substitute nominee in accordance with our By-Laws.

14	The Home Depot 2019 Proxy Statement

The 12 nominees for election to the Board, as well as the anticipated Board committee assignments assuming each nominee is elected at the Meeting, are set forth below.

GERARD J. ARPEY

Mr. Arpey has been a partner in Emerald Creek Group, LLC, a private equity firm based in Southern California, since 2012. Prior to his retirement in November 2011, Mr. Arpey served as Chief Executive Officer of AMR Corporation, a global airline holding company, and its subsidiary American Airlines, from 2003 through November 2011, immediately prior to their voluntary filing for reorganization under Chapter 11 of the U.S. Bankruptcy Code. From 2004 through November 2011, he was also Chairman of the AMR Board of Directors. Mr. Arpey previously served as American Airlines’ President and Chief Operating Officer, Senior Vice President of Finance and Planning, and Chief Financial Officer. Mr. Arpey currently serves on the board of directors of S. C. Johnson & Son, Inc., a privately-held company. He is also a trustee of the American Beacon Funds.
Skills and qualifications: Mr. Arpey brings to the Board extensive organizational management, strategic, financial, IT, governance, and international experience from his service as chairman, chief executive officer, and chief financial officer of one of the largest global airlines and service as a director of public and private companies.
Other U.S. Public Company Board Memberships in Past Five Years:

None

Director since: 2015
Age: 60
Committees: Nominating and Corporate Governance Finance

ARI BOUSBIB

Mr. Bousbib serves as Chairman and Chief Executive Officer of IQVIA Holdings Inc. (formerly known as Quintiles IMS Holdings, Inc.), a leading global provider of advanced analytics, technology solutions and contracted research services to the life sciences industry. He assumed this position in October 2016 following the merger of IMS Health Holdings, Inc. (“IMS Holdings”) and Quintiles Transnational Holdings, Inc. From 2010 to October 2016, Mr. Bousbib served as Chairman and Chief Executive Officer of IMS Health Incorporated, a subsidiary of IMS Holdings, and he also served as Chairman, Chief Executive Officer and President of IMS Holdings since its initial public offering in 2014. Prior to joining IMS Health, Mr. Bousbib spent 14 years at United Technologies Corporation (“UTC”), a commercial aerospace, defense and building industries company. From 2008 until 2010, he served as President of UTC’s Commercial Companies, including Otis Elevator Company (“Otis”), Carrier Corporation, UTC Fire & Security and UTC Power. From 2002 until 2008, Mr. Bousbib was President of Otis, and from 2000 until 2002, he served as its Chief Operating Officer. Prior to joining UTC, Mr. Bousbib was a partner at Booz Allen Hamilton, a global management and technology consulting firm.
Skills and qualifications: In serving on our Board, Mr. Bousbib draws from his experience with managing large, sophisticated businesses, including oversight of extensive global operations, as well as strategic, finance, supply chain and IT matters. He plays a key role in the Board’s oversight of the Company’s supply chain, IT, international and finance matters, as well as providing insight into the development of corporate strategy.

Other U.S. Public Company Board Memberships in Past Five Years:
IQVIA Holdings Inc. (2016 to present)
IMS Health Holdings, Inc. (2014-2016)

Director since: 2007
Age: 58
Committees: Audit Finance (Chair)

The Home Depot 2019 Proxy Statement	15

JEFFERY H. BOYD

Mr. Boyd has served in a number of senior executive positions during his long and successful tenure at Booking Holdings Inc. (“Booking”) (formerly known as The Priceline Group, Inc.), a leading provider of online travel and related services. His strategic leadership at Booking guided the company to grow from a loss in 2002 to a multi-billion dollar profitable business. Since June 2018, he has served as Chairman of the Board of Booking, and from January 2017 to June 2018, he served as its Executive Chairman. Prior to January 2017, Mr. Boyd served in a number of roles of increasing responsibility at Booking, including most recently as its President and Chief Executive Officer from November 2002 until December 2013, Chairman from January 2013 to December 2016, and interim Chief Executive Officer and President during a portion of 2016. Mr. Boyd was Booking’s President and Co-Chief Executive Officer from August 2002 to November 2002; its Chief Operating Officer from November 2000 to August 2002; and its Executive Vice President, General Counsel and Secretary from January 2000 to October 2000. Prior to joining Booking, Mr. Boyd was Executive Vice President, General Counsel and Secretary of Oxford Health Plans, Inc.
Skills and qualifications: Mr. Boyd brings to our Board extensive experience in global e-commerce, sales, and digital marketing, as well as proven leadership, corporate governance and strategic management skills. His e-commerce experience provides valuable insights into the continued execution and evolution of our interconnected retail strategy.
Other U.S. Public Company Board Memberships in Past Five Years:

Booking Holdings Inc. (2001 to present)

Director since: 2016
Age: 62
Committees: Nominating and Corporate Governance Finance

GREGORY D. BRENNEMAN

Mr. Brenneman, our Lead Director, serves as Executive Chairman of CCMP Capital Advisors, LLC (“CCMP”), a private equity firm with over $3 billion under management, a position he has held since October 2016. Previously, he served as Chairman of CCMP from 2008 until October 2016 and as its President and Chief Executive Officer from February 2015 until October 2016. He is also Chairman and Chief Executive Officer of TurnWorks, Inc., a private equity firm focusing on corporate turnarounds, which he founded in 1994. Prior to joining CCMP, Mr. Brenneman led restructuring and turnaround efforts at Quiznos, Burger King Corporation, PwC Consulting, a division of PricewaterhouseCoopers (“PwC”), and Continental Airlines, Inc. that resulted in improved customer service, profitability, and financial returns.
Skills and qualifications: As a successful business leader who has been involved in several well-known corporate spin-off and turnaround-driven transformations, Mr. Brenneman has an extensive background in general management of large organizations and expertise in accounting and corporate finance, retail, supply chain, marketing, and international matters. In addition, his directorships at other public companies provide him with broad experience on governance issues.
Other U.S. Public Company Board Memberships in Past Five Years:

PQ Group Holdings Inc. (2017 to present)
Baker Hughes, a GE company (2017 to present)
Baker Hughes Incorporated (2014-2017)
Milacron Holdings Corp. (2015-2017)
Automatic Data Processing, Inc. (2001-2014)
Francesca’s Holdings Corporation (2010-2015)

Director since: 2000
Age: 57
Lead Director

16	The Home Depot 2019 Proxy Statement

J. FRANK BROWN

Mr. Brown serves as Managing Director and Chief Operating Officer of General Atlantic LLC, a global growth equity firm, which he joined in 2011. From 2006 to 2011, Mr. Brown was Dean of INSEAD, an international business school with campuses in France, Singapore and Abu Dhabi. Before his appointment as Dean of INSEAD, he served as a member of its Board and as Chairman of its U.S. Council. Prior to his tenure at INSEAD, Mr. Brown spent 26 years at PwC, where he held a series of leadership roles, including head of its Assurance and Business Advisory Service, Transactions Services, and Corporate Development practices, and most recently the leader of the $3.5 billion Advisory Services operating unit of PwC. He also launched PwC’s Genesis Park, a leadership development program to train the next generation of global leaders within the firm. Mr. Brown is a trustee of The Asia Society and a member of the American Institute of Certified Public Accountants. He is also an author and frequent speaker on leadership.
Skills and qualifications: Mr. Brown is a seasoned international business and academic leader whose strong technical expertise in financial and accounting matters qualifies him as an “audit committee financial expert” under SEC guidelines, as described in the “Audit Committee Report” on page 22 of this Proxy Statement, and he serves in such capacity on our Audit Committee.
Other U.S. Public Company Board Memberships in Past Five Years:

None

Director since: 2011
Age: 62
Audit Committee Financial Expert Committees: Audit (Chair) Finance

ALBERT P. CAREY

Prior to his retirement in early 2019, Mr. Carey served as Chief Executive Officer of PepsiCo North America, a consumer products company, from 2016 to March 2019. In this role, he was responsible for leading PepsiCo’s beverages, Frito-Lay and Quaker Foods businesses in North America. Previously, he was Chief Executive Officer of PepsiCo North America Beverages from 2011 to 2016, and President and Chief Executive Officer of Frito-Lay North America, the largest North American business division of PepsiCo, from 2006 to 2011. He also served as President of PepsiCo Sales, the sales division of PepsiCo, from 2003 to 2006, in charge of PepsiCo’s sales and customer management for its retail, food service and fountain businesses. Other positions that Mr. Carey has held at PepsiCo include Chief Operating Officer of PepsiCo Beverages & Foods North America, and Chief Operating Officer of Frito-Lay North America. Prior to his career at PepsiCo, Mr. Carey spent seven years at The Procter & Gamble Company.
Skills and qualifications: Having served in a number of senior executive positions at PepsiCo, Mr. Carey enhances our Board’s experience in and oversight of retail, supply chain and marketing matters, as well as contributing to the general management and strategic business development skills of our Board.
Other U.S. Public Company Board Memberships in Past Five Years:

Unifi, Inc. (2018 to present)

Director since: 2008
Age: 67
Committees: Leadership Development and Compensation (Chair) Nominating and Corporate Governance

The Home Depot 2019 Proxy Statement	17

HELENA B. FOULKES

Ms. Foulkes is the Chief Executive Officer and a member of the board of directors of Hudson’s Bay Company (“HBC”), a multinational retailer, a position she has held since February 2018. Prior to HBC, she served as Executive Vice President of CVS Health Corporation (“CVS”), an integrated pharmacy health care provider and retailer, and President of CVS Pharmacy, from 2014 to February 2018. At CVS, Ms. Foulkes also served as Executive Vice President and Chief Health Care Strategy and Marketing Officer from 2011 to 2013; Executive Vice President and Chief Marketing Officer from 2009 to 2011; Senior Vice President of Health Services of CVS Pharmacy from 2007 to 2009; Senior Vice President, Marketing and Operations Services during a portion of 2007; and Senior Vice President, Advertising and Marketing from 2002 to 2007. Additionally, Ms. Foulkes held positions in Strategic Planning, Visual Merchandising, and Category Management during her 20-plus years with CVS.
Skills and qualifications: With a deep retail background, Ms. Foulkes brings to our Board significant experience in innovative marketing strategies, retail operations, merchandising, e-commerce, and real estate. In addition, her tenure with CVS provides insight into healthcare and associate wellness-related issues.
Other U.S. Public Company Board Memberships in Past Five Years:

None

Director since: 2013
Age: 54
Committees: Nominating and Corporate Governance (Chair) Finance

LINDA R. GOODEN

Ms. Gooden enjoyed a 30-plus year career in various senior leadership roles with Lockheed Martin Corporation (“Lockheed”), a global aerospace, defense, security and advanced technologies company. Before her retirement, she most recently served as Executive Vice President, Information Systems & Global Solutions (“IS&GS”) of Lockheed from 2007 to 2013. Under her leadership as Executive Vice President of IS&GS, Lockheed expanded its IT capabilities beyond government customers to international and commercial markets. She also served as Lockheed’s Deputy Executive Vice President, Information and Technology Services from October to December 2006 and its President, Information Technology from 1997 to December 2006. In her role as President of Lockheed’s IT division, Ms. Gooden grew the business over a 10-year period to become a multi-billion dollar business.
Skills and qualifications: Ms. Gooden brings to our Board her strong leadership capability demonstrated through her career at Lockheed. She has an extensive background in IT and cybersecurity (including achievement of a Cyber Risk Oversight Certification from NACD in 2018), significant operations and strategic planning expertise, and experience in business restructuring, finance, communications and risk management. She also brings to our Board her experience as a director at other public companies, particularly in the areas of finance, audit, strategic investments, acquisitions and divestitures. She serves as an “audit committee financial expert” on our Audit Committee, as described in the “Audit Committee Report” on page 22 of this Proxy Statement, and takes regular courses for audit committee members to deepen her financial expertise.
Other U.S. Public Company Board Memberships in Past Five Years:

Automatic Data Processing, Inc. (2009 to present)
General Motors Company (2015 to present)
WGL Holdings, Inc. (2013 to 2018)

Director since: 2015
Age: 65
Audit Committee Financial Expert
Committees: Audit Leadership Development and Compensation

18	The Home Depot 2019 Proxy Statement

WAYNE M. HEWETT

Mr. Hewett is a seasoned executive leader who has worked across a number of industries. Since March 2018, he has served as a senior advisor to Permira, a global private equity firm, and Chairman of DiversiTech Corporation, a manufacturer and supplier of HVAC equipment and a portfolio company of the Permira Funds. From August 2015 to November 2017, Mr. Hewett served as Chief Executive Officer of Klöckner Pentaplast Group, a leading supplier of plastic films for pharmaceutical, medical devices, food, electronics, packaging, printing and specialty applications. From January 2010 to February 2015, he served as President and Chief Executive Officer and as a member of the board of directors of Arysta LifeScience Corporation (“Arysta”), one of the world’s largest privately held crop protection and life science companies. In February 2015, Arysta was acquired by Platform Specialty Products Corporation (“Platform”), a global producer of high technology specialty chemical products and provider of technical services, and Mr. Hewett served as President of Platform until August 2015. Prior to joining Arysta in 2009, Mr. Hewett served as a senior consultant to GenNx360, a private equity firm focused on sponsoring buyouts of middle market companies, from February to August 2009. Mr. Hewett’s career has also included over 20 years with General Electric Company (“GE”), a multinational conglomerate corporation, including roles as GE’s Vice-President, Supply Chain and Operations; President and Chief Executive Officer of GE Advanced Materials; President of GE Plastics Pacific; President of GE Toshiba Silicones; and membership on GE’s Corporate Executive Council.
Skills and qualifications: Mr. Hewett brings to our Board extensive experience in general management, finance, supply chain, operational and international matters. He has significant experience executing company-wide initiatives across large organizations, developing proprietary products, optimizing a supply chain, and using emerging technologies to provide new products and services to customers.
Other U.S. Public Company Board Memberships in Past Five Years:
 Wells Fargo & Company (2019 to present)
Ingredion Incorporated (2010-2015)
Platform Specialty Products Corporation (2015)

Director since: 2014
Age: 54
Committees: Audit Leadership Development and Compensation

MANUEL KADRE

Mr. Kadre is Chairman and Chief Executive Officer of MBB Auto Group, a premium luxury retail automotive group with a number of dealerships in the Northeast, a position he has held since 2012. Mr. Kadre also serves as Chairman of the Board of Republic Services, Inc., an industry leader in U.S. recycling and non-hazardous solid waste. Prior to his current role, he was the Chief Executive Officer of Gold Coast Caribbean Importers, LLC from July 2009 until 2014. From 1995 until July 2009, Mr. Kadre served in various roles, including President, Vice President, General Counsel and Secretary, for CC1 Companies, Inc., a distributor of beverage products in markets throughout the Caribbean. Mr. Kadre also serves on the Board of Trustees of the University of Miami.
Skills and qualifications: Mr. Kadre brings significant chief executive and senior management expertise to our Board, together with financial, strategic, environmental, and real estate experience. His service on other boards, including service as chairman and lead independent director of two public companies, enhances our Board’s capabilities in the areas of management oversight, corporate governance and board dynamics.
Other U.S. Public Company Board Memberships in Past Five Years:
Republic Services, Inc. (2014 to present)
Mednax, Inc. (2007 to present)

Director since: 2018
Age: 53
Committees: Audit Finance

The Home Depot 2019 Proxy Statement	19

STEPHANIE C. LINNARTZ

Ms. Linnartz is Executive Vice President and Global Chief Commercial Officer for Marriott International, Inc. (“Marriott”), a worldwide operator, franchisor, and licensor of hotels and timeshare properties, a position she has held since 2013. Prior to her current role, she served as Marriott’s Global Officer, Sales & Revenue Management from 2009 to 2013. Ms. Linnartz joined Marriott as a financial analyst in 1997, and held several positions in finance before moving into sales and marketing. Her sales and marketing roles include Senior Vice President, Global Sales; Senior Vice President, Sales & Marketing Planning and Support; and Vice President, Sales & Marketing Channel Strategy & Analysis. Prior to Marriott, Ms. Linnartz worked for the Hilton Hotels Corporation.
Skills and qualifications: In her current role, Ms. Linnartz is responsible for providing strategic leadership to the brand management, marketing, e-commerce, sales, IT and data protection, revenue management, and consumer insight functions for various Marriott Hotels and brands worldwide. This experience, together with her strong financial background, will enhance the Board’s oversight of our interconnected retail strategy and the investments we are making for the One Home Depot experience for our customers.
Other U.S. Public Company Board Memberships in Past Five Years:

None

Director since: 2018
Age: 51
Committees: Leadership Development and Compensation Nominating and Corporate Governance

CRAIG A. MENEAR

Mr. Menear has served as our Chief Executive Officer and President since November 2014 and our Chairman since February 2015. He previously served as our President, U.S. Retail from February 2014 to October 2014. In that role Mr. Menear was responsible for oversight of store operations and all merchandising departments, services and strategy; the Company’s supply chain network and global sourcing and vendor management programs; and the Company’s marketing and online business activities. From 2007 to February 2014, Mr. Menear served as our Executive Vice President – Merchandising, where he led our merchandising and supply chain transformations. From 2003 to 2007, he served as Senior Vice President – Merchandising, and from 1997 to 2003, he held several positions of increasing responsibility in the Company’s Merchandising department, including Merchandising Vice President of Hardware, Merchandising Vice President of the Southwest Division and Divisional Merchandise Manager of the Southwest Division. Prior to joining the Company in 1997, Mr. Menear held various merchandising positions within the retail industry with companies such as IKEA, Builders Emporium, Grace Home Centers and Montgomery Ward, as well as operating an independent retail business.
Skills and qualifications: With more than three decades of experience in the retail and hardware home improvement industry, Mr. Menear brings to our Board extensive retail experience and knowledge of our business, including leadership experience in retail operations, merchandising, marketing, e-commerce, supply chain, vendor management, and organizational development.
Other U.S. Public Company Board Memberships in Past Five Years:

None

Director since: 2014
Age: 61
Chairman, CEO and President
WE RECOMMEND THAT YOU VOTE “FOR” THE ELECTION OF EACH
NOMINEE TO THE BOARD OF DIRECTORS.

20	The Home Depot 2019 Proxy Statement

RATIFICATION OF THE APPOINTMENT OF KPMG LLP
(ITEM 2 ON THE PROXY CARD)

The Audit Committee is directly responsible for the appointment, compensation, retention, evaluation and oversight of the Company’s independent registered public accounting firm. As part of this responsibility, the Audit Committee annually evaluates the independent registered public accounting firm’s qualifications, performance and independence and assesses whether to continue to retain the firm or select a different firm. The Audit Committee and its Chair are also involved in and approve the selection of the lead audit partner, who is limited to no more than five consecutive years in that role before the position must be rotated in accordance with SEC rules. Pursuant to these requirements, we will have a new lead partner in Fiscal 2019. The Audit Committee was directly involved in the selection of the new lead partner.
The Audit Committee has appointed KPMG to serve as the Company’s independent registered public accounting firm for Fiscal 2019. KPMG (or its predecessor firms) has served in that capacity for the Company since 1979. The Audit Committee and the Board believe that the continued retention of KPMG as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. Although we are not required to submit this matter to shareholders, the Board believes that it is a sound corporate governance practice to seek shareholder ratification of the appointment of KPMG. If shareholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the appointment. Even if the appointment of KPMG is ratified by shareholders, the Audit Committee in its discretion may change the appointment at any time if it determines that such a change would be in the best interests of the Company.
One or more representatives of KPMG will be present at the Meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to questions from shareholders.
WE RECOMMEND THAT YOU VOTE “FOR” THE RATIFICATION OF
KPMG LLP AS THE COMPANY’S FISCAL 2019 INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM.

The Home Depot 2019 Proxy Statement	21

AUDIT COMMITTEE REPORT

Each member of the Audit Committee is independent under SEC rules, the NYSE listing standards and the Director Independence Standards set forth in the Company’s Corporate Governance Guidelines. The Board has determined that Mr. Brown and Ms. Gooden are “audit committee financial experts” as such term is defined in SEC rules.
The Audit Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. The Audit Committee charter is available on the Company’s Investor Relations website at http://ir.homedepot.com under “Corporate Governance > Committee Members & Charters” and is also available in print at no charge upon request.
The Audit Committee has:

•
Reviewed and discussed the audited consolidated financial statements with the Company’s management and discussed with KPMG LLP, independent registered public accounting firm for the Company, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees;

•
Received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s independence, discussed with KPMG its independence, and concluded that KPMG is independent from the Company and its management;

•
After review and discussions with management and KPMG, recommended to the Board that the audited consolidated financial statements for the Company be included in the Company’s Annual Report on Form 10-K for Fiscal 2018 for filing with the SEC; and

•
Reviewed and discussed the fees billed to the Company by KPMG for audit, audit-related, tax and all other services provided during Fiscal 2018, which are set forth below under “Independent Registered Public Accounting Firm’s Fees,” and determined that the provision of non-audit services is compatible with KPMG’s independence.

This report has been furnished by the current members of the Audit Committee:

•	J. Frank Brown, Chair

•	Ari Bousbib

•	Linda R. Gooden

•	Wayne M. Hewett

•	Manuel Kadre

•	Mark Vadon

22	The Home Depot 2019 Proxy Statement

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

AUDIT AND OTHER FEES

The following table presents fees billed or expected to be billed for services rendered by KPMG during Fiscal 2018 and Fiscal 2017 (amounts in thousands):

	Fiscal 2018	Fiscal 2017
Audit Fees	$5,623	$5,568
Audit-Related Fees	222	208
Tax Fees	392	582
All Other Fees	—	—
Total Fees	$6,237	$6,358

Audit fees consist of fees for the annual audit of the Company’s consolidated financial statements included in its Annual Report on Form 10-K, the annual audit of the Company’s internal control over financial reporting, the quarterly reviews of the Company’s consolidated financial statements included in its Quarterly Reports on Form 10-Q, services related to other regulatory filings made with the SEC, comfort letters and statutory audits of certain subsidiaries.
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the consolidated financial statements but are not reported in the prior paragraph. These fees are related to the Company’s employee benefit plan audits.
Tax fees for Fiscal 2018 consist of fees of $392,000 for tax compliance and preparation services, and did not include any fees for tax planning, advisory and consulting services. Tax fees for Fiscal 2017 consist of fees of $382,000 for tax compliance and preparation services and fees of $200,000 for tax planning, advisory and consulting services.
PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee has adopted a policy regarding the retention of the independent registered public accounting firm that requires pre-approval of all services by the Audit Committee or by the Chair of the Audit Committee. Prior to the engagement of our independent registered public accounting firm, our Audit Committee pre-approves the above-described services by category of service and maximum amount of fees per category. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval or for services in excess of the originally pre-approved amount. In those instances, our Audit Committee requires that we obtain specific pre-approval for those services. If pre-approval is required between Audit Committee meetings, the Chair of the Audit Committee may pre-approve the services, provided that notice of such pre-approval is given to the other members of the Audit Committee and presented to the full Audit Committee at its next regularly scheduled meeting.

The Home Depot 2019 Proxy Statement	23

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
(“SAY-ON-PAY”) (ITEM 3 ON THE PROXY CARD)

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, the Company provides its shareholders with the opportunity each year to vote to approve, on an advisory basis, the compensation of our named executive officers. The Company recommends that you vote for the approval of the compensation of our NEOs as described in this Proxy Statement. Accordingly, you may vote on the following resolution at the Meeting:
RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders.
As described in the Compensation Discussion and Analysis beginning on page 32 and our “Fiscal 2018 Executive Compensation Report Card” on page 34, the Company’s compensation philosophy is to align executive pay with Company performance. We believe that this alignment motivates our executives to achieve our key financial and strategic goals, creating long-term shareholder value.
Our executive compensation program links pay to performance as follows:

✓
Approximately 88.4% of the Fiscal 2018 target compensation for our CEO and approximately 80.0% of the Fiscal 2018 target compensation for our other NEOs was variable and paid based upon attainment of our pre-determined corporate performance objectives or the performance of our common stock.

✓
For Fiscal 2018, approximately 65% of our CEO’s target compensation and approximately 58% of the target compensation of our other NEOs was equity-based and paid in a mix of performance shares, performance-based restricted stock, and options.

✓
Our NEOs do not receive tax reimbursements (also known as “gross-ups”), supplemental executive retirement plans, defined benefit pension plans, guaranteed salary increases or guaranteed bonuses and have limited perquisites.

✓
We employ a number of mechanisms to mitigate the chance of our compensation programs encouraging excessive risk taking, including an annual review and risk assessment of all elements of compensation by the LDC Committee, a compensation recoupment policy, stock ownership guidelines, and an anti-hedging policy.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any NEO and will not be binding on or overrule any decisions by the LDC Committee or the Board. Because we value our shareholders’ views, however, the LDC Committee and the Board will consider the results of this advisory vote when formulating future executive compensation policy. As noted on page 38 in the Compensation Discussion and Analysis, the LDC Committee considered the result of last year’s vote, in which over 97% of the shares voted were voted in support of the compensation of the Company’s NEOs. Your advisory vote serves as an additional tool to guide the LDC Committee and the Board in continuing to align the Company’s executive compensation program with the interests of the Company and its shareholders and is consistent with our commitment to high standards of corporate governance.
This vote is not intended to express a view on any specific element of compensation, but rather on the overall NEO compensation program and philosophy as described in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure as set forth below under “Executive Compensation.” We encourage you to carefully review these disclosures and to indicate your support for NEO compensation program.
WE RECOMMEND THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS AS PRESENTED IN THIS PROXY STATEMENT.

24	The Home Depot 2019 Proxy Statement

SHAREHOLDER PROPOSAL REGARDING EEO-1 DISCLOSURE
(ITEM 4 ON THE PROXY CARD)

The Congregation of Benedictine Sisters, Boerne, Texas, located at 285 Oblate Drive, San Antonio, Texas 78216, is the beneficial owner of more than $2,000 in shares of the Company’s common stock and has notified the Company of its intention to present the following proposal at the Meeting as lead proponent along with a number of other co-proponents. We will provide the name, address and amount of shares held by the co-proponents to shareholders promptly upon oral or written request. The Company is not responsible for the accuracy or content of the proposal, which is presented as received from the proponents in accordance with SEC rules.
2019 Home Depot Resolution EEO-1 Disclosure
WHEREAS: Equal employment opportunity (EEO) is a fair employment practice and an investment issue. We believe companies with good EEO records have a competitive advantage in recruiting/retaining employees. We believe Home Depot customers are increasingly diverse. A diverse work force is more likely to anticipate and respond effectively to consumer demand.
EEO practices have economic relevance. Home Depot annually files an EEO-1 report with the Equal Employment Opportunity Commission. This information could be made available to shareholders at a minimal additional cost. In 2001, Home Depot provided EEO information to investors upon request. Since then, Home Depot reversed policy on disclosure of this information.
Allegations of discrimination in the workplace burden shareholders with costly litigation/fines which can damage a company’s reputation.
Home Depot has paid out more than $100 million to settle discrimination lawsuits, including $87 million in a 1997 settlement and $5.5 million to settle charges of class-wide gender, race and national origin discrimination at 30 Colorado stores.
In 2015, Home Depot settled a gender discrimination lawsuit for $83,400, alleging that women who were qualified for sales positions were relegated to cashiers jobs.
In 2016, Judge David Carter approved a $3 million Home Depot class action lawsuit settlement, ending allegations that Home Depot violated the Fair Credit Reporting Act (FCRA) by using improper background check forms on job applications. Home Depot agreed to comply with FCRA.
In 2018, an EEOC lawsuit was resolved with Home Depot paying $100,000 for failing to accommodate and then firing an employee with a disability-related emergency. The Peru, Illinois store is required to provided ADA training and semi-annual reporting to the EEOC.
In 2018, 48.3% of Home Depot shares voted (counting votes for and against) supported this proposal.
RESOLVED:
Shareholders request that Home Depot prepare a diversity report, at reasonable cost and omitting confidential information, available to investors by September 2019, including the following:
1. A chart identifying employees according to their gender and race in each of the nine major EEOC-defined job categories for the last three years, listing numbers or percentages in each category;
2. A summary description of any affirmative action policies and programs to improve performance, including job categories where women and minorities are underutilized;
3. A description of policies/programs oriented toward increasing diversity in the workplace.
SUPPORTING STATEMENT:
In 2015, the U.S. Equal Employment Opportunity Commission reported racial minorities comprised 37.2 percent of the private industry workforce, but just 14.01 percent of executives and managers. Likewise, women represented 47.85 percent of the workforce, but just 29.73 percent of executives and managers.
We agree with a recommendation of the 1995 bipartisan Glass Ceiling Commission that “public disclosure of diversity data—specifically data on the most senior positions—is an effective incentive to develop and maintain innovative, effective programs to break the glass ceiling barriers.” Home Depot has demonstrated leadership on many corporate social responsibility issues. We ask the company to again demonstrate leadership in diversity by committing to EEO disclosure.

The Home Depot 2019 Proxy Statement	25

RESPONSE TO PROPOSAL REGARDING EEO-1 DISCLOSURE

The Board recommends that you vote against this shareholder proposal. One of the Company’s core values is Respect for All People, and we strive to foster a culture that encourages, supports, leverages, and values diversity and inclusion. In late 2018, we released a diversity report, which can be found on our website at http://ir.homedepot.com/esg-investors under “FY2017 Workforce Diversity,” disclosing gender and ethnicity statistics for our U.S. workforce. This report better aligns with our corporate structure than EEO-1 reporting, reflects feedback from our shareholders, and we believe provides a more useful comparison for those shareholders.
As previously discussed in this Proxy Statement, following our 2018 annual meeting, we launched an enhanced ESG engagement program with shareholders representing over 40% of our outstanding shares to discuss a number of environmental, social and governance matters, including our disclosures regarding diversity and inclusion. The general feedback that we received from those engagements was that while our shareholders desired disclosure of diversity data at some level, the narrow, prescribed EEO-1 categories were not specifically what they were looking for. Instead, they wanted disclosure that is relevant to the Company; is structured in a way that is more aligned with how the Board, the LDC Committee, and management view our diversity and inclusion initiatives; and is easily understood and comparable to information provided by other similarly situated companies. In response to this feedback, we released a diversity report in late 2018 disclosing gender and ethnicity statistics for our U.S. workforce, including U.S. associates as a whole, those at the manager level and above (excluding officers), and officers, as well as our Board. This report provides a better alignment to our organization’s titles and report structure than the EEO-1 categories. This information supplements our previously existing disclosures regarding our diversity and inclusion initiatives, discussed below and in our 2018 Responsibility Report, which can be found on our website at https://corporate.homedepot.com/responsibility. Going forward, we plan to include this diversity data in our annual Responsibility Report.
As discussed in more detail in our 2018 Responsibility Report, we are committed to maintaining a diverse and inclusive environment for our associates. We are also focused on attracting, retaining and developing diverse talent, which ensures that the composition of our customers and our communities are reflected and represented in our Company. We maintain a team of associates led by our Chief Diversity Officer that provides focused leadership in developing a diverse and inclusive work environment in which all associates are valued, respected, encouraged and supported to do their best work. Our commitment to diversity is also reflected in the makeup of our senior leadership team and our Board. In 2017, our CEO joined the CEO Action for Diversity & Inclusion, pledging our commitment to ensure the continued advancement of diversity and inclusion in the workplace. We have also taken a number of other steps to promote our diversity and inclusion initiatives within our strategic framework, including the following:

•
We maintain a diversity microsite on The Home Depot careers website, available at careers.homedepot.com > Culture > Diversity, which provides potential candidates with a unique perspective into our diverse and inclusive culture and workforce. In addition, we use an employment marketing strategy that enables us to source and recruit diverse associates through such avenues as national and local career fairs, social media, and multilingual ads and flyers.

•
We partner with several diverse local and national organizations, such as Catalyst, the National Association for the Advancement of Colored People (NAACP), National Urban League, Hispanic Association on Corporate Responsibility and the National Association of Chinese Americans, to promote community involvement and both attract and develop diverse talent.

•
Our internal communication strategy includes diversity and inclusion messaging focused on increasing cultural awareness and reiterating the importance of diversity and inclusion as core values. This includes focused communications in our stores and featured articles on our internal website showcasing associate accomplishments and opportunities for growth and development.

•
We engage our associates through our seven Associate Resource Groups (“ARGs”), which are comprised of associates with an interest in the following dimensions of diversity: African-American, Disabled, Hispanic/Latino, LGBT (Lesbian, Gay, Bisexual and Transgender), Military, Pan-Asian and Women. Our ARGs are committed to supporting the Company’s business objectives and driving associate engagement through professional development, cultural awareness and community outreach.

26	The Home Depot 2019 Proxy Statement

•
In addition to diversity and inclusion training for all leaders, we develop our leaders’ capabilities through our Leaders Inclusion Network. This program builds on our Women in Leadership efforts with a gender-balanced approach to promote inclusion and empower leaders to champion diverse talent. In 2018, we also launched unconscious bias training for all officers.

•
Our LDC Committee, which oversees our diversity and inclusion efforts, is committed to promoting diversity throughout the Company. The LDC Committee reviews our diversity and inclusion strategy and initiatives on at least an annual basis.

The Board does not believe adoption of this proposal would enhance the Company’s existing commitment to diversity and inclusion in any meaningful way. Several of the items requested by the proponent are duplicative of matters discussed in our 2018 Responsibility Report. With respect to EEO-1 data, we do not believe that public dissemination of this information would promote the goal of increasing diversity. A Form EEO-1 is a confidential standardized form that requires companies to categorize their workforce solely by gender and race according to EEOC-defined generalized job categories that are applied across a broad variety of industries and companies. While management does track and review these categories for compliance purposes, they do not reflect the way we monitor the Company’s progress against its diversity and inclusion initiatives. Moreover, the information cited as justification for the shareholder proposal does not support the requested disclosure. One of the referenced matters is more than 20 years old. The others involve isolated legal claims that, for a company with more than 400,000 employees, are not in any way representative of our culture or commitment to diversity and inclusion or reflective of our legal compliance. We believe that the additional diversity data we released in 2018, along with the information provided above and in our Responsibility Report, better reflects our diversity and inclusion commitment and initiatives. We also believe this disclosure is more consistent with the data provided by our peers, to the extent they provide diversity statistics at all, and accordingly presents a more useful comparison for our shareholders to review.
WE RECOMMEND THAT YOU
VOTE “AGAINST” THE ADOPTION OF
THIS SHAREHOLDER PROPOSAL.

The Home Depot 2019 Proxy Statement	27

SHAREHOLDER PROPOSAL REGARDING SPECIAL SHAREHOLDER MEETINGS (ITEM 5 ON THE PROXY CARD)

Mr. John Chevedden, located at 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, is the beneficial owner of at least 100 shares of the Company’s common stock and has notified the Company of his intention to present the following proposal at the Meeting. The Company is not responsible for the accuracy or content of the proposal, which is presented as received from the proponent in accordance with SEC rules.
Proposal 5 – Special Shareholder Meeting Improvement
Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting (or the closest percentage to 10% according to state law). This proposal does not impact our board’s current power to call a special meeting.
Our current higher 25%-threshold for shareholders to call a special meeting may be unreachable due to the prescribed time constraints and detailed technical requirements. Also our right to shareholder proxy access may be unreachable because it can only be used by 20 shareholders who have owned a total of $6 billion of Home Depot stock continuously for 3-years. If one can find 21 shareholders who meet this enormous $6 billion threshold – one is totally out of luck.
Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. This proposal topic won more than 70%-support at Edwards Lifesciences and SunEdison in 2013.
This proposal topic also won 44%-support at the 2018 Home Depot annual meeting. This 44%-support could translate into 51%-support from the shareholders who had access to independent proxy voting advice. We also did not have confidential voting. Thus management could have applied extra pressure to certain shareholders who initially voted in favor of the 2018 shareholder proposal. And in the one-year period leading up to the due date for this proposal Home Depot stock fell from $180 to $170 which was not the case last year.
A shareholder ability to call a special meeting would put shareholders in a better position to give continuing input on improving the makeup of our board of directors. This topic is more important since we do not have oversight of our CEO by an independent Board Chairman. Carlos Ghosn, Mark Zuckerberg, Jeff Immelt and Elon Musk are examples of problems with concentrating too much power in one person.
At Home Depot the Lead Director has limited oversight of our CEO/Chairman. However Gregory Brenneman, Lead Director, had the longest tenure by far of any Home Depot director – 18-years. Long-tenure can impair the independence of a director no matter how well qualified. Independence is a priceless attribute in a director, especially a Lead Director.
Plus Armando Codina chaired our corporate governance committee. Mr. Codina was flagged due to his prior position with at least one company that went bankrupt.
Please vote yes:
Special Shareholder Meeting Improvement – Proposal 5

28	The Home Depot 2019 Proxy Statement

RESPONSE TO PROPOSAL REGARDING SPECIAL SHAREHOLDER MEETINGS

The Board recommends that you vote against this shareholder proposal. Our shareholders have had the right to call a special meeting of shareholders since 2009. Until February 2019, the threshold required to call such a meeting was 25% of our common stock. In February 2019, responding to shareholder feedback, our Board reduced the threshold to 15%. The further reduction to 10% sought by this proposal is not warranted in light of the governance best practices that we already have in place.
We believe that a special meeting should only be held to cover special or extraordinary events when fiduciary, strategic, significant transactional or similar considerations dictate that the matter be addressed on an expeditious basis, rather than waiting until the next annual meeting. Organizing and preparing for a special meeting involves significant management commitment of time and focus, and imposes substantial legal, administrative and distribution costs. Our Board believes that setting the threshold too low would carry a risk of meeting requests promoting agenda items relevant to particular constituencies as opposed to shareholders generally, while generating significant cost and management distraction.
Our shareholders have been asked to vote on a proposal lowering the threshold every year since 2014, and while the proposal did not pass, we decided to include the special meeting threshold in the topics discussed as part of our expanded ESG shareholder engagement program since our last annual meeting. As previously noted in this Proxy Statement, we had discussions with holders representing over 40% of our outstanding shares as part of that program. While there were disparate views expressed on our threshold, with a number of holders still supportive of the 25% threshold, there was a general consensus that given our market capitalization, 25% of outstanding shares could represent a very high hurdle to meet. At the same time, many shareholders with whom we spoke believed that a 10% threshold, as proposed by the proponent, was too low. Our Board considered this feedback, and in February 2019, the Board approved an amendment to our By-Laws reducing the threshold to call a special meeting to at least 15% of outstanding shares. The Board believes that a 15% threshold strikes a balance between the risks inherent in setting the threshold too low while at the same time providing an opportunity for shareholders to call a meeting in the appropriate circumstances.
As noted in our Corporate Governance Factsheet, located on our Investor Relations website at http://ir.homedepot.com under “Corporate Governance > Factsheet,” in addition to a shareholder right to call a special meeting, we have adopted extensive governance best practices. We provide our shareholders with a proxy access right, as well as majority voting for directors, annual director elections, and a shareholder right to act by majority written consent. In addition, Institutional Shareholder Services (ISS) has consistently rated us as having a low corporate governance risk under its QualityScore governance rating system. When viewed together with our robust corporate governance practices and the many shareholder protections that we have adopted, we believe that our current 15% special meeting threshold is appropriate, and enhances shareholder rights while still ensuring appropriate support among shareholders is required to call a special meeting. Therefore, in the best interests of our shareholders and Company and in light of the many shareholder protections we already have in place, we recommend that you vote against this shareholder proposal.
WE RECOMMEND THAT YOU
VOTE “AGAINST” THE ADOPTION OF
THIS SHAREHOLDER PROPOSAL.

The Home Depot 2019 Proxy Statement	29

SHAREHOLDER PROPOSAL REGARDING REPORT ON PRISON LABOR IN THE SUPPLY CHAIN (ITEM 6 ON THE PROXY CARD)

NorthStar Asset Management, Inc. Funded Pension Plan, located at PO Box 301840, Boston, MA 02130, is the beneficial owner of more than $2,000 in shares of the Company’s common stock and has notified the Company of its intention to present the following proposal at the Meeting. The Company is not responsible for the accuracy or content of the proposal, which is presented as received from the proponent in accordance with SEC rules.
WHEREAS: The use of services derived from or sale of goods produced through correctional industries (prison labor) can pose financial and operational risks including supply chain disruption, litigation, and reputational damage;

Prison labor (both voluntary and involuntary) is often deployed in a manner that involves prisoner mistreatment and is frequently compared to modern slavery. Although companies benefit from low overhead expenses when inmates work for the company or its suppliers, companies have experienced public backlash, boycotts, and long-term brand name and reputation harm from a connection to prison labor;

Prisoners are involved in producing a variety of products such as furniture, circuit boards, packaging materials, electronic equipment, and providing services such as call center or shipping services. U.S. prisoners may be paid as little as $0.23 - $1.15 per hour for work that sometimes occurs in unsafe or unhealthy conditions, and in some prison industries inmates may be coerced into working by threat of punishment for declining work;

Our Company appears to prohibit forced prison labor but not all forms of prison labor. Our company’s Responsible Sourcing Standards state that “Suppliers will not use of any [sic] form of involuntary labor including forced, prison, indentured, bonded, slave or human-trafficked labor” [emphasis added];

In 2017, a lawsuit was filed against a Home Depot supplier that made dock floats for sale in our stores and other retailers using unpaid, forced punitive labor in the U.S. Given that it does not appear that Home Depot requires third party audits of products made in the United States, this example illustrates the need for a full review of our company’s supply chain for exposure to this risk;

Careful review of our supply chain for voluntary and involuntary prison labor would help ensure that Home Depot suppliers are consistent with Company policies and minimize risks to Home Depot’s reputation and shareholder value.

RESOLVED: Shareholders of Home Depot urge the Board of Directors to produce an annual report to shareholders on prison labor, at reasonable cost and omitting proprietary information, summarizing the extent of known usage of prison labor in the company’s supply chain.
SUPPORTING STATEMENT: Shareholders recommend that the report:

•
Include annual quantitative metrics regarding the number of supplier audits conducted by the Company which evaluated whether prison labor is present in the supply chain, as well as the summary of those results.

•	Evaluate any risks to finances, operations, and reputation related to prison labor in the Home Depot supply chain.

30	The Home Depot 2019 Proxy Statement

RESPONSE TO PROPOSAL REGARDING REPORT ON PRISON LABOR IN THE SUPPLY CHAIN

The Board recommends that you vote against this shareholder proposal. The Company currently has in place a responsible sourcing program to support our efforts to conduct our business in a responsible and ethical manner. The program, which uses a risk-based approach to assess and manage the many aspects of supply chain oversight, is discussed in detail in our 2018 Responsible Sourcing Report, available on our website at https://corporate.homedepot.com/responsibility/sourcing-responsibility. This program includes Responsible Sourcing Standards and guidelines, also available on our website at https://corporate.homedepot.com/responsibility/sourcing-responsibility, which have historically prohibited any form of involuntary labor, including forced, prison, indentured, bonded, slave, or human trafficked labor. Our suppliers are required to agree to comply with these Responsible Sourcing Standards when we enter into a contract with them, acknowledging that they will adhere to those standards as well as applicable laws and regulations. We have a number of measures in place, including on-site audits of factories producing private brand and direct import products for us, review of records, confidential interviews, training, and a website and alert lines for anonymous reporting, to monitor and support compliance with our standards. Our suppliers are expected to promptly take corrective action to remediate any noncompliance, and the Company reserves the right to terminate its relationship with any supplier who is unwilling to comply with our standards. On an annual basis, our Audit Committee receives a report on our responsible sourcing program.
The 2018 Responsible Sourcing Report, which reports on actions taken in 2017, notes that we performed 1,165 factory audits in 2017 in 28 countries. In 2018, we conducted 1,362 factory audits in 29 countries. All of our audits assess whether there is any use of prison labor. None of the audits in 2017 or 2018 identified any use of prison labor.
Notwithstanding our existing policy, in early 2019, following analysis of our supply chain as well as information from peer companies and organizations like the Responsible Business Alliance (“RBA”), we updated and expanded our standards with respect to forced labor to better address practices that can create an environment in which labor is forced even if it appears voluntary on its face. These standards, which can be found at https://corporate.homedepot.com/responsibility/sourcing-responsibility, prohibit our suppliers from using forced, bonded (including debt bondage) or indentured labor, involuntary prison labor, slavery or human trafficking. This includes transporting, harboring, recruiting, transferring or receiving persons by means of threat, force, coercion, abduction or fraud for labor or services. Any use of prison or convict labor must not be forced and must be consistent both with the laws where the products are manufactured and the laws where they are imported. The updated standards also provide specific requirements regarding worker’s freedom of movement, hiring practices, ability to terminate employment, access to identity or immigration documents, and payment of recruiting fees. These standards are based on the code of conduct provided by the RBA, the world’s largest industry coalition dedicated to corporate social responsibility in global supply chains. We also joined the RBA’s Responsible Labor Initiative, a multi-industry, multi-stakeholder initiative focused on ensuring that the rights of workers vulnerable to forced labor in global supply chains are consistently respected and promoted. Membership in the Responsible Labor Initiative provides access to best practices, tools, partnerships and other resources to better enable us to understand emerging issues, enhance our forced labor due diligence program, and assist us in meeting regulatory requirements.
We believe the actions we have taken to address the use of forced labor in the manufacture of products that we sell, including recent updates to our standards and membership in the Responsible Labor Initiative, are appropriate and use a reasonable, risk-based approach to supply chain oversight. Prison labor is but one of many areas that we have to evaluate as part of our extensive program for achieving compliance with our Responsible Sourcing Standards. Similarly, we believe that reporting on the program as a whole, as we do in our Responsible Sourcing Report, is a more effective and prudent use of corporate resources and better serves the interests of shareholders.
WE RECOMMEND THAT YOU
VOTE “AGAINST” THE ADOPTION OF
THIS SHAREHOLDER PROPOSAL.

The Home Depot 2019 Proxy Statement	31

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section of the Proxy Statement provides our discussion and analysis of the Company’s Fiscal 2018 executive compensation program, focusing on the compensation of our named executive officers, or “NEOs.” Our NEOs for Fiscal 2018 were:

•	Craig A. Menear, Chairman, CEO and President;

•	Carol B. Tomé, CFO and Executive Vice President – Corporate Services;

•	Mark Q. Holifield, Executive Vice President – Supply Chain and Product Development;

•	Edward P. Decker, Executive Vice President – Merchandising; and

•	Matthew A. Carey, Executive Vice President and Chief Information Officer.
In Fiscal 2018, all of the Executive Vice Presidents listed above reported directly to the CEO.

The Compensation Discussion and Analysis is organized as follows:

EXECUTIVE SUMMARY	33
Fiscal 2018 Company Business Objectives and Performance	33
Compensation Philosophy and Objectives: Pay for Performance	33
Fiscal 2018 Executive Compensation Report Card: The Home Depot Pays for Performance	34
Performance-Based Features of Fiscal 2018 Compensation	35
Impact of Fiscal 2018 Business Results on Executive Compensation	35
Opportunity for Shareholder Feedback	35
COMPENSATION DETERMINATION PROCESS	36
Benchmarking	36
Mitigating Compensation Risk	37
Consideration of Last Year’s Say-on-Pay Vote	38
ELEMENTS OF OUR COMPENSATION PROGRAMS	38
Base Salaries	38
Annual Incentive	39
Long-Term Incentives	41
Deferred Compensation Plans	42
Perquisites	43
Other Benefits	43
MANAGEMENT OF COMPENSATION-RELATED RISK	43
SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS	44
TAX DEDUCTIBILITY CONSIDERATIONS	44

32	The Home Depot 2019 Proxy Statement

EXECUTIVE SUMMARY

Fiscal 2018 Company Business Objectives and Performance
The retail landscape is changing at an unprecedented rate. To address these changes and continue to grow our business, we began in Fiscal 2018 a multi-year investment program to create what we call the One Home Depot experience. Simply put, our vision for One Home Depot is a frictionless shopping experience that is aimed at allowing our customers to engage with us seamlessly across multiple channels. To accomplish this, we are investing approximately $11 billion over a multi-year period in our stores, associates, digital experience, and supply chain. This process is supported by five core strategies aimed at connecting the business end to end. The five strategies, which are discussed in more detail in our 2018 Form 10-K, are:

•	Connect Associates to Customer Needs

•	Interconnected Experience: Store to Online, Online to Store

•	Connect Products and Services to Customer Needs

•	Connect Product to Shelf, Site and Customer

•	Innovate Our Business Model and Value Chain
Our execution of these strategic initiatives is reflected in our Fiscal 2018 performance. Highlights of that performance include the following:

•	Increased net sales by 7.2% to $108.2 billion;

•	Increased operating income by 5.8% to $15.5 billion;

•	Increased net earnings by 28.9% to $11.1 billion and diluted earnings per share by 33.5% to $9.73;

•	Generated $13.0 billion in operating cash flow; and

•	Increased ROIC from 34.2% to 44.8%.
As a result of our significant cash flow from operations and disciplined capital allocation, we were also able to return value to our shareholders during Fiscal 2018 through a 16% increase in our quarterly dividend for a total of $4.7 billion in dividends and $10.0 billion in share repurchases. And while our stock price decreased 11% from the beginning of Fiscal 2018 as a result of significant overall market volatility, our three- and five-year total shareholder return, or TSR, was 56.6% and 167.2%, respectively.
Compensation Philosophy and Objectives: Pay for Performance
We designed our compensation program for associates at all levels with the intent to align pay with performance. By doing so, we seek to motivate associate performance and enhance morale, which drives a superior customer experience. We believe this alignment encourages achievement of our strategic goals and creation of long-term shareholder value.
The principal elements of our compensation program for executive officers are base salary, annual incentives and long-term incentives. We use a number of the financial metrics highlighted above, which drive shareholder value, as the key performance metrics in our compensation programs. This congruency aligns both pay with performance and executive interests with shareholder interests. The following Executive Compensation Report Card highlights the alignment between pay and performance for each of these elements of our compensation program for Fiscal 2018.

The Home Depot 2019 Proxy Statement	33

FISCAL 2018 EXECUTIVE COMPENSATION REPORT CARD: THE HOME DEPOT PAYS FOR PERFORMANCE
Approximately 88.4% of our CEO’s target compensation for Fiscal 2018 (approximately 80.0% on average for our other NEOs) was at risk and contingent upon the achievement of corporate performance objectives and/or share price performance. The components of total target compensation for Fiscal 2018 were:
Below are the variable components of Fiscal 2018 total target compensation, including the performance measures used for each, the actual Company performance in Fiscal 2018 relevant to those measures, and the resulting compensation paid to our NEOs.

Fiscal 2018 Performance Measures and Actual Performance					Executive Compensation Results
Management Incentive Plan:
($ in billions) Metrics	Threshold	Target	Maximum	Actual*	NEO	Performance as % of Target	MIP Payout
Sales (40%)	$102.26	$107.64	$129.17	$108.31	C. Menear	94.1%	$2,446,686
Operating Profit (40%)	$14.02	$15.58	$18.69	$15.55	C. Tomé	94.1%	$1,340,972
Inventory Turns (20%)	4.74	5.27	6.33	5.08	M. Holifield	100.1%	$821,110
					E. Decker	100.1%	$811,096
					M. Carey	94.1%	$729,301

Fiscal 2018-2020 Performance Share Award:
($ in billions) Metrics	Threshold	Target	Maximum	Results as of FYE2018*	At the end of the first year of the three-year performance cycle, results are tracking between threshold and target.
Three-Year Average ROIC (50%)	41.2%	45.7%	50.3%	44.0%	Shares are received following the end of the three-year performance period, if and to the extent the performance measures are met.
Three-Year Average Operating Profit (50%)	$14.94	$16.60	$18.26	$15.23
Payout as a Percent of Target	25%	100%	200%	n/a

Performance-Based Restricted Stock:
Restricted stock is forfeited if Fiscal 2018 operating profit is not at least 90% of the MIP target.					Shares of restricted stock were not forfeited, and will vest 50% after 30 months and 50% after 60 months from grant date.
($ in billions) Metric	Threshold (90% of Target)		Target	Actual*
Operating Profit	$14.02		$15.58	$15.55

Stock Options:
Based on stock price performance – annual grant with an exercise price of $178.02 made on March 21, 2018					At the end of Fiscal 2018, options were in-the-money by $6.35 per share.
					Options vest 25% on the second, third, fourth and fifth anniversaries of the grant date.
* See “—Elements of Our Compensation Programs—Adjustments” on page 39 below, “—Elements of Our Compensation Programs—Fiscal 2018 MIP Results” on page 40 below, and “—Elements of Our Compensation Programs—Performance Shares” on page 41 below.

34	The Home Depot 2019 Proxy Statement

Performance-Based Features of Fiscal 2018 Compensation
The following features of our compensation program for executive officers illustrate our performance-based compensation philosophy and our practice of following compensation best practices:

✓	100% of annual incentive compensation under our Fiscal 2018 MIP was tied to performance against pre-established, specific, measurable financial performance goals.

✓
One half of the annual Fiscal 2018 equity grant was in the form of a three-year performance share award with payout contingent on achieving pre-established average ROIC and operating profit targets over the three-year performance period.

✓
Our performance-based restricted stock awards, which comprised 30% of the annual Fiscal 2018 equity grant, were forfeitable if Fiscal 2018 operating profit had been less than 90% of the MIP target. Dividends on performance-based restricted stock grants are accrued and not paid out to executive officers unless and until the performance goal is met.

✓
Our equity awards have longer vesting periods than many of our peers, with the performance-based restricted stock and stock options vesting over five years and the performance shares cliff vesting after three years (subject to achievement of performance goals), which better aligns executive officers’ interests with the interests of our shareholders in the long-term performance of the Company.

✓	Approximately 88.4% of our CEO’s total target compensation was tied to the achievement of corporate performance objectives and/or share price performance.

✓
We do not provide tax reimbursements, also known as “gross-ups,” to executive officers; we have limited perquisites; and we do not have any supplemental executive retirement plans, defined benefit pension plans, guaranteed salary increases or guaranteed bonuses.

✓	We prohibit all associates, officers and directors from entering into hedging or monetization transactions designed to limit the financial risk of owning Company stock.
Impact of Fiscal 2018 Business Results on Executive Compensation
The amount of incentive compensation paid to our executive officers, if any, is determined by our performance against our Fiscal 2018 business plan, a plan intended to be challenging in light of prevailing economic conditions, yet attainable through disciplined execution of our strategic initiatives. The compensation earned by our NEOs in Fiscal 2018 reflects our corporate performance for the fiscal year:

•	The LDC Committee approved salary increases for the NEOs based on its assessment of individual performance and other factors, as discussed in more detail below;

•	Our MIP paid out slightly below the target performance level, reflecting sales performance above target, but operating profit and inventory turns below target;

•	The performance condition on the performance-based restricted stock granted in Fiscal 2018 was satisfied, although the shares still remain subject to service-based vesting requirements; and

•
The NEOs earned approximately 150.1% of their 2016-2018 performance share award because we achieved average ROIC and operating profit over the three-year performance period of 34.8% and $14.49 billion, respectively, reflecting performance in excess of the target level for each metric.

Opportunity for Shareholder Feedback
The LDC Committee carefully considers feedback from our shareholders regarding executive compensation matters. Shareholders are invited to express their views or concerns directly to the LDC Committee or the Board in the manner described under “Communicating with the Board” on page 11 of this Proxy Statement.

The Home Depot 2019 Proxy Statement	35

COMPENSATION DETERMINATION PROCESS

Participant		Role in the Executive Compensation Determination Process
Independent Members of the Board	•	The independent members of the Board, consisting of all directors other than Mr. Menear, evaluated the performance and determined the compensation of the CEO.
LDC Committee	•	The LDC Committee evaluated the performance and determined the compensation of our executive officers other than the CEO.
	•	The LDC Committee evaluated the CEO’s performance and made recommendations to the independent members of the Board regarding compensation for the CEO.
	•	The LDC Committee may delegate its responsibilities to subcommittees, but did not delegate any of its authority with respect to the compensation of any executive officer for Fiscal 2018.
Executive Officers	•	The CEO and the EVP-HR made recommendations to the LDC Committee as to the amount and form of executive compensation for executive officers (other than the CEO and the EVP-HR).
•
At the request of the LDC Committee, both the EVP-HR and the CEO regularly attended LDC Committee meetings, excluding executive sessions where their respective compensation and other matters were discussed.

Independent Compensation Consultant	•
In November 2017, the LDC Committee engaged Pay Governance LLC as its independent compensation consultant for Fiscal 2018 to provide research, market data, survey information and design expertise in developing executive and director compensation programs. Pay Governance provides consulting services solely to compensation committees.

•
A representative of Pay Governance attended LDC Committee meetings in Fiscal 2018 and advised the LDC Committee on all principal aspects of executive compensation, including the competitiveness of program design and award values and specific analyses with respect to the Company’s executive officers, including the CEO. The compensation consultant reports directly to the LDC Committee, and the LDC Committee is free to replace the consultant or hire additional consultants or advisers at any time.

•
Pursuant to the independent compensation consultant policy adopted by the LDC Committee, its compensation consultant provides services solely to the LDC Committee and is prohibited from providing services or products of any kind to the Company. Further, affiliates of the compensation consultant may not receive payments from the Company that would exceed 2% of the consolidated gross revenues of the compensation consultant and its affiliates during any year.

•
Pay Governance provided services solely to the LDC Committee in Fiscal 2018, and none of its affiliates provided any services to the Company. In addition, under the independent compensation consultant policy, the LDC Committee assessed Pay Governance’s independence and whether its work raised any conflicts of interest, taking into consideration the independence factors set forth in applicable SEC and NYSE rules. Based on that assessment, including review of a letter from Pay Governance addressing each of those factors, the LDC Committee determined that Pay Governance was independent and that its work did not raise any conflicts of interest.

Benchmarking
We do not target any specific peer group percentile ranking for total compensation or for any particular component of compensation for our NEOs. The LDC Committee considers each executive’s compensation history and peer group market position as reference points in awarding annual compensation. For our CEO, the LDC Committee considered data provided by Pay Governance from two peer groups. The first consisted of the Fortune 50

36	The Home Depot 2019 Proxy Statement

companies, excluding certain financial services and other companies due to their unique compensation structure. This group reflects companies of similar size and complexity to us. The second group, listed below, consisted of retailers with revenues greater than $10 billion with whom we compete for executive talent.

Retail Peer Group
AutoNation, Inc.	Dollar Tree, Inc.	Murphy USA, Inc.	SuperValu Inc.

AutoZone, Inc.	Genuine Parts Company	Nordstrom, Inc.	Target Corporation

Bed Bath & Beyond Inc.	Group 1 Automotive, Inc.	Office Depot, Inc.	The Gap, Inc.

Best Buy Co., Inc.	J. C. Penney Company, Inc.	Penske Automotive Group, Inc.	The Kroger Co.

CarMax, Inc.	Kohl’s Corporation	QVC Group	The TJX Companies, Inc.

Costco Wholesale Corporation	L Brands, Inc.	Rite Aid Corporation	Walgreens Boots Alliance, Inc.

CVS Health Corporation	Lowe’s Companies, Inc.	Ross Stores, Inc.	Wal-Mart Stores, Inc.

Dollar General Corporation	Macy’s, Inc.	Sears Holding Corporation
The retail peer group remained largely unchanged from Fiscal 2017. We added QVC Group (now part of Qurate Retail, Inc.), which met the relevant criteria based on its 2017 revenue. We also removed Staples, Inc., which no longer met the relevant criteria.
In reviewing the benchmarking data in connection with setting Mr. Menear’s Fiscal 2018 compensation, the LDC Committee and the independent directors also reviewed the percentile ranking of our revenues and Mr. Menear’s target total compensation compared to each of these peer groups, as reflected below:

	Percentile Rank
Category	Fortune 50(2)	Retail Peers
Company Revenue(1)	56%	85%
CEO Target Total Compensation	9%	55%

(1)	Based on fiscal 2017 revenue as reported in SEC filings.

(2)
Excludes Bank of America Corporation, Berkshire Hathaway Inc., Citigroup Inc., Fannie Mae, Freddie Mac, JP Morgan Chase & Co., and Wells Fargo & Company. Alphabet Inc. and Amazon.com, Inc. were also excluded due to the atypical compensation structures of their founder/CEOs. Albertsons Companies, Inc., Dell Technologies and State Farm were excluded because they are private companies and did not disclose executive compensation data.

For our other NEOs, the LDC Committee considered data from the Korn Ferry Hay Group Retail Industry Total Remuneration Survey, which provides information and comparisons on compensation for executive and industry-specific positions at the corporate and division level of retail companies. This survey data helps the LDC Committee understand the competitive market for the industry in which the Company principally competes for retail-specific talent and for customers.
Mitigating Compensation Risk
In November 2017, the LDC Committee undertook its annual broad-based review and risk assessment of the proposed compensation policies and practices for the Company’s associates, including but not limited to our executive officers, for Fiscal 2018. The assessment considered both qualitative and quantitative factors. Based on that assessment, management and the LDC Committee determined that our proposed compensation policies and practices did not create risks that are reasonably likely to have a material adverse effect on the Company. In reaching that conclusion, management and the LDC Committee considered the following qualitative and quantitative factors:
Qualitative Factors:

✓
Management and the LDC Committee, with the advice of the independent compensation consultant, regularly review our executive compensation programs, with a focus on both their efficacy in driving quality performance and how the programs will be viewed by the investment community and other external constituencies.

✓	The LDC Committee and, for the CEO, the independent members of the Board, provide effective oversight in setting goals and monitoring attainment of those goals.

The Home Depot 2019 Proxy Statement	37

✓	Robust internal controls are in place to ensure compensation plans are operated as designed and approved.

✓	Compensation programs and pay amounts at multiple levels are routinely analyzed against market data by the LDC Committee and management to ensure compensation is appropriate to the market.

✓	Bonus, incentive and equity awards to executive officers are subject to a recoupment policy, as described below on page 43, to discourage manipulation of incentive program elements.

✓	Stock ownership guidelines are in place to further align the interests of shareholders and executive officers, as described below beginning on page 43.
Quantitative Factors:

✓	Performance and payment time horizons are appropriate, and they are not overweight in short-term incentives.

✓
The relationship between the incremental achievement levels and corresponding payouts in our incentive plans is appropriate, and all incentives, other than equity incentives that are tied to growth in our share price, have payout caps.

✓
Programs employ a reasonable mix of performance metrics and are not overly concentrated on a single metric. Although the operating profit metric is used in more than one incentive, it is a key corporate goal, and the risk of overweighting it is mitigated by using it across different time horizons.

✓	Criteria for payments are closely aligned with our strategic initiatives, our financial plan and shareholder interests.

✓	Payout curves are reasonable and do not contain steep “cliffs” that might encourage unreasonable short-term business decisions to achieve payment thresholds.

✓	Equity for senior officers is paid in a mix of performance shares, performance-based restricted stock, and stock options; other associates receive equity in the form of service-based restricted stock.
Consideration of Last Year’s Say-on-Pay Vote
At our 2018 annual meeting on May 17, 2018, over 97% of the shares voted were voted in support of the compensation of the Company’s NEOs. Since then, as part of our regular interaction with our institutional shareholders, we have continued to request input on our compensation practices. In considering the results of the 2018 advisory vote on executive compensation and feedback from these shareholders, the LDC Committee concluded that the compensation paid to our executive officers and the Company’s overall executive pay practices have strong shareholder support and therefore determined to maintain the current overall compensation structure for Fiscal 2018.

At our 2017 annual meeting on May 18, 2017, our shareholders expressed a preference that advisory votes on executive compensation occur every year, as recommended by our Board. Consistent with this preference, the Board implemented an annual advisory vote on executive compensation until the next advisory vote on the frequency of shareholder votes on executive compensation, which will occur no later than the Company’s annual meeting of shareholders in 2023.
ELEMENTS OF OUR COMPENSATION PROGRAMS

The principal elements of our compensation programs are discussed below.
Base Salaries
We provide competitive base salaries that allow us to attract and retain a high-performing leadership team. Base salaries for our NEOs are reviewed and generally adjusted annually based on a comprehensive management assessment process. For Fiscal 2018, following discussion with the LDC Committee and based upon a review of competitive market data, the Company’s performance in Fiscal 2017, and assessments of the Company’s business plan and anticipated economic conditions in Fiscal 2018, we established a Company-wide merit increase budget of between 2.5% and 3.0%.

38	The Home Depot 2019 Proxy Statement

The LDC Committee performed its annual review of base salaries for the NEOs in late February 2018, with changes effective in April 2018. In establishing the actual base salaries for the NEOs for Fiscal 2018, the LDC Committee considered total compensation, scope of responsibilities, performance over the previous year, experience, internal pay equity, potential to assume additional responsibilities, and the competitive marketplace. As a result of this assessment, Ms. Tomé and Messrs. Holifield, Decker and Carey received annual salary increases in April 2018 of between 2.5% and 2.7%, as set forth in the table below. At Mr. Menear’s request, and following discussion with the LDC Committee and its independent compensation consultant, the independent members of the Board maintained Mr. Menear’s base salary at $1,300,000. His salary has therefore remained unchanged since his appointment to the position of CEO and President effective November 1, 2014.

Name	2018 Base Salary	2017 Base Salary	Percent Increase
Craig A. Menear	$1,300,000	$1,300,000	—
Carol B. Tomé	$1,140,000	$1,110,000	2.7%
Mark Q. Holifield	$820,000	$800,000	2.5%
Edward P. Decker	$810,000	$790,000	2.5%
Matthew A. Carey	$775,000	$755,000	2.6%
Annual Incentive
All NEOs participate in the MIP, our cash-based annual incentive plan. The Fiscal 2018 MIP payout was contingent upon the achievement of financial performance goals set by the LDC Committee at the beginning of the Fiscal 2018 performance period. The LDC Committee bases the payout on achievement of financial metrics to align MIP goals with shareholder value creation and achievement of the Company’s business plan.
Performance Goals. Set forth below are the MIP financial performance measures and the threshold, target and maximum Company achievement levels selected by the LDC Committee for Fiscal 2018 (dollars in billions):

Fiscal 2018 Performance Measures
Measure	Weighting	Threshold	% of Target Goal	% of Target Payout	Target	Maximum	% of Target Goal	% of Target Payout
Sales	40%	$102.26	95%	10%	$107.64	$129.17	120%	200%
Operating Profit	40%	$14.02	90%	10%	$15.58	$18.69	120%	200%
Inventory Turns	20%	4.74	90%	10%	5.27	6.33	120%	200%
The operating profit threshold must be met for any MIP payout to occur. The relative weighting among the goals was determined by the LDC Committee with input from the CEO and the EVP-HR to reflect the Company’s priorities for Fiscal 2018. The LDC Committee aligned the weighting of the sales and operating profit goals to emphasize top line sales growth balanced with the Company’s continued focus on profitability as a means to drive bottom line results for shareholders.
Adjustments.    The pre-established definitions of sales and operating profit under the MIP provided for adjustments for the impact of acquisitions or dispositions of businesses with annualized sales of $1 billion or more and for nonrecurring charges and write-offs. The definitions also provided for adjustments in excess of $1 billion in the aggregate for sales and in excess of $50 million in the aggregate for operating profit, in connection with specified types of strategic restructuring transactions or changes in tax laws, accounting principles or other laws that materially impact results. The LDC Committee included the adjustment for restructuring transactions because it believes these types of strategic decisions support the long-term best interests of the Company and should not adversely affect incentive opportunities. The adjustment for changes in laws or accounting principles reflects the fact that these changes are outside of the control of the executive officers, and the LDC Committee similarly believes that they should not affect incentive opportunities.
As in prior years, the LDC Committee also included in the pre-established definitions of sales and operating profit under the MIP an adjustment to neutralize the impact of any change (positive or negative) in currency exchange rates during the fiscal year. This adjustment reflected the significant volatility in exchange rates and the increase in the value of the U.S. dollar against other currencies, in particular the Canadian dollar and the Mexican peso, that has occurred over the last several years. The LDC Committee noted that adjustments for currency fluctuations are not uncommon for large multinational corporations. These fluctuations represent

The Home Depot 2019 Proxy Statement	39

external, macro-economic influences outside of the control of the executive officers, and the LDC Committee believes that they should not affect incentive opportunities.
Payout Calculations.    For achieving the target level of performance for the Fiscal 2018 MIP, executive officers receive 100% payout. The target performance level was consistent with our 2018 business plan and the forecast disclosed at the beginning of Fiscal 2018. For Fiscal 2018, the LDC Committee set the threshold performance levels at 95%, 90% and 90% of the performance targets for the sales, operating profit and inventory measures, respectively, with a threshold payout at 10% of target payout. The threshold performance level encourages incremental performance even when achievement of the target appears to be unlikely. At the same time, the relatively low level of payout incentivizes performance above the threshold level.
The LDC Committee also sets maximum performance levels to incent participants to achieve and reward them for above-target performance, while at the same time capping payouts to avoid windfalls due to a better than expected external environment. For Fiscal 2018, the LDC Committee set the payout for maximum achievement for the sales, operating profit and inventory turns measures at 200% of target payout, and set the maximum performance goal for those measures at 120% of the target performance goal.
The Company uses interpolation to determine the specific amount of the payout for each NEO with respect to the achievement of financial goals between the various levels. The LDC Committee does not have discretion to increase the MIP payout earned by an NEO, but it may decrease the payout even if the performance goals are achieved.
The annual target payout levels are determined as a percentage of base salary: 200% for the CEO; 125% for the CFO; and 100% for the other Executive Vice Presidents.
For Messrs. Menear and Carey and Ms. Tomé, payouts for achievement of the performance goals were based on overall Company performance. For Messrs. Holifield and Decker, payouts were based upon performance of the portion of the Company’s business for which they were accountable. The specific performance levels for the portions of the Company’s business for which Messrs. Holifield and Decker were responsible are not material to an understanding of the Company’s compensation program, and we do not believe disclosure of this information would be meaningful to shareholders since it would not be apparent how this information correlates to our consolidated financial statements.
Fiscal 2018 MIP Results.     For Fiscal 2018, for purposes of determining the achievement of MIP awards, sales were $108.31 billion, operating profit was $15.55 billion and inventory turns were 5.08 times, exceeding the target level for the sales goal, while falling below target but above the threshold for the operating profit and inventory turns goals. Pursuant to the pre-established definition of sales under the MIP, sales were adjusted up by $106.3 million for the impact of changes in currency exchange rates in Fiscal 2018. Pursuant to the pre-established definition of operating profit under the MIP, operating profit was adjusted up by $18.0 million due to the impact of changes in currency exchange rates in Fiscal 2018. Actual sales and operating profit without these adjustments were $108.2 billion and $15.53 billion, respectively, which also exceeded the target level for the sales goal but fell slightly below target for the operating profit goal.
Based on performance in Fiscal 2018 against the performance goals, the following were the target and actual MIP awards for Fiscal 2018 for each of the NEOs:

	At Target Performance		At Actual Performance
Name	% of Base Salary	Dollar Amount	% of Base Salary	Dollar Amount
Craig A. Menear	200%	$2,600,000	188.2%	$2,446,686
Carol B. Tomé	125%	$1,425,000	117.6%	$1,340,972
Mark Q. Holifield	100%	$820,000	100.1%	$821,110
Edward P. Decker	100%	$810,000	100.1%	$811,096
Matthew A. Carey	100%	$775,000	94.1%	$729,301

40	The Home Depot 2019 Proxy Statement

Long-Term Incentives
For Fiscal 2018, we awarded the NEOs annual long-term incentives consisting of 50% performance shares, 30% performance-based restricted stock, and 20% stock options. The LDC Committee changed this mix in Fiscal 2017, from a previous mix of one-third of each type of award, to increase the focus on pay for performance and alignment with shareholder interests. The LDC Committee also believed that this mix of equity components provided an appropriate mix of mid- and long-term performance measures and retention incentive, without promoting excessive risk-taking.
The total value of the annual equity awards granted in March 2018 was determined by the LDC Committee after considering the value of equity grants of officers with similar responsibilities at peer group companies described under “Benchmarking” in the “Compensation Determination Process” section above and individual performance relating to financial management, leadership, talent management and operational effectiveness, as well as retention risk. For Fiscal 2018, the annual equity award for our CEO at the target level was 562% of his base salary at the time the awards were granted. For the other NEOs, the target equity value for the annual equity grant ranged from 268% to 329% of base salary.

Performance Shares.    The Fiscal 2018-2020 performance share award provides for the grant of shares of our common stock at the end of a three-year period based on the achievement of average ROIC and operating profit goals over that period, as follows (dollars in billions):

Fiscal 2018-2020 Performance Shares	Threshold	Target	Maximum
Three-Year Average ROIC	41.2%	45.7%	50.3%
Three-Year Average Operating Profit	$14.94	$16.60	$18.26
Percent of Target Payout	25%	100%	200%
For results between these levels, the number of shares is determined by interpolation. There is no payout for results below the threshold level. Each performance measure is separately determined and equally weighted. ROIC for each year in the performance period is defined as operating profit, net of tax, divided by the average of beginning and ending long-term debt and equity for the relevant fiscal year. The pre-established definitions of operating profit and ROIC include adjustments for acquisitions and dispositions of businesses with annualized sales of $1 billion or more, certain nonrecurring write-offs or charges, changes in tax laws, accounting principles or other laws or provisions which have an impact on reported results that exceed $50 million in the aggregate during any fiscal year, and changes in foreign exchange rates, similar to the 2018 MIP.
In Fiscal 2017 and Fiscal 2016, the LDC Committee also granted performance share awards that were structured similarly to the Fiscal 2018-2020 award. The Fiscal 2017-2019 and Fiscal 2016-2018 awards each provide for the grant of shares of our common stock at the end of the respective three-year period based on the achievement of average ROIC and operating profit goals over that period, as follows (dollars in billions):

Fiscal 2017-2019 Performance Shares	Threshold	Target	Maximum
Three-Year Average ROIC	32.0%	35.5%	39.1%
Three-Year Average Operating Profit	$13.50	$15.00	$16.49
Percent of Target Payout	25%	100%	200%

Fiscal 2016-2018 Performance Shares	Threshold	Target	Maximum
Three-Year Average ROIC	29.5%	32.8%	36.0%
Three-Year Average Operating Profit	$12.57	$13.97	$15.36
Percent of Target Payout	25%	100%	200%
The pre-established definition of operating profit for each year in the performance period is the same as the one used for the MIP for that year. ROIC for each year in the performance period is defined as operating profit (using the same definition as the MIP for that year), net of tax, divided by the average of beginning and ending long-term debt and equity for the relevant fiscal year. The pre-established definition of ROIC also provides for adjustments during the performance period for the impact of acquisitions or dispositions of businesses with annualized sales of $1 billion or more. The LDC Committee also adjusted the definitions of operating profit and ROIC for purposes of the Fiscal 2017-2019 and Fiscal 2016-2018 performance share awards to exclude the

The Home Depot 2019 Proxy Statement	41

impact of changes in tax laws, accounting principles or other laws or provisions which have an impact on reported results that exceed $50 million in the aggregate during any fiscal year. This change was made to eliminate any windfall to the executive officers resulting from the impacts of 2017 U.S. tax reform. Dividend equivalents accrue on each of the performance share awards (as reinvested shares) and will be paid upon the payout of the award based on the actual number of shares earned.
The performance period for the Fiscal 2016-2018 performance share awards ended on February 3, 2019. Over the three-year period, the Company achieved an average ROIC of 34.8% and average operating profit of $14.49 billion, as calculated pursuant to the terms of the awards. As a result, the NEOs earned approximately 150.1% of their Fiscal 2016-2018 awards, reflecting performance in excess of the target level for each metric. Pursuant to the pre-established definition of operating profit for the Fiscal 2016-2018 awards, operating profit was adjusted up by $96.1 million due to changes in currency exchange rates in Fiscal 2016, Fiscal 2017 and Fiscal 2018, and adjusted up by $44.8 million for Fiscal 2016 and Fiscal 2017 due to the 2014 data breach. Pursuant to the pre-established definition of ROIC for the Fiscal 2016-2018 awards, ROIC was also adjusted by the same amounts for the impact of currency exchange rates and the 2014 data breach, adjusted down by $1.7 billion due to 2017 U.S. tax reform, and adjusted down by $75.0 million for Fiscal 2018 due to the adoption of the new revenue recognition accounting standard in Fiscal 2018. Average operating profit and ROIC over the three-year period without the adjustments were $14.44 billion and 36.5%, respectively, which also exceeded the target level for each goal. The NEOs earned the following shares under the award, which include reinvested accrued dividends:

Name	Value at Date of Grant(1) (3/23/2016)	Shares Earned at End of Performance Period (2/3/2019)	Value at End of Performance Period(2) (2/3/2019)
Craig A. Menear	$2,433,291	29,768	$5,488,326
Carol B. Tomé	$1,208,311	14,782	$2,725,357
Mark Q. Holifield	$666,596	8,154	$1,503,353
Edward P. Decker	$666,596	8,154	$1,503,353
Matthew A. Carey	$716,601	8,766	$1,616,187
(1)     Reflects the grant date fair value.
(2)     Reflects the value based upon the closing stock price of $184.37 on February 1, 2019, the last trading day of Fiscal 2018.
Performance-Based Restricted Stock.    In March 2018, we granted performance-based restricted stock awards that were forfeitable if operating profit was less than 90% of the MIP target for Fiscal 2018. Dividends on the restricted stock awards are accrued and not paid out unless the performance goal is met. Once the performance goal is met, cash dividends are then paid currently on the shares of restricted stock. The performance goal was met at the end of Fiscal 2018. As a result, the restricted stock will vest 50% on each of the 30- and 60-month anniversaries of the grant date.
Stock Options.    In March 2018, we granted stock options with an exercise price equal to the fair market value of our stock, which is defined as the market closing price on the date of grant. The options vest 25% on each of the second, third, fourth and fifth anniversaries of the grant date. Option re-pricing is expressly prohibited by our Omnibus Plan without shareholder approval.
Deferred Compensation Plans
In addition to the FutureBuilder 401(k) Plan (a broad-based tax-qualified plan), we have two nonqualified deferred compensation plans for our management and highly compensated associates, including executive officers:

•	The Deferred Compensation Plan For Officers (solely funded by the individuals who participate in the plan); and

•
The Restoration Plan, which provides a Company matching contribution equal to 3.5% of the amount of salary and annual cash incentive earned by a management-level associate in excess of the IRS annual compensation limit for tax-qualified plans, payable in shares of common stock of the Company upon retirement or other employment termination.

The plans are designed to permit participants to accumulate income for retirement and other personal financial goals. The Deferred Compensation Plan For Officers and the Restoration Plan are described in the notes to the

42	The Home Depot 2019 Proxy Statement

Nonqualified Deferred Compensation table on page 55. Deferred compensation arrangements are common executive programs, and we believe that these arrangements help us in the recruitment and retention of executive talent; however, we do not view nonqualified deferred compensation as a significant element of our compensation programs. None of these plans provides above-market or preferential returns.

Perquisites
We provide very limited perquisites to our executive officers and do not view them as a significant element of our compensation program. We do not provide tax reimbursements, or “gross-ups,” on perquisites.
Our NEOs participate in a death-benefit-only program, under which they are entitled to a $400,000 benefit upon death if they are employed by the Company at that time. In addition, the benefit is continued for life for executive officers with ten years of service with the Company. Currently, all of our NEOs have met this service requirement and are entitled to lifetime death benefit coverage. In Fiscal 2009, we discontinued this benefit for any new executive officers.
The Company requests that Mr. Menear travel by Company aircraft, including travel for personal reasons. We also permit non-business use of Company aircraft by other NEOs on a more limited basis.
Other Benefits
Our NEOs have the option to participate in various employee benefit programs, including medical, dental, disability and life insurance benefit programs. These benefit programs are generally available to all full-time associates. We also provide all associates, including our NEOs, with the opportunity to purchase our common stock through payroll deductions at a 15% discount through our ESPP, a nondiscriminatory, tax-qualified plan. All associates, including our NEOs, are also eligible to participate in our charitable matching gift program through The Home Depot Foundation.
MANAGEMENT OF COMPENSATION-RELATED RISK

We employ a number of mechanisms to mitigate the chance of our compensation programs encouraging excessive risk-taking, including those described below.

Annual Risk Assessment	As discussed above under “Mitigating Compensation Risk” on page 37, the LDC Committee undertakes an annual review and risk assessment of our compensation policies and practices.
Compensation Recoupment Policy
In February 2019, our Board adopted an updated executive compensation clawback policy, which is set forth in our Corporate Governance Guidelines and LDC Committee charter. Pursuant to the clawback policy, to the extent deemed appropriate and as permitted by law, the Board or the LDC Committee will recover from an executive officer any bonus, incentive payment, equity award or other compensation (in whole or in part) awarded to or received by an executive officer if the compensation was based on any financial results or operating metrics that were achieved as a result of that executive officer’s knowing or intentional fraudulent or illegal conduct or if the executive officer engaged in any intentional misconduct that caused the Company material financial or reputational harm.

Stock Ownership and Retention Guidelines
Our Executive Stock Ownership and Retention Guidelines require our NEOs to hold shares of common stock with a value equal to the specified multiples of base salary indicated below. This program assists in focusing executives on long-term success and shareholder value. Shares owned outright, restricted stock, and shares acquired pursuant to the ESPP, the FutureBuilder 401(k) Plan and the Restoration Plan, are counted towards this requirement. Unearned performance shares and unexercised stock options are not counted toward this requirement. Newly hired and promoted executives have four years to satisfy the requirements and must hold all shares received upon vesting of equity awards (net of shares withheld to pay taxes) until the requirements are met.

The Home Depot 2019 Proxy Statement	43

Stock Ownership and Retention Guidelines (continued)	As of March 8, 2019, all of our NEOs complied with the stock ownership and retention guidelines and held the following multiples of base salary (rounded to the nearest whole multiple):

Multiple of Base Salary
Name	Current Ownership	Guideline
Craig A. Menear	23x	6x
Carol B. Tomé	88x	4x
Mark Q. Holifield	7x	4x
Edward P. Decker	16x	4x
Matthew A. Carey	19x	4x

Anti-Hedging Policy
In Fiscal 2012, the Company adopted a policy that prohibits all associates, officers and directors from entering into hedging or monetization transactions designed to limit the financial risk of owning Company stock. These include prepaid variable forward contracts, equity swaps, collars, exchange funds and other similar transactions, as well as speculative transactions in derivatives of the Company’s securities, such as puts, calls, options (other than those granted under a Company compensation plan) or other derivatives.

Equity Grant Procedures
Company-wide equity grants, including equity grants to NEOs, are awarded annually effective as of the date of the March meeting of the LDC Committee, which is generally scheduled at least a year in advance. Throughout the year, equity awards are made to new hires, promoted employees, and, in rare circumstances, as a reward for exceptional performance. In all cases, the effective grant date for these mid-year awards is the date of the next regularly scheduled quarterly LDC Committee meeting. The exercise price of each of our stock option grants is the market closing price on the effective grant date.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

We have a limited severance arrangement with Ms. Tomé. When Ms. Tomé’s employment arrangement was adopted in 2001, the severance provisions reflected the terms provided to our other executives at that time and were consistent with the terms provided in the competitive market for executive talent. This severance arrangement is discussed below under “Potential Payments Upon Termination or Change in Control—Termination Without Cause or For Good Reason” on page 56. We do not have a severance arrangement with our CEO or any of our other NEOs.
We do not have any change in control agreements with our executives. Our standard form of equity award agreement, adopted by the LDC Committee in Fiscal 2013, provides for accelerated vesting if the executive is terminated without cause within 12 months following a change in control. Prior to Fiscal 2013, our equity awards provided for accelerated vesting solely upon a change in control regardless of any termination of employment. The vast majority of these awards have vested in accordance with their terms. In the event the value of any accelerated vesting constitutes an “excess parachute payment,” the executive would be subject to a 20% excise tax on such amount, and the amount would not be tax deductible by the Company.
TAX DEDUCTIBILITY CONSIDERATIONS

Section 162(m) of the Internal Revenue Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to a company’s NEOs. Prior to enactment of U.S. tax reform in 2017, this limitation did not generally apply to compensation paid to the chief financial officer or individuals who were no longer NEOs, or to compensation paid based on achievement of pre-established performance goals if certain requirements were met. Our performance shares, performance-based restricted stock and option awards granted prior to Fiscal 2018 were intended to qualify as performance-based compensation to qualify for a tax deduction. The

44	The Home Depot 2019 Proxy Statement

LDC Committee reserved the discretion, however, to award compensation that is not exempt from the deduction limits of Section 162(m).

The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our NEOs, including our CFO, in excess of $1 million in Fiscal 2018 and future years will not be deductible. Certain awards or compensation arrangements granted or entered into prior to November 2, 2017 may still be deductible if they qualify for transition relief applicable to certain compensation arrangements.

Despite the LDC Committee’s efforts to structure prior year awards to be exempt from Section 162(m) and therefore not subject to its deduction limits, there can be no assurance that these awards will be fully deductible because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing the exemption from the deduction limit under Section 162(m). In addition, the LDC Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the Company’s performance and business objectives.

The Home Depot 2019 Proxy Statement	45

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation during the last three fiscal years paid to or earned by (1) the CEO; (2) the CFO; and (3) the three other most highly compensated executive officers who were serving as executive officers as of the end of Fiscal 2018 (collectively referred to as the named executive officers or NEOs).

SUMMARY COMPENSATION TABLE
Name, Principal Position and Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2) (3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4) (5)	Total ($)
Craig A. Menear Chairman, Chief Executive Officer & President
2018	1,325,000	—	6,058,925	1,459,983	2,446,686	—	76,068	11,366,662
2017	1,300,000	—	5,955,804	1,459,987	2,843,328	—	81,893	11,641,012
2016	1,300,000	—	4,866,582	2,433,320	2,759,445	—	112,254	11,471,601
Carol B. Tomé Chief Financial Officer & Executive Vice President – Corporate Services
2018	1,154,423	—	3,162,729	749,978	1,340,972	—	145,323	6,553,425
2017	1,104,231	—	3,062,459	744,981	1,517,353	—	129,760	6,558,784
2016	1,079,231	—	2,416,623	1,208,321	1,439,422	—	99,839	6,243,436
Mark Q. Holifield Executive Vice President – Supply Chain & Product Development
2018	830,769	—	1,857,012	439,989	821,110	—	56,916	4,005,796
2017	795,385	—	1,688,772	409,986	879,812	—	37,003	3,810,958
2016	775,385	—	1,333,192	666,658	821,071	—	112,160	3,708,466
Edward P. Decker Executive Vice President – Merchandising
2018	820,577	—	1,855,309	439,989	811,096	—	60,328	3,987,299
2017	784,231	—	1,727,715	419,992	868,815	—	36,842	3,837,595
Matthew A. Carey Executive Vice President & Chief Information Officer
2018	784,904	—	1,850,214	439,989	729,301	—	79,762	3,884,170
2017	750,385	—	1,805,223	439,982	825,659	—	19,459	3,840,708
2016	730,385	—	1,433,201	716,651	780,074	—	21,766	3,682,077

(1)
Amount of salary actually received in any year may differ from the annual base salary amount due to the timing of payroll periods and the timing of changes in base salary, which typically occur in April or following a mid-year promotion. In addition, Fiscal 2018 contained 53 weeks, compared to 52 weeks in Fiscal 2017 and Fiscal 2016, so Fiscal 2018 salary amounts include one additional week of pay.

(2)
Amounts set forth in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards granted in Fiscal 2018, Fiscal 2017 and Fiscal 2016 computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of the option awards are set forth in Note 8 to the Company’s consolidated financial statements included in the Company’s 2018 Form 10-K. The valuation of performance-based restricted stock and performance share awards and of share equivalents granted under the Restoration Plan is based on the closing stock price on the grant date.

(3)
Amounts reflect the grant date fair value of performance share and performance-based restricted stock awards granted to the NEOs during Fiscal 2018, Fiscal 2017 and Fiscal 2016, plus the value of share equivalents under the Restoration Plan in Fiscal 2018 and Fiscal 2017, as set forth in the table below. Fiscal 2018 Restoration Plan contributions reflect contributions for two plan years, since the January 31, 2018 and January 31, 2019 allocation dates both fell within Fiscal 2018. No contributions to the Restoration Plan are shown for Fiscal 2016 because the January 31, 2017 allocation date fell within Fiscal 2017.

	Grant Date Fair Value for Performance Shares ($)			Grant Date Fair Value for Performance-Based Restricted Stock ($)			Value of Share Equivalents Under Restoration Plan ($)
Name	Fiscal 2018	Fiscal 2017	Fiscal 2016	Fiscal 2018	Fiscal 2017	Fiscal 2016	Fiscal 2018	Fiscal 2017	Fiscal 2016
Craig A. Menear	3,649,944	3,649,960	2,433,291	2,189,824	2,189,917	2,433,291	219,157	115,927	—
Carol B. Tomé	1,874,907	1,862,483	1,208,311	1,124,908	1,117,431	1,208,311	162,914	82,545	—
Mark Q. Holifield	1,099,986	1,024,889	666,596	659,920	614,933	666,596	97,106	48,950	—
Edward P. Decker	1,099,986	1,049,940	N/A	659,920	629,964	N/A	95,403	47,811	N/A
Matthew A. Carey	1,099,986	1,099,895	716,601	659,920	659,878	716,601	90,308	45,450	—

46	The Home Depot 2019 Proxy Statement

The grant date fair value of the performance shares reflected in the table above is computed based upon the probable outcome of the performance goals as of the grant date, in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For all performance-based awards other than the performance shares granted in Fiscal 2018, Fiscal 2017 and Fiscal 2016, this value is the same as the value calculated assuming the maximum level of performance under the awards.
The value of the performance share awards granted in Fiscal 2018, Fiscal 2017 and Fiscal 2016 as of the grant date, assuming that the maximum level of the performance goals will be achieved, is as follows for each of the NEOs:

	Value of Performance Shares Assuming Maximum Performance ($)
Name	Fiscal 2018	Fiscal 2017	Fiscal 2016
Craig A. Menear	7,299,888	7,299,920	4,866,582
Carol B. Tomé	3,749,813	3,724,966	2,416,623
Mark Q. Holifield	2,199,971	2,049,778	1,333,192
Edward P. Decker	2,199,971	2,099,880	N/A
Matthew A. Carey	2,199,971	2,199,790	1,433,201

(4)
Incremental cost of perquisites is based on actual cost to the Company. The incremental cost of personal use of Company aircraft is based on the average direct cost of use per hour, which includes fuel, maintenance, crew travel and lodging expense, landing and parking fees, and engine restoration cost. Any applicable deadhead flights are allocated to the NEOs. No incremental cost for personal use of the Company aircraft was attributed to an NEO where the plane was already traveling to the destination for business reasons. Since our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as crew salaries, depreciation, hangar rent and insurance. In addition to the incremental cost of personal aircraft use reported in the All Other Compensation column and in footnote 5 below, we also impute taxable income to the NEOs for any personal aircraft use in accordance with Internal Revenue Service regulations. We do not provide tax reimbursements, or “gross-ups,” on these amounts to executive officers.

(5)
The following identifies the perquisites and other compensation for Fiscal 2018 that are required to be quantified by SEC rules. In addition to personal aircraft use, the Company made matching contributions to charitable organizations on behalf of the NEOs, as shown below.

Name	Use of Airplane ($)	Matching Charitable Contributions ($)
Craig A. Menear	41,555	—
Carol B. Tomé	40,235	64,992
Mark Q. Holifield	—	14,940
Edward P. Decker	—	20,850
Matthew A. Carey	—	5,000
Other perquisites and personal benefits for Fiscal 2018 were long-term disability insurance premiums, gifts from certain corporate events, tickets for certain sporting events, costs of a personal incentive trip granted in lieu of an executive business retreat for Messrs. Holifield and Decker and Ms. Tomé, and incremental amounts accrued during Fiscal 2018 under the death-benefit-only program. For Fiscal 2018, the accrued amount under the death-benefit-only program for Mr. Carey was $60,356, reflecting the fact that he reached his tenth year of service with the Company in Fiscal 2018 and as a result, the program now provides him with a lifetime benefit. We do not provide tax gross-ups on any of these perquisites or personal benefits.

The Home Depot 2019 Proxy Statement	47

MATERIAL TERMS OF NEO EMPLOYMENT ARRANGEMENTS

This section describes employment arrangements in effect for the NEOs during Fiscal 2018, all of which are “at-will” employment arrangements set forth in the offer letters provided to the NEOs at the time of hire or promotion, as applicable. Because the offer letters reflect at-will employment, they have no set duration and consequently no renewal or extension provisions. The letters are all filed as exhibits to the 2018 Form 10-K.
The offer letters state each NEO’s initial base salary and annual MIP target as a percentage of base salary, payout of which is subject to the achievement of pre-established goals. Both the base salary and MIP target are subject to adjustment upon future review by the LDC Committee, or independent members of the Board in the case of Mr. Menear. The Fiscal 2018 base salary and MIP target as a percentage of base salary for each NEO are set forth above in the Compensation Discussion and Analysis.
In addition, the offer letters provide that the NEOs are eligible to participate in other benefit programs available to salaried associates and/or officers. These benefits include the ESPP, the Deferred Compensation Plan For Officers, the Restoration Plan and the death-benefit-only insurance program. Any provisions in the letters regarding termination of employment are discussed below in the section entitled “Potential Payments Upon Termination or Change in Control” beginning on page 56.
Mr. Menear’s offer letter states that the Company has requested that he travel, whenever practicable, by Company aircraft, including when traveling for personal reasons. However, to the extent he or his family uses Company aircraft for personal reasons, the Company will not provide a tax gross-up for any imputed compensation.

48	The Home Depot 2019 Proxy Statement

FISCAL 2018 GRANTS OF PLAN-BASED AWARDS

The following table sets forth the plan-based awards granted to the NEOs pursuant to Company plans during Fiscal 2018.

FISCAL 2018 GRANTS OF PLAN-BASED AWARDS
									All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date(1)(3)	Approval Date(3)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Craig A. Menear
Performance Shares	3/21/2018	2/22/2018	—	—	—	2,562	20,503	41,006	—	—	—	3,649,944
Annual Stock Grant	3/21/2018	2/22/2018	—	—	—	—	12,301	—	—	—	—	2,189,824
Annual Option Grant	3/21/2018	2/22/2018	—	—	—	—	—	—	—	45,327	178.02	1,459,983
MIP(2)	2/22/2018	2/22/2018	104,000	2,600,000	5,200,000	—	—	—	—	—	—	—
Carol B. Tomé
Performance Shares	3/21/2018	2/22/2018	—	—	—	1,316	10,532	21,064	—	—	—	1,874,907
Annual Stock Grant	3/21/2018	2/22/2018	—	—	—	—	6,319	—	—	—	—	1,124,908
Annual Option Grant	3/21/2018	2/22/2018	—	—	—	—	—	—	—	23,284	178.02	749,978
MIP(2)	2/22/2018	2/22/2018	57,000	1,425,000	2,850,000	—	—	—	—	—	—	—
Mark Q. Holifield
Performance Shares	3/21/2018	2/22/2018	—	—	—	772	6,179	12,358	—	—	—	1,099,986
Annual Stock Grant	3/21/2018	2/22/2018	—	—	—	—	3,707	—	—	—	—	659,920
Annual Option Grant	3/21/2018	2/22/2018	—	—	—	—	—	—	—	13,660	178.02	439,989
MIP(2)	2/22/2018	2/22/2018	32,800	820,000	1,640,000	—	—	—	—	—	—	—
Edward P. Decker
Performance Shares	3/21/2018	2/22/2018	—	—	—	772	6,179	12,358	—	—	—	1,099,986
Annual Stock Grant	3/21/2018	2/22/2018	—	—	—	—	3,707	—	—	—	—	659,920
Annual Option Grant	3/21/2018	2/22/2018	—	—	—	—	—	—	—	13,660	178.02	439,989
MIP(2)	2/22/2018	2/22/2018	32,400	810,000	1,620,000	—	—	—	—	—	—	—
Matthew A. Carey
Performance Shares	3/21/2018	2/22/2018	—	—	—	772	6,179	12,358	—	—	—	1,099,986
Annual Stock Grant	3/21/2018	2/22/2018	—	—	—	—	3,707	—	—	—	—	659,920
Annual Option Grant	3/21/2018	2/22/2018	—	—	—	—	—	—	—	13,660	178.02	439,989
MIP(2)	2/22/2018	2/22/2018	31,000	775,000	1,550,000	—	—	—	—	—	—	—

(1)	All awards were granted under the Omnibus Plan other than MIP awards.

(2)
The Fiscal 2018 MIP was based on achievement of pre-established performance goals as described in the Compensation Discussion and Analysis. The amount in the “Threshold” column for the 2018 MIP reflects the minimum possible payout based upon assumed achievement of the threshold performance levels as discussed below under “Terms of Plan-Based Awards Granted to the NEOs for Fiscal 2018—Fiscal 2018 MIP.”

(3)
Annual equity awards under the Omnibus Plan were approved at the February 22, 2018 meeting of the LDC Committee (or by the independent Board members for the CEO) but were effective as of March 21, 2018. See discussion under “Equity Grant Procedures” on page 44 in the Compensation Discussion and Analysis above.

(4)
Amounts represent the grant date fair value of awards granted in Fiscal 2018 computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of the option awards are set forth in Note 8 to the Company’s consolidated financial statements as filed with the SEC in the 2018 Form 10-K. The valuation of restricted stock and performance share awards is based on the closing stock price on the grant date.

The Home Depot 2019 Proxy Statement	49

TERMS OF PLAN-BASED AWARDS GRANTED TO NEOS FOR FISCAL 2018

The LDC Committee approved the Fiscal 2018 annual grants of performance shares, performance-based restricted stock and stock options under the Omnibus Plan for the NEOs other than Mr. Menear. Mr. Menear’s awards were approved by the independent members of the Board.

Award Type	Award Terms
Performance Shares
For Fiscal 2018, 50% of the annual equity grant provided to the NEOs was in the form of performance shares. The terms and conditions of the awards are described under “Long-Term Incentives” in the Compensation Discussion and Analysis above. Upon termination of employment without cause within 12 months following a change in control, the executive would be entitled to a pro rata portion of performance shares based on actual performance for the portion of the performance period before a change in control, plus a pro rata portion of the target performance shares for the portion of the performance period after a change in control. In the event of death, disability or retirement at or after age 60 with at least five years of continuous service (“retirement”), the executive or his or her estate will be entitled to receive any performance shares ultimately earned, and in the event of death or disability before retirement, a pro rata portion of any shares ultimately earned. Because Mr. Menear, Ms. Tomé and Mr. Holifield have reached age 60 and have more than five years of service, they are “retirement eligible” and their performance share awards are non-forfeitable, although payout, if any, is based on achievement of the performance goals. Dividend equivalents accrue on performance share awards (as reinvested shares) and are paid upon the payout of the award based on the actual number of shares earned.

Annual Stock Grants
For Fiscal 2018, 30% of the annual equity grant provided to the NEOs was in the form of performance-based restricted stock, which was forfeitable if Fiscal 2018 operating profit was less than 90% of the MIP target for Fiscal 2018. If the performance target is met, as it was for Fiscal 2018, the awards are then subject to time-based vesting. The annual restricted stock grants vest 50% on each of the 30-month and 60-month anniversaries of the grant date, subject to continued employment through the vesting date, or, if sooner, upon termination due to death or disability or termination without cause within 12 months following a change in control. In addition, if the performance target is met, the restricted stock becomes non-forfeitable once the executive reaches retirement eligibility but is not transferable before the time-based vesting dates. Because Mr. Menear, Ms. Tomé and Mr. Holifield were retirement eligible at the time the performance condition was met, their awards became non-forfeitable but remain non-transferable until the time-based vesting dates. Dividends on the restricted stock are accrued (as cash dividends) and not paid out to executive officers unless the performance target is met. Once the performance target is met, cash dividends are then paid currently on the shares of restricted stock.

Annual Stock Option Grants
For Fiscal 2018, 20% of the annual equity grant provided to the NEOs was in the form of nonqualified stock options. The stock option awards vest 25% per year on the second, third, fourth and fifth anniversaries of the grant date, subject to continued employment through the vesting date, or, if sooner, upon termination due to death or disability or termination without cause within 12 months following a change in control. In addition, the stock option awards become non-forfeitable once the executive becomes retirement eligible but are not exercisable before the time-based vesting dates. Generally, stock options may be exercised, once vested, over the remainder of the ten-year option term, subject to continued employment or meeting the retirement eligibility requirements. Because Mr. Menear, Ms. Tomé and Mr. Holifield are retirement eligible, their option awards are non-forfeitable but are not exercisable until the time-based vesting dates.

50	The Home Depot 2019 Proxy Statement

Award Type	Award Terms
Fiscal 2018 MIP
Each of the NEOs participated in the Fiscal 2018 MIP, the Company’s annual cash-based incentive plan. The Fiscal 2018 MIP payout was based upon achievement of pre-established financial performance goals, as described under “Elements of Our Compensation Programs—Annual Incentive” in the Compensation Discussion and Analysis on page 39 above.

The LDC Committee approved threshold, target and maximum payout levels for Fiscal 2018 for the NEOs under the MIP. The threshold, target and maximum potential payouts under the MIP for the NEOs reflect the following percentages of base salary at the end of Fiscal 2018:

	Percentage of Base Salary
Name	Threshold	Target	Maximum
Craig A. Menear	8%	200%	400%
Carol B. Tomé	5%	125%	250%
Mark Q. Holifield	4%	100%	200%
Edward P. Decker	4%	100%	200%
Matthew A. Carey	4%	100%	200%

Because the operating profit threshold must be met for any payout to occur, the threshold percentage above reflects the minimum possible payout based upon assumed achievement of that threshold. The actual amounts earned based on achievement of Fiscal 2018 MIP performance goals are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

The Home Depot 2019 Proxy Statement	51

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END

The following table sets forth information regarding outstanding equity awards as of the end of Fiscal 2018 granted to the NEOs.

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Craig A. Menear	113,468	—	—	36.62	3/22/2021	2,500	460,925	29,768	5,488,326
	95,274	—	—	49.79	3/20/2022	5,000	921,850	51,452	9,486,205
	68,468	—	—	69.65	3/26/2023	3,794	699,500	5,208	960,199
	62,722	20,908	—	78.87	3/25/2024	5,228	963,886	—	—
	161,478	53,827	—	97.57	11/19/2024	4,863	896,591	—	—
	62,977	62,978	—	116.15	3/23/2025	8,121	1,497,269	—	—
	30,018	90,057	—	130.22	3/22/2026	12,301	2,267,935	—	—
	—	67,265	—	147.36	3/21/2027	—	—	—	—
	—	45,327	—	178.02	3/20/2028	—	—	—	—
Carol B. Tomé	26,334	—	—	36.62	3/22/2021	3,794	699,500	14,782	2,725,357
	118,140	—	—	49.79	3/20/2022	2,689	495,771	26,254	4,840,450
	84,465	—	—	69.65	3/26/2023	2,415	445,254	2,675	493,190
	62,722	20,908	—	78.87	3/25/2024	4,144	764,029	—	—
	32,388	32,389	—	116.15	3/23/2025	6,319	1,165,034	—	—
	14,906	44,720	—	130.22	3/22/2026	—	—	—	—
	—	34,323	—	147.36	3/21/2027	—	—	—	—
	—	23,284	—	178.02	3/20/2028	—	—	—	—
Mark Q. Holifield	—	4,397	—	81.97	2/26/2024	793	146,205	8,154	1,503,353
	—	12,121	—	78.87	3/25/2024	2,199	405,430	14,447	2,663,593
	17,993	17,994	—	116.15	3/23/2025	1,493	275,264	1,569	289,277
	8,224	24,673	—	130.22	3/22/2026	1,707	314,720	—	—
	—	18,889	—	147.36	3/21/2027	2,280	420,364	—	—
	—	13,660	—	178.02	3/20/2028	3,707	683,460	—	—
Edward P. Decker	47,489	—	—	32.32	3/23/2020	2,500	460,925	8,154	1,503,353
	47,908	—	—	36.62	3/22/2021	4,000	737,480	14,800	2,728,676
	36,204	—	—	49.79	3/20/2022	2,325	428,660	1,569	289,277
	25,595	—	—	69.65	3/26/2023	1,371	252,771	—	—
	19,998	6,666	—	78.87	3/25/2024	2,870	529,142	—	—
	13,060	4,354	—	91.15	8/20/2024	2,560	471,987	—	—
	17,993	17,994	—	116.15	3/23/2025	4,275	788,182	—	—
	8,224	24,673	—	130.22	3/22/2026	3,707	683,460	—	—
	—	19,350	—	147.36	3/21/2027	—	—	—	—
	—	13,660	—	178.02	3/20/2028	—	—	—	—
Matthew A. Carey	57,908	—	—	49.79	3/20/2022	4,543	837,593	8,766	1,616,187
	52,471	—	—	69.65	3/26/2023	3,085	568,781	15,504	2,858,472
	39,087	13,030	—	78.87	3/25/2024	2,752	507,386	1,569	289,277
	19,343	19,343	—	116.15	3/23/2025	4,478	825,609	—	—
	8,841	26,523	—	130.22	3/22/2026	3,707	683,460	—	—
	—	20,271	—	147.36	3/21/2027	—	—	—	—
	—	13,660	—	178.02	3/20/2028	—	—	—	—

52	The Home Depot 2019 Proxy Statement

(1)	Unexercisable stock options outstanding as of the end of Fiscal 2018 for each NEO vest as follows:

Vesting Date	C. Menear	C. Tomé	M. Holifield	E. Decker	M. Carey
February 27, 2019	—	—	4,397	—	—
March 22, 2019	16,816	8,580	4,722	4,837	5,067
March 23, 2019	30,019	14,907	8,224	8,224	8,841
March 24, 2019	31,489	16,194	8,997	8,997	9,671
March 26, 2019	20,908	20,908	12,121	6,666	13,030
August 21, 2019	—	—	—	4,354	—
November 20, 2019	53,827	—	—	—	—
March 21, 2020	11,331	5,821	3,415	3,415	3,415
March 22, 2020	16,816	8,581	4,722	4,838	5,068
March 23, 2020	30,019	14,906	8,224	8,224	8,841
March 24, 2020	31,489	16,195	8,997	8,997	9,672
March 21, 2021	11,332	5,821	3,415	3,415	3,415
March 22, 2021	16,816	8,581	4,722	4,837	5,068
March 23, 2021	30,019	14,907	8,225	8,225	8,841
March 21, 2022	11,332	5,821	3,415	3,415	3,415
March 22, 2022	16,817	8,581	4,723	4,838	5,068
March 21, 2023	11,332	5,821	3,415	3,415	3,415
Total	340,362	155,624	91,734	86,697	92,827

(2)	Restricted stock outstanding as of the end of Fiscal 2018 for each NEO vests as follows:

Vesting Date	C. Menear	C. Tomé	M. Holifield	E. Decker	M. Carey
February 27, 2019	—	—	793	—	—
March 26, 2019	3,794	3,794	2,199	2,325	4,543
August 2, 2019	7,500	—	—	—	—
August 21, 2019	—	—	—	1,371	—
September 22, 2019	4,060	2,072	1,140	2,137	2,239
September 21, 2020	6,150	3,159	1,853	1,853	1,853
March 24, 2020	5,228	2,689	1,493	2,870	3,085
March 23, 2021	4,863	2,415	1,707	2,560	2,752
March 22, 2022	4,061	2,072	1,140	2,138	2,239
March 21, 2023	6,151	3,160	1,854	1,854	1,854
March 13, 2025	—	—	—	6,500	—
Total	41,807	19,361	12,179	23,608	18,565
The reported value of the restricted stock awards is based on the closing stock price on February 1, 2019, the last trading day of Fiscal 2018.

(3)
The NEOs’ performance share awards are earned upon the completion of the three-year performance periods ending February 3, 2019, February 2, 2020, and January 31, 2021, based on achievement of pre-established average ROIC and operating profit goals, as described above in the Compensation Discussion and Analysis under “Long-Term Incentives—Performance Shares” on page 41 and under “Terms of Plan-Based Awards Granted to NEOs for Fiscal 2018—Performance Shares” on page 50. The awards are paid out following certification by the LDC Committee of the achievement of the goals after completion of the applicable performance period. For the Fiscal 2016-2018 award, the shares reported are the actual amount earned based on the performance level met as of February 3, 2019, as certified by the LDC Committee on February 27, 2019, and include dividend equivalents accrued on the award. For the Fiscal 2017-2019 award and the Fiscal 2018-2020 award, the reported number of shares includes dividend equivalents accrued through February 3, 2019 and assumes achievement of the maximum level of performance for the Fiscal 2017-2019 award and the threshold level of performance for the Fiscal 2018-2020 award, in accordance with SEC requirements. The reported value of the performance share awards is based on the closing stock price on February 1, 2019, the last trading day of Fiscal 2018.

The Home Depot 2019 Proxy Statement	53

OPTIONS EXERCISED AND STOCK VESTED IN FISCAL 2018

The following table sets forth the options exercised and the shares of restricted stock and performance shares that vested for the NEOs during Fiscal 2018.

OPTIONS EXERCISED AND STOCK VESTED IN FISCAL 2018
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Craig A. Menear	231,014	35,624,189	53,623	(1)	10,019,031
Carol B. Tomé	—	—	152,860	(2)	27,428,621
Mark Q. Holifield	35,549	3,891,719	16,645	(3)	3,104,096
Edward P. Decker	50,860	8,307,709	16,005		3,011,515
Matthew A. Carey	—	—	19,539		3,645,030

(1)
Includes 6,740 shares withheld to pay taxes on restricted stock grants that became non-forfeitable on February 22, 2018. The remaining shares under these grants continue to be restricted until the time-based vesting dates are reached.

(2)
Includes 3,439 shares withheld to pay taxes on a restricted stock grant that became non-forfeitable on February 22, 2018. The remaining shares under this grant continue to be restricted until the time-based vesting dates are reached.

(3)
Includes 1,893 shares withheld to pay taxes on a restricted stock grant that became non-forfeitable on February 22, 2018. The remaining shares under this grant continue to be restricted until the time-based vesting dates are reached.

54	The Home Depot 2019 Proxy Statement

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2018

The following table sets forth information regarding the participation of the NEOs in the Company’s nonqualified deferred compensation plans for Fiscal 2018.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2018
	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Name
Craig A. Menear
Restoration Plan(5)	N/A	219,157	(201,371)	—	2,169,583
Deferred Compensation Plan For Officers(6)	710,832	—	(197,782)	—	4,736,743
Carol B. Tomé
Restoration Plan(5)	N/A	162,914	(462,164)	—	4,746,697
Mark Q. Holifield
Restoration Plan(5)	N/A	97,106	(120,511)	—	1,275,761
Edward P. Decker
Restoration Plan(5)	N/A	95,403	(114,949)	—	1,218,904
Deferred Compensation Plan For Officers(6)	—	—	(11,038)	—	665,382
Matthew A. Carey
Restoration Plan(5)	N/A	90,308	(84,301)	—	907,763

(1)
Executive contributions represent deferral of base salary and incentive awards under the MIP during Fiscal 2018, which amounts are also disclosed in the Fiscal 2018 Salary column and the Fiscal 2017 Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The Restoration Plan is non-elective, and the participants cannot make contributions to it.

(2)
All Company contributions to the Restoration Plan are included as compensation in the Stock Awards column of the Summary Compensation Table. Fiscal 2018 Restoration Plan contributions reflect contributions for two plan years, since the January 31, 2018 and January 31, 2019 allocation dates both fell within Fiscal 2018.The Company does not make contributions to the Deferred Compensation Plan For Officers.

(3)
Deferred Compensation Plan For Officers earnings represent notional returns on participant-selected investments. Restoration Plan earnings represent the change in the value of the underlying Company stock during Fiscal 2018 plus dividends that are credited at the same rate, and at the same time, that dividends are paid to all shareholders.

(4)
For the Restoration Plan, amounts in the aggregate balance for Mr. Menear, Ms. Tomé, Mr. Holifield, Mr. Decker and Mr. Carey of $514,881, $933,435, $132,795, $47,811 and $280,113, respectively, were previously reported in the Summary Compensation Table. For the Deferred Compensation Plan For Officers, $3,301,723 of the aggregate balance amount for Mr. Menear was previously reported in the Summary Compensation Table.

(5)
The Restoration Plan, an unfunded, nonqualified deferred compensation plan, provides management-level associates with a benefit equal to the matching contributions that they would have received under the Company’s FutureBuilder 401(k) Plan if certain Internal Revenue Code limitations were not in place. On January 31 of each year, the plan makes an allocation to participant accounts in an amount equal to the participant’s eligible earnings (generally, salary plus annual cash incentive award) during the prior calendar year minus the Internal Revenue Code limit for tax-qualified plans ($275,000 for 2018) multiplied by the current Company match level of 3.5%. This amount is then converted to units representing shares of the Company’s common stock. Stock units credited to a participant’s account are also credited with dividend equivalents at the same time, and in the same amount, as dividends are paid to shareholders. Participant account balances vest at the same time their account in the Company’s tax-qualified FutureBuilder 401(k) Plan vests, which provides for 100% cliff vesting after three years of service. A participant’s vested account balance is payable in shares of common stock on retirement or other employment termination. In-service withdrawals are not permitted.

(6)
The Deferred Compensation Plan For Officers is an unfunded, nonqualified deferred compensation plan that allows officers to defer payment of up to 50% of base salary and up to 100% of annual incentive compensation until retirement or other employment termination. The Company makes no contributions to the Deferred Compensation Plan For Officers. Participants may also elect an in-service distribution during a designated calendar year or over a period of not more than ten years, or upon a change in control of the Company. Commencing at retirement after age 60 or one year thereafter, payment is made, at the participant’s election, in a single sum or equal annual installment payments over a period of not more than ten years, provided that distribution in a single sum is automatically made on termination for reasons other than retirement or disability. Participants direct the manner in which their account balances are deemed invested among an array of investment funds, and notional earnings are credited to participant accounts based on fund returns. Accounts are 100% vested at all times.

The Home Depot 2019 Proxy Statement	55

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Termination Without Cause or For Good Reason
The employment arrangements with Messrs. Menear, Holifield, Decker, and Carey do not entitle them to any severance payments upon employment termination. They would, however, be entitled to any vested benefits under Company plans in which they participate. Messrs. Menear, Holifield, Decker, and Carey are subject to non-competition and non-solicitation restrictions for 24 months and 36 months post-termination, respectively. Each NEO is also subject to post-termination confidentiality restrictions.
The following table sets forth the estimated value of benefits that Ms. Tomé would be entitled to receive, assuming a termination of employment by the Company without cause or by Ms. Tomé for good reason as of February 3, 2019, the last day of Fiscal 2018. She would also be entitled to any vested benefits under Company plans in which she participates, including amounts under the Restoration Plan as set forth in the Nonqualified Deferred Compensation table on page 55 of this Proxy Statement. Ms. Tomé is not entitled to payment of any benefits upon termination for cause or resignation without good reason other than for accrued compensation earned prior to employment termination and any vested benefits under Company plans in which she participates.

TERMINATION WITHOUT CAUSE OR FOR GOOD REASON
Name	Value of Salary Continuation ($)	Value of Equity Awards Vesting on Termination ($)	Total ($)
Carol B. Tomé	2,280,000	8,861,547	11,141,547
Under Ms. Tomé’s employment arrangement, pursuant to provisions that were adopted in 2001, in the event her employment is terminated by the Company without cause, or by Ms. Tomé for good reason, the Company would continue to pay her base salary for 24 months in accordance with the Company’s normal payroll practices, subject to any delay necessary to comply with the requirements of Internal Revenue Code Section 409A. Also, vesting would be accelerated on her outstanding restricted stock and stock option awards that would otherwise have vested during the salary continuation period (106,092 options with an intrinsic value of $6,701,837 and 11,714 shares of restricted stock with a value of $2,159,710 at the end of Fiscal 2018, based upon the closing stock price of $184.37 on February 1, 2019). Because Ms. Tomé is retirement eligible, any remaining unvested equity at the end of the salary continuation period would be non-forfeitable, but would continue to be subject to time-based and/or performance-based vesting requirements, as described below under “—Termination Due to Retirement” on page 59.
Termination for cause by the Company under this arrangement generally means that the executive: (a) has engaged in conduct that constitutes willful gross neglect or willful gross misconduct with respect to employment duties that results in material economic harm to the Company, (b) has been convicted of a felony involving theft or moral turpitude, or (c) has violated Company policies. Termination of employment for good reason by the executive generally means the occurrence of certain events without the executive’s consent, including: (a) the assignment to a principal office outside of the Atlanta metropolitan area, (b) decrease in base salary or failure to pay the agreed-upon compensation, or (c) cessation of a direct reporting relationship to the CEO.

In exchange for the foregoing severance payments, Ms. Tomé agreed that during the term of her employment and for 24 months thereafter, she will not, without the prior written consent of the Company, be employed by or otherwise participate in the management of competitors of the Company. She also agreed not to solicit any employee of the Company to accept a position with another entity during the 36-month period following termination.

56	The Home Depot 2019 Proxy Statement

Change in Control
The Company does not maintain change in control agreements for its executives. Our standard form of equity award agreement, adopted by the LDC Committee in Fiscal 2013, provides for accelerated vesting if the executive is terminated without cause within 12 months following a change in control. Prior to Fiscal 2013, our equity awards provided for accelerated vesting solely upon a change in control regardless of any termination of employment. The vast majority of these awards have vested in accordance with their terms.
The following table sets forth the estimated value that the NEOs would be entitled to receive due to accelerated vesting of outstanding awards assuming a change in control of the Company as of February 3, 2019, both with and without a termination of employment. In addition, in the event of a termination of employment, the NEOs would be entitled to receive vested benefits under Company plans in which they participate, including amounts under the Restoration Plan and, if applicable, the Deferred Compensation Plan For Officers, as set forth in the Nonqualified Deferred Compensation table on page 55 of this Proxy Statement.

CHANGE IN CONTROL
	Change in Control Only	Change in Control Followed by Termination Without Cause
Name	Value of Restricted Stock Awards ($)(1)	Value of Additional Restricted Stock and Option Awards Vesting on Termination ($)(2)	Value of Performance Shares Vesting on Termination ($)(3)	Total Assuming Change in Control AND Termination of Employment ($)
Craig A. Menear	1,382,775	25,153,409	8,328,730	34,864,914
Carol B. Tomé	—	11,824,695	4,260,975	16,085,670	(4)
Mark Q. Holifield	—	7,323,877	2,405,475	9,729,352
Edward P. Decker	1,198,405	7,629,823	2,440,321	11,268,549
Matthew A. Carey	—	8,390,265	2,509,644	10,899,909

(1)	Value reflects outstanding shares of restricted stock granted prior to Fiscal 2013, multiplied by a closing stock price of $184.37 on February 1, 2019.

(2)
Value reflects outstanding shares of restricted stock granted in Fiscal 2013 through Fiscal 2018, multiplied by a closing stock price of $184.37 on February 1, 2019, and the intrinsic value as of February 1, 2019 of outstanding unvested stock options granted in Fiscal 2013 through Fiscal 2018, using the closing stock price of $184.37 on February 1, 2019.

(3)
Value reflects the following: (a) for the Fiscal 2017-2019 performance share award, (i) shares that would have been earned based on 110.4% actual performance at the end of Fiscal 2018 multiplied by a ratio of 735 days in the performance period through February 3, 2019 to 1,099 total days in the performance period, plus (ii) target performance shares multiplied by the ratio of 364 days remaining in the performance period after February 3, 2019 to 1,099 total days in the performance period; and (b) for the Fiscal 2018-2020 performance share award, (i) shares that would have been earned based on 54.8% actual performance at the end of Fiscal 2018 multiplied by a ratio of 371 days in the performance period through February 3, 2019 to 1,099 total days in the performance period, plus (ii) target performance shares multiplied by the ratio of 728 days remaining in the performance period after February 3, 2019 to 1,099 total days in the performance period. In each case, the number of performance shares obtained is multiplied by a closing stock price of $184.37 on February 1, 2019 to determine the value as of the end of Fiscal 2018. Amounts include dividend equivalents accrued through the end of Fiscal 2018 converted into additional performance shares. Amounts do not include the value of the Fiscal 2016-2018 award because it was earned as of February 3, 2019, the last day of the performance period, and would be received regardless of whether there was a change in control.

(4)	Upon termination without cause or for good reason, Ms. Tomé would also be entitled to salary continuation benefits in the amount of $2,280,000 as described in the preceding table.

The Home Depot 2019 Proxy Statement	57

Termination Due to Death or Disability
Equity awards made to salaried associates, including the NEOs, generally provide for accelerated vesting of the award upon employment termination due to death or disability. The following table sets forth the estimated value of benefits that the NEOs would be entitled to receive assuming death or disability as of February 3, 2019. In addition, the NEOs would be entitled to receive vested benefits under Company plans in which they participate, including amounts under the Restoration Plan and, if applicable, the Deferred Compensation Plan For Officers, as set forth in the Nonqualified Deferred Compensation table on page 55 of this Proxy Statement.

DEATH OR DISABILITY
Name	Value of Restricted Stock and Option Awards ($)(1)	Value of Performance Shares ($)		Death Benefit ($)(4)	Total ($)
Craig A. Menear	26,536,184	7,342,904	(2)	400,000	34,279,088
Carol B. Tomé	11,824,695	3,754,142	(2)	400,000	15,978,837
Mark Q. Holifield	7,323,877	2,105,137	(2)	400,000	9,829,014
Edward P. Decker	8,828,228	2,141,089	(3)	400,000	11,369,317
Matthew A. Carey	8,390,265	2,212,809	(3)	400,000	11,003,074

(1)
Value reflects outstanding restricted stock at the end of Fiscal 2018, multiplied by a closing stock price of $184.37 on February 1, 2019, and outstanding unvested stock options based on the intrinsic value as of February 3, 2019, using the closing stock price of $184.37 on February 1, 2019.

(2)
Value reflects the following: (a) for the Fiscal 2017-2019 performance share award, the shares that would have been earned based on 110.4% actual performance at the end of Fiscal 2018; and (b) for the Fiscal 2018-2020 performance share award, the shares that would have been earned based on 54.8% actual performance at the end of Fiscal 2018. The number of performance shares obtained is multiplied by a closing stock price of $184.37 on February 1, 2019 to determine the value as of the end of Fiscal 2018. Amounts include dividend equivalents accrued through the end of Fiscal 2018 converted into additional performance shares. Amounts do not include the value of the Fiscal 2016-2018 award because it was earned as of February 3, 2019, the last day of the performance period, and would be received regardless of the individual’s death or disability.

(3)
Value reflects the following: (a) for the Fiscal 2017-2019 performance share award, the prorated portion of shares that would have been earned based on 110.4% actual performance at the end of Fiscal 2018 multiplied by a ratio of 735 days in the performance period through February 3, 2019 to 1,099 total days in the performance period; and (b) for the Fiscal 2018-2020 performance share award, the prorated portion of shares that would have been earned based on 54.8% actual performance at the end of Fiscal 2018 multiplied by a ratio of 371 days in the performance period through February 3, 2019 to 1,099 total days in the performance period. The number of performance shares obtained is multiplied by a closing stock price of $184.37 on February 1, 2019 to determine the value as of the end of Fiscal 2018. Amounts include dividend equivalents accrued through the end of Fiscal 2018 converted into additional performance shares. Amounts do not include the value of the Fiscal 2016-2018 award because it was earned as of February 3, 2019, the last day of the performance period, and would be received regardless of the individual’s death or disability.

(4)	Value reflects a $400,000 death benefit, which is only paid out upon death, not disability.

58	The Home Depot 2019 Proxy Statement

Termination Due to Retirement
The majority of equity awards made to salaried associates, including the NEOs, provide that the awards are no longer forfeitable upon retirement on or after age 60 with five years of continuous service with the Company. As of February 3, 2019, Mr. Menear, Ms. Tomé, and Mr. Holifield were the only NEOs who had met this condition. The following table sets forth the estimated value of benefits that Mr. Menear, Ms. Tomé, and Mr. Holifield would be entitled to receive assuming termination due to retirement as of February 3, 2019. Mr. Menear, Ms. Tomé, and Mr. Holifield will also be entitled to amounts under the Restoration Plan and, if applicable, the Deferred Compensation Plan For Officers, as set forth in the Nonqualified Deferred Compensation table on page 55 of this Proxy Statement.

RETIREMENT
Name	Value of Restricted Stock and Option Awards ($)(1)	Value of Performance Shares ($)(2)	Total ($)
Craig A. Menear	25,153,409	7,342,904	32,496,313
Carol B. Tomé	11,824,695	3,754,142	15,578,837
Mark Q. Holifield	7,323,877	2,105,137	9,429,014

(1)
Value reflects restricted stock grants that have the retirement eligibility provision described above and that are outstanding at the end of Fiscal 2018, multiplied by a closing stock price of $184.37 on February 1, 2019, and unvested stock options that have the retirement eligibility provision, based on the intrinsic value as of February 3, 2019, using the closing stock price of $184.37 on February 1, 2019. The restricted stock grants would remain non-transferable, and the stock options would remain non-exercisable, until the time-based vesting dates.

(2)
Value reflects the following: (a) for the Fiscal 2017-2019 performance share award, the shares that would have been earned based on 110.4% actual performance at the end of Fiscal 2018; and (b) for the Fiscal 2018-2020 performance share award, the shares that would have been earned based on 54.8% actual performance at the end of Fiscal 2018. The number of performance shares obtained is multiplied by a closing stock price of $184.37 on February 1, 2019 to determine the value as of the end of Fiscal 2018. Amounts include dividend equivalents accrued through the end of Fiscal 2018 converted into additional performance shares. Amounts do not include the value of the Fiscal 2016-2018 award because it was earned as of February 3, 2019, the last day of the performance period, and would be received regardless of the individual’s retirement.

The Home Depot 2019 Proxy Statement	59

CEO PAY RATIO

Compensation at all levels of the Company is aligned with our philosophy of taking care of our associates and motivating them to deliver a superior customer experience. Non-management associates (full- and part-time) participate in our Success Sharing bonus program, which provides semi-annual cash awards for performance against our business plan, including sales plan and productivity goals. In addition, non-management associates are eligible to earn awards for superior performance and customer service at the individual, store, facility, and district levels. Due to the outstanding performance of our non-management associates in Fiscal 2018, we made substantial payouts under our Success Sharing program, with 100% of stores receiving Success Sharing in each of the first and second halves of Fiscal 2018. This resulted in total Success Sharing bonus payments to our non-management associates of approximately $222 million for Fiscal 2018 performance. We also paid a one-time bonus of up to $1,000 to our U.S. hourly associates in light of the benefit we expected to receive from U.S. tax reform adopted in late 2017. In addition, we established a merit increase budget for our associates in Fiscal 2018 of between 2.5% and 3%, and we continued our practice of making matching contributions under the FutureBuilder 401(k) Plan. We also provided a variety of recognition and teambuilding awards to recognize and reward top-performing associates and support morale. As part of our strategic investments, we also made a number of specific investments in our associates in Fiscal 2018, including elimination of the waiting period for benefits, such as health insurance, for new hires and enhanced paid maternity and parental leave benefits.
The following ratio compares the annual total compensation of our median-paid (or middle) associate (the “median-paid associate”) with the annual total compensation of Craig Menear, our CEO. The pay ratio included below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K (the “pay ratio rule”).

•	The annual total compensation of our median-paid associate, other than our CEO, was $23,389. Our median-paid associate for Fiscal 2018 was an hourly employee in the U.S.

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table on page 46, was $11,366,662.

•	Based on this information, for Fiscal 2018 the ratio of the annual total compensation of our CEO to the annual total compensation of our median-paid associate was 486 to 1.
For purposes of the above disclosure, we are required to identify our median-paid associate based upon our total workforce, without regard to their location, compensation arrangements, or full-time, part-time or seasonal status. To identify the median-paid associate, we used the following methodology, material assumptions, adjustments, and estimates:

•	We determined our median-paid associate as of December 31, 2018, which is within the last three months of Fiscal 2018, as required by the pay ratio rule.

•
We excluded, under the de minimis exception to the pay ratio rule, all of our associates in each of Mexico (approximately 15,970), China (approximately 212), India (approximately 12), Vietnam (approximately 6), Italy (1), Poland (1), and Turkey (1), which in total are approximately 16,203 associates out of a total of approximately 413,400 associates, or 3.9%.

•
To identify our median-paid associate, we used payroll data consisting of salary, wages, overtime wages, bonuses, commissions, employer matching contributions to our FutureBuilder 401(k) plan, vesting of equity awards and any similar payroll items for all of our associates included in the calculation. We annualized pay for newly hired associates and associates on leave. We pay our Canadian associates in Canadian Dollars. For the purposes of this calculation, their pay was converted into U.S. Dollars using the rate in effect on December 31, 2018.

Once we identified our median-paid associate, we determined that associate’s annual total compensation for Fiscal 2018, which ended February 3, 2019. This amount, consistent with the compensation of our CEO, includes annual incentive compensation earned in Fiscal 2018 and paid in March 2019, but does not include the one-time bonus for U.S. hourly associates that we announced in January 2018.

60	The Home Depot 2019 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding the Company’s equity compensation plans as of the end of Fiscal 2018.

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans Approved by Security Holders(1)	7,645,838	(2)	$91.78	(3)	147,952,786	(4)
Equity Compensation Plans Not Approved by Security Holders(5)	198,663	(6)	$—	(7)	18,790,293	(8)
Total	7,844,501				166,743,079

(1)
These plans are the 1997 Plan, the Omnibus Plan, the ESPP and the Directors Plan. The Directors Plan allows the Company’s outside directors to elect to defer their cash retainers and meeting fees for deferred stock units payable in shares of the Company’s common stock on termination of Board service. Meeting fees were eliminated for meetings held after August 16, 2007.

(2)
Includes an aggregate of 6,379,684 stock options under the Omnibus Plan, 5,371 deferred shares or deferred stock units under the 1997 Plan, 668,768 deferred shares or deferred stock units under the Omnibus Plan, 501,948 performance shares under the Omnibus Plan and 90,067 deferred stock units credited to participant accounts under the Directors Plan. Does not include 8,832 outstanding restricted shares granted under the 1997 Plan and 3,507,513 outstanding restricted shares granted under the Omnibus Plan.

(3)
Weighted-average exercise price of outstanding options; excludes deferred shares, deferred stock units, deferred stock rights, performance shares and shares of restricted stock under the 1997 and Omnibus Plans, deferred stock units under the Directors Plan and rights to purchase shares under the ESPP.

(4)
Represents 126,745,271 shares under the Omnibus Plan, 19,221,236 shares under the ESPP (see Note 8 to the Company’s consolidated financial statements included in the 2018 Form 10-K and Exhibit 10.11 to the 2018 Form 10-K) and 1,986,279 shares under the Directors Plan.

(5)
These plans are the Company’s Non-U.S. ESPP (see Note 8 to the Company’s consolidated financial statements in the 2018 Form 10-K and Exhibit 10.11 to the 2018 Form 10-K) and the Restoration Plan (see Note 9 to the Company’s consolidated financial statements in the Company’s 2018 Form 10-K and Exhibits 10.7 and 10.8 to the 2018 Form 10-K).

(6)	Represents deferred stock units under the Restoration Plan referred to in footnote 5.

(7)
Outstanding equity consists solely of rights to purchase shares under the Non-U.S. ESPP and deferred stock units granted under the Restoration Plan; therefore, there is no weighted-average exercise price.

(8)	Represents shares available under the Non-U.S. ESPP.

The Home Depot 2019 Proxy Statement	61

DIRECTOR COMPENSATION

Our philosophy with respect to director compensation is to align the interests of non-employee directors with the interests of our shareholders. To implement this philosophy, our Corporate Governance Guidelines provide that the annual retainer for non-employee directors must be at least two-thirds equity. The Company presently provides 82% of each director’s annual retainer in Company equity. Furthermore, consistent with our Corporate Governance Guidelines, director equity awards stipulate that shares of Company stock must continue to be held until the director retires from the Board or for one year after Board service ends for any reason other than ordinary Board retirement (at or after age 72), death, disability or a change in control of the Company.
Non-employee director compensation is assessed each year by the LDC Committee, based on input from its independent compensation consultant and taking into account compensation paid to non-employee directors at the companies in the same peer group used for executive compensation purposes, as described above in the Compensation Discussion and Analysis under “Compensation Determination Process—Benchmarking” beginning on page 36. For compensation to be paid in Fiscal 2018, this assessment took place in August 2017. Based on this assessment, the LDC Committee did not recommend any changes to non-employee director compensation for Fiscal 2018.
Each non-employee director who was a Board member during Fiscal 2018 received an annual retainer of $280,000 as of the date of the 2018 annual meeting, other than Karen Katen, who stepped down from the Board at the end of her term at the 2018 annual meeting. The annual retainer was paid in the following manner:

•	$230,000 in the form of deferred shares granted under the Omnibus Plan; and

•	$50,000 in the form of cash or deferred stock units under the Directors Plan, at the election of the director.
The deferred shares and deferred stock units, together with dividend equivalents that accrue thereon, are payable in shares of the Company’s common stock following termination of Board service. Director compensation is paid for the twelve-month period commencing with each annual meeting of shareholders. A pro rata portion of annual director compensation is paid to directors who become Board members after the annual meeting as follows: 100% for appointments on or before the six-month anniversary of the annual meeting, 50% after the six-month but not later than the nine-month anniversary of the annual meeting, and 25% after the nine-month anniversary of the annual meeting.
For Fiscal 2018, on the date of the 2018 annual meeting the non-employee directors who served as Chairs of the Board committees also received the following amounts:

Committee	Chair Retainer Amount
Audit	$25,000
Finance	$15,000
Leadership Development and Compensation	$20,000
Nominating and Corporate Governance	$15,000
Board committee Chair retainers were payable in cash or deferred stock units under the Directors Plan, at the election of the director.
The Lead Director also receives an additional retainer of $80,000 in the form of cash or, at his election, deferred stock units under the Directors Plan. To meet the two-thirds equity requirement in the Corporate Governance Guidelines, the Lead Director must elect to receive at least 7.7% of the aggregate of his cash retainers in the form of deferred stock units under the Directors Plan, with the remainder paid in the form of cash or deferred stock units under the Directors Plan, at the election of the Lead Director. For Fiscal 2018, our Lead Director elected to receive 100% of his cash retainers in deferred stock units under the Directors Plan.
The Company also pays (or provides for reimbursement of) the travel and accommodation expenses of directors and, when requested by the Company, their spouses, to attend Board meetings, conduct store visits and participate in other corporate functions.
The Company maintains a program through which it will match up to $10,000 of charitable donations made by each director, including the Chairman, for each calendar year. In addition, the Company will match up to $5,000

62	The Home Depot 2019 Proxy Statement

of any non-employee director’s contribution to the Company’s political action committee with a donation to a charitable organization of the director’s choice. The directors do not receive any financial benefit from these programs because the charitable deductions, to the extent permitted, accrue solely to the Company. Donations under the programs are not made to any charity from which the director (or a party related to the director) directly or indirectly receives compensation.
The following table sets forth the compensation paid to or earned during Fiscal 2018 by our non-employee directors who served during Fiscal 2018.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3) (5)	Option Awards ($)(5)	All Other Compensation ($)(4)	Total ($)
Gerard J. Arpey	50,000	230,000	—	15,000	295,000
Ari Bousbib	65,000	230,000	—	5,000	300,000
Jeffery H. Boyd	50,000	230,000	—	15,000	295,000
Gregory D. Brenneman	130,000	230,000	—	—	360,000
J. Frank Brown	75,000	230,000	—	10,000	315,000
Albert P. Carey	70,000	230,000	—	—	300,000
Armando Codina	65,000	230,000	—	—	295,000
Helena B. Foulkes	50,000	230,000	—	15,000	295,000
Linda R. Gooden	50,000	230,000	—	10,000	290,000
Wayne M. Hewett	50,000	230,000	—	12,500	292,500
Manuel Kadre	50,000	230,000	—	—	280,000
Karen Katen(1)	—	—	—	—	—
Stephanie C. Linnartz	50,000	230,000	—	10,000	290,000
Mark Vadon	50,000	230,000	—	10,000	290,000

(1)	Ms. Katen stepped down from the Board upon the expiration of her term at the 2018 annual meeting on May 17, 2018.

(2)
Fees earned or paid in cash vary because, in addition to the $50,000 annual retainer, they include retainers for Chair and Lead Director positions. Messrs. Bousbib, Boyd, Brenneman, Brown, Carey, Codina, Hewett, Kadre, and Vadon, Ms. Foulkes and Ms. Linnartz deferred 100% of their annual cash Board retainers under the Directors Plan, which retainers were converted into stock units that are payable in shares of Company common stock following termination of Board service. Messrs. Bousbib, Brown, Carey and Codina also deferred 100% of their committee Chair retainers, and Mr. Brenneman deferred 100% of his Lead Director retainer. Dividend equivalents are credited on stock units in the Directors Plan at the same rate, and at the same time, that dividends are paid to shareholders.

(3)
Amounts set forth in the Stock Awards column represent the aggregate grant date fair value of awards granted in Fiscal 2018 computed in accordance with FASB ASC Topic 718. The grant date fair value of the deferred share award granted during Fiscal 2018 is set forth in the following table, computed in accordance with FASB ASC Topic 718 based on the closing stock price on the grant date. There were no deferred share forfeitures by the directors during Fiscal 2018.

Grant Date	Shares (#)	Value ($)	Directors Who Received
05/17/2018	1,241	230,000	Arpey, Bousbib, Boyd, Brenneman, Brown, Carey, Codina, Foulkes, Gooden, Hewett, Linnartz, Vadon
10/09/2018	1,175	230,000	Kadre

(4)	Amounts reported reflect matching charitable contributions.

The Home Depot 2019 Proxy Statement	63

(5)	As of the end of Fiscal 2018, our non-employee directors who served during Fiscal 2018 held the following outstanding equity:

Name	Restricted Stock	Deferred Shares	Deferred Stock Units	Shares Owned Outright	Shares Owned Indirectly	Total
Gerard J. Arpey	—	6,749	—	1,000	—	7,749
Ari Bousbib	—	69,761	17,890	10,000	—	97,651
Jeffery H. Boyd	—	4,651	1,011	10,000	65	15,727
Gregory D. Brenneman	1,332	85,555	32,098	45,000	16,877	180,862
J. Frank Brown	—	26,800	6,130	1,000	—	33,930
Albert P. Carey	—	61,968	8,418	1,100	—	71,486
Armando Codina	—	68,437	15,529	42,300	—	126,266
Helena B. Foulkes	—	13,441	2,922	313	—	16,676
Linda R. Gooden	—	6,717	171	380	—	7,268
Wayne M. Hewett	—	10,101	1,494	1,650	—	13,245
Manuel Kadre	—	1,182	257	3,000	—	4,439
Karen Katen(a)	—	68,500	—	—	—	68,500
Stephanie C. Linnartz	—	1,261	274	1,030	—	2,565
Mark C. Vadon	—	17,820	3,874	31,095	—	52,789

(a)
Equity in in the table above for Ms. Katen reflects deferred shares that will be distributed to Ms. Katen on the first anniversary of her departure from the Board. Because Ms. Katen has not been a director since May 17, 2018, she is no longer required to report ownership of Company equity that she owns.

64	The Home Depot 2019 Proxy Statement

LEADERSHIP DEVELOPMENT AND COMPENSATION
COMMITTEE REPORT

Each member of the LDC Committee is independent under SEC rules, NYSE listing standards and the Company’s Director Independence Standards set forth in the Company’s Corporate Governance Guidelines.
The LDC Committee acts under a written charter which sets forth its responsibilities and duties, as well as requirements for the LDC Committee’s composition and meetings. The LDC Committee’s primary responsibility is to (a) assist the Board in developing and evaluating potential candidates for executive positions, including the CEO, (b) oversee the development of executive succession plans, and (c) approve compensation strategy, including the corporate goals and objectives relevant to the compensation of the Company’s senior executive officers, including the CEO, to ensure that management is afforded appropriate incentives and rewarded appropriately for contributions to the Company’s growth and profitability and that the executive compensation strategy supports the Company’s objectives and shareholder interests.
The LDC Committee also oversees management’s decisions concerning the performance and compensation of other Company officers, administers the Company’s equity-based and incentive-based compensation plans, and regularly evaluates the effectiveness of the Company’s overall executive compensation program. In addition, the LDC Committee periodically reviews the compensation and benefits offered to non-employee directors and recommends changes as appropriate.
A more complete description of the LDC Committee’s functions is set forth in the LDC Committee charter, which is available on the Company’s Investor Relations website at http://ir.homedepot.com under “Corporate Governance > Committee Members & Charters” and is also available in print at no charge upon request.
The LDC Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based upon such review and discussions, the LDC Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for Fiscal 2018.
This report has been furnished by the current members of the LDC Committee:

•	Albert P. Carey, Chair

•	Armando Codina

•	Linda R. Gooden

•	Wayne M. Hewett

•	Stephanie C. Linnartz

The Home Depot 2019 Proxy Statement	65

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table shows the Company common stock beneficially owned, as of March 8, 2019, by our directors, the NEOs and our directors and executive officers as a group. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares shown. An asterisk (*) in the Percent of Class column indicates beneficial ownership of less than 1%. The percentage ownership is based on the number of shares of our common stock outstanding as of March 8, 2019.

Name of Beneficial Owner	Total Beneficial Ownership(1)		Deferred Shares/ Stock Units(6)	Percent of Class
Craig A. Menear	849,594		11,768	*
Gerard J. Arpey	1,000		6,749	*
Ari Bousbib	10,000		87,651	*
Jeffery H. Boyd	10,065	(2)	5,662	*
Gregory D. Brenneman	63,209	(3)	117,653	*
J. Frank Brown	1,000		32,930	*
Albert P. Carey	1,100		70,385	*
Armando Codina	42,300		83,966	*
Helena B. Foulkes	313		16,363	*
Linda R. Gooden	380		6,888	*
Wayne M. Hewett	1,650		11,596	*
Manuel Kadre	3,000		1,439	*
Stephanie Linnartz	1,030		1,535	*
Mark Vadon	31,095		21,694	*
Matthew A. Carey	250,595	(4)	4,924	*
Edward P. Decker	284,519		6,611	*
Mark Q. Holifield	87,931		6,920	*
Carol B. Tomé	915,470		25,745	*
Directors and executive officers as a group (22 people)	2,930,900	(5)	532,965	0.27%

(1)
Represents the number of shares beneficially owned, which includes equivalent shares credited under our FutureBuilder 401(k) Plan and restricted stock granted under the Omnibus Plan and the 1997 Plan. In addition, these amounts include shares subject to options exercisable within 60 days of March 8, 2019 as follows: Craig A. Menear – 693,637; Matthew A. Carey – 177,059; Edward P. Decker – 221,450; Mark Q. Holifield – 64,678; Carol B. Tomé – 399,544; and directors and executive officers as a group (22 people) – 1,766,214. Amounts in this column do not include shares to be received upon settlement of deferred stock units or deferred shares more than 60 days after March 8, 2019, which shares are reflected in the Deferred Shares/Stock Units column of the table. The deferred stock units and deferred shares have no voting rights. Our Securities Laws Policy requires directors and executive officers to pre-clear any pledge of shares of our common stock as security for any indebtedness (including any margin loans), and none of our directors or executive officers has any such pledged shares. Consistent with our anti-hedging policy, described more fully on page 44 of the Compensation Discussion and Analysis, none of our directors or executive officers has entered into any hedging transactions with regard to his or her ownership of our common stock.

(2)	This amount includes 65 shares held by Brothers Brook LLC, of which Mr. Boyd is the Managing Director.

(3)	This amount includes 16,877 shares held by a family member.

(4)	This amount includes 13,731 shares held by a family trust.

(5)	This amount includes the shares reflected in footnotes 2-4 above, 5,295 shares held in a charitable trust, and 60 shares held by a spouse.

(6)
These amounts reflect deferred shares and deferred stock units granted under the Omnibus Plan, deferred stock units granted under the Directors Plan, and stock units granted under the Restoration Plan. None of these amounts are included in the Percent of Class calculation.

66	The Home Depot 2019 Proxy Statement

The following table contains information about the number of shares of our common stock held as of December 31, 2018 by persons we know to be the beneficial owners of more than 5% of our outstanding common stock. The percentage ownership is based on the number of shares of our common stock outstanding as of March 8, 2019.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
The Vanguard Group, Inc.(1) 100 Vanguard Boulevard Malvern, PA 19355	83,381,605	7.6%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	69,444,925	6.3%
Capital World Investors (3) 333 South Hope Street Los Angeles, CA 90071	57,163,057	5.2%

(1)
Beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2019. The Vanguard Group, Inc. reported that it has sole dispositive power as to 81,726,121 of these shares, shared dispositive power as to 1,655,484 of these shares, sole voting power as to 1,402,795 of these shares and shared voting power as to 278,959 of these shares.

(2)
Beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 4, 2019. BlackRock, Inc. reported that it has sole dispositive power as to all of these shares and sole voting power as to 59,108,642 of these shares.

(3)
Beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2019 by Capital World Investors (“Capital World”), a division of Capital Research and Management Company. Capital World reported that it has sole dispositive power as to all of these shares and sole voting power as to 57,150,013 of these shares.

The Home Depot 2019 Proxy Statement	67

ABOUT THE 2019 ANNUAL MEETING OF SHAREHOLDERS

WHEN AND WHERE IS THE MEETING?
The 2019 Annual Meeting of Shareholders of the Company will be held at the Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia 30339, on Thursday, May 23, 2019, at 9:00 a.m., Eastern Time. Please note that this is a different location from where the Meeting was held last year.
WHAT AM I VOTING ON?
You will be voting on the following items:

•	Election to the Board of 12 nominees to serve until the 2020 Annual Meeting of Shareholders;

•	Ratification of the appointment of KPMG as the independent registered public accounting firm of the Company for Fiscal 2019;

•	The advisory Say-on-Pay vote;

•	The three shareholder proposals described in this Proxy Statement; and

•	Any other business properly brought before the Meeting.
The Board recommends that you vote “For” each of the director nominees, the ratification of KPMG, and Say-on-Pay.
The Board recommends that you vote “Against” each of the shareholder proposals.
WHO IS ENTITLED TO VOTE?
Holders of record of shares of the Company’s common stock as of the close of business on March 25, 2019, the record date for the Meeting, are entitled to vote. Each share of common stock is entitled to one vote on each matter presented for a vote of the shareholders. As of March 25, 2019, we had 1,102,741,307 shares of common stock outstanding.
HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?
In order for us to conduct the Meeting, holders of a majority of our outstanding shares of common stock as of the close of business on March 25, 2019 must be present in person or by proxy. This is referred to as a quorum. Your shares are counted as present if you attend the Meeting and properly vote in person or if you properly return a proxy or voting instruction form over the Internet, by telephone or by mail as explained in more detail below. Abstentions and broker non-votes (as defined below) will be counted for purposes of establishing a quorum but will not affect the outcome of the vote on any proposal. If a quorum is not present at the Meeting, the Meeting may be adjourned from time to time until a quorum is present.
HOW CAN I ATTEND THE MEETING?
To attend the Meeting, you will need to bring:

•	Valid picture identification; and

•	An admission ticket if your shares are registered in your name or a legal proxy from the bank or broker that is the record owner of your shares.
If your shares are registered in your name and you received a Notice of Internet Availability of Proxy Materials, the Notice is your admission ticket. If your shares are registered in your name and you received proxy materials by mail, your admission ticket is attached to your proxy card. If you hold shares through an account with a bank or broker, you will need to contact your bank or broker and request a legal proxy. A legal proxy is an authorization from your bank or broker for you to vote the shares it holds in its name on your behalf. It also serves as your admission ticket.
Be sure to bring your admission ticket if you will be attending the Meeting. If you do not have valid picture identification and an appropriate form of admission ticket, you will not be admitted to the Meeting.
You may indicate whether you plan to attend the Meeting by checking the appropriate box if completing a proxy card or the voting instruction form provided by your bank or broker, responding when prompted if voting by telephone, or making the appropriate selection at the bottom of the screen after entering your control number at www.proxyvote.com if voting over the Internet.

68	The Home Depot 2019 Proxy Statement

WHO IS SOLICITING MY VOTE?
The Company is providing this Proxy Statement in connection with the solicitation by the Board of proxies to be voted at the Meeting and at any reconvened or rescheduled meeting following any adjournment or postponement of the Meeting.
HOW DO I VOTE BEFORE THE MEETING?
If you are a registered shareholder, which means you hold your shares in certificate form or through an account with our transfer agent, Computershare Trust Company, N.A., you have three options for voting before the Meeting:

•	Over the Internet, at www.proxyvote.com, by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card;

•	By telephone, by dialing 1-800-690-6903; or

•	By completing, dating, signing and returning a proxy card by mail.
If your valid proxy card is received by Internet, telephone or mail, your shares will be voted at the Meeting in accordance with your instructions.
If you are a beneficial holder, meaning you hold your shares in “street name” through an account with a bank or broker, your ability to vote over the Internet or by telephone depends on the voting procedures of your bank or broker. Please follow the directions on the voting instruction form that your bank or broker provides.
MAY I VOTE AT THE MEETING?
Yes. If you are a registered shareholder, you may vote your shares at the Meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain and present a legal proxy from the bank or broker in order to vote at the Meeting. Even if you plan to attend the Meeting, we encourage you to vote your shares before the Meeting.
MAY I REVOKE MY PROXY AND/OR CHANGE MY VOTE?
Yes. You may revoke your proxy and/or change your vote by:

•	Signing another proxy card with a later date and delivering it to us before the Meeting;

•	Voting again over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on May 22, 2019;

•	Voting at the Meeting before the polls close if you are a registered shareholder or have obtained a legal proxy from your bank or broker; or

•	Notifying the Company’s Corporate Secretary in writing before the Meeting that you revoke your proxy.
HOW DO I VOTE IF I PARTICIPATE IN ONE OF THE COMPANY’S RETIREMENT PLANS?
You may vote your shares over the Internet, by telephone, by mail or in person at the Meeting as if you are a registered shareholder, as described in this Proxy Statement. By voting, you are instructing the trustee of your plan to vote all of your shares as directed. If you do not vote, the shares credited to your account will be voted by the trustee in the same proportion that it votes shares in other accounts for which it received timely instructions. If, however, you hold shares through the self-directed brokerage window of your plan or you participate in one of the Company’s Canada-based retirement plans and, in either case, you do not vote those shares, those shares will not be voted.
WHAT IF I SIGN AND RETURN MY PROXY BUT DO NOT PROVIDE VOTING INSTRUCTIONS?
Proxies that are signed, dated and returned but do not contain voting instructions will be voted:

•	“For” the election of all of the 12 named director nominees;

•	“For” the ratification of the appointment of KPMG;

•	“For” the advisory Say-on-Pay vote;

•	“Against” each shareholder proposal; and

•	On any other matters properly brought before the Meeting, in accordance with the best judgment of the named proxies.

The Home Depot 2019 Proxy Statement	69

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE A PROXY OR VOTING INSTRUCTION FORM?
If you are a registered shareholder and do not provide a proxy by voting over the Internet, by telephone or by signing and returning a proxy card, you must attend the Meeting in order to vote.
If you hold shares through an account with a bank or broker, the voting of the shares by the bank or broker when you do not provide voting instructions is governed by the rules of the NYSE. These rules allow banks and brokers to vote shares in their discretion on “routine” matters for which their customers do not provide voting instructions. On matters considered “non-routine,” banks and brokers may not vote shares without your instruction. Shares that banks and brokers are not authorized to vote are referred to as “broker non-votes.”
The ratification of KPMG as the Company’s independent registered public accounting firm for Fiscal 2019 is considered a routine matter. Accordingly, banks and brokers may vote shares on this proposal without your instructions, and there will be no broker non-votes with respect to this proposal.
The other proposals will be considered non-routine, and banks and brokers therefore cannot vote shares on those proposals without your instructions. Please note that if you want your vote to be counted on those proposals, including the election of directors, you must instruct your bank or broker how to vote your shares. If you do not provide voting instructions, no votes will be cast on your behalf with respect to those proposals.
HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSALS?
The following table provides information about the votes needed to approve each proposal. A “majority of votes cast” means the number of “For” votes exceeds the number of “Against” votes.

Items of Business		Board Recommendation	Voting Approval Standard	Effect of Abstention	Effect of Broker Non-Vote
1.	Election of 12 directors	For each director nominee	Majority of votes cast	None	None
2.	Ratification of KPMG	For	Majority of votes cast	None	Not applicable
3.	Say-on-Pay	For	Majority of votes cast	None	None
4-6.	Shareholder proposals	Against each proposal	Majority of votes cast	None	None

•
Election of Directors: Each director nominee receiving a majority of votes cast will be elected as a director. If any incumbent director nominee does not receive a majority of votes cast, under Delaware law he or she would continue to serve on the Board until a successor is elected. However, our By-Laws provide that any incumbent director who fails to receive a majority of votes cast must promptly tender his or her resignation to the Board for consideration. The NCG Committee will then recommend to the Board whether to accept or reject the resignation or to take any other action. The Board will act on that recommendation and publicly disclose its decision within 90 days following certification of election results. The director who tenders his or her resignation will not participate in the NCG Committee’s recommendation or in the Board’s decision.

•	Say-on-Pay: While this proposal is advisory in nature and not binding on the Company, our LDC Committee and Board will consider the voting results in formulating future executive compensation policy.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE, PROXY CARD OR VOTING INSTRUCTION FORM?
This means that your shares are registered in different names or are held in more than one account. To ensure that all shares are voted, please vote each account over the Internet or by telephone, or sign and return by mail all proxy cards and voting instruction forms. We encourage you to register all shares in the same name and address by contacting our transfer agent, Computershare, at 1-800-577-0177. If you hold your shares through an account with a bank or broker, you should contact your bank or broker and request consolidation.
WHY DID SOME SHAREHOLDERS RECEIVE A NOTICE WHILE OTHERS RECEIVED A PRINTED SET OF PROXY MATERIALS?
We are allowed to furnish our proxy materials to requesting shareholders over the Internet, rather than by mailing printed copies, so long as we send them a “Notice of Internet Availability of Proxy Materials.” The Notice tells shareholders how to access and review the Proxy Statement and 2018 Annual Report online and how to vote over the Internet at www.proxyvote.com. Using this method of proxy delivery expedites the receipt of proxy materials by our shareholders, reduces the cost of printing and mailing the full set of proxy materials, and helps

70	The Home Depot 2019 Proxy Statement

us contribute to sustainable practices. If you receive the Notice and would like to receive printed proxy materials, follow the instructions in the Notice. If you receive printed proxy materials, you will not receive the Notice, but you may still access our proxy materials and submit your proxy over the Internet at www.proxyvote.com.
AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT TO SHAREHOLDERS
Only one copy of the Notice or this Proxy Statement and the 2018 Annual Report is being delivered to shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders at that address. Shareholders sharing an address who wish to receive separate copies of the Notice or this Proxy Statement and the 2018 Annual Report, or who wish to begin receiving a single copy of such materials, may make such request as follows:

•	If you are a registered shareholder, by writing to Broadridge Investor Communication Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling 1-866-540-7095; or

•	If you are a beneficial owner, by contacting your broker, dealer, bank, voting trustee or other nominee.
Registered shareholders sharing an address who elect to receive a single copy of the Notice or this Proxy Statement and the 2018 Annual Report will continue to receive separate proxy cards.
You may also elect to receive the Notice or this Proxy Statement and the 2018 Annual Report via e-mail by contacting Broadridge if you are a registered shareholder, by contacting your bank or broker if you are a beneficial owner, or by visiting our Investor Relations website at http://ir.homedepot.com under “Shareholder Services > Electronic Delivery of Proxy Materials.”
Additional copies of this Proxy Statement and the 2018 Annual Report will be provided without charge to shareholders upon written request to Investor Relations, The Home Depot, Inc., 2455 Paces Ferry Road, Atlanta, Georgia 30339, or by calling (770) 384-2871. Copies may also be obtained via the Internet at http://ir.homedepot.com under “Financial Reports.”
WILL YOU MAKE A LIST OF SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING AVAILABLE?
We will make available a list of shareholders of record as of the record date for inspection by shareholders for any purpose germane to the Meeting during normal business hours from May 13 through May 23, 2019 at the principal office of the Company at 2455 Paces Ferry Road, Atlanta, Georgia 30339. This list also will be available to shareholders for any such purpose at the Meeting.
WHERE AND WHEN WILL I BE ABLE TO FIND THE VOTING RESULTS?
You can find the official results of the voting at the Meeting in our Current Report on Form 8-K that we will file with the SEC within four business days after the Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

The Home Depot 2019 Proxy Statement	71

GENERAL

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of reports required to be filed with the SEC and NYSE and furnished to the Company during Fiscal 2018 by directors, officers and beneficial owners of more than ten percent of the outstanding shares of common stock of the Company pursuant to Section 16(a) of the Exchange Act, and a review of written certifications provided by them to the Company, we believe that our directors and executive officers timely complied with the requirements of Section 16(a) of the Exchange Act during Fiscal 2018.
SHAREHOLDER PROPOSALS OR DIRECTOR NOMINATIONS FOR THE 2020 ANNUAL MEETING

Proposals to Be Included in Next Year’s Proxy Statement
To be considered for inclusion in next year’s Proxy Statement and form of proxy and acted upon at the 2020 Annual Meeting of Shareholders, proposals by shareholders for business other than director nominations must be submitted in writing not less than 120 calendar days (December 10, 2019) prior to the anniversary of the date this 2019 Proxy Statement was first sent to shareholders and must comply with the other requirements of SEC Rule 14a-8. Director nominations to be considered for inclusion in next year’s Proxy Statement and form of proxy and acted upon at the 2020 Annual Meeting of Shareholders must be received no earlier than 150 calendar days (November 10, 2019) and no later than 120 calendar days (December 10, 2019) prior to the anniversary of the date this 2019 Proxy Statement was first sent to shareholders and must comply with the other requirements of our By-Laws. However, if next year’s annual meeting is to be held more than 30 days before or 30 days after the anniversary of this year’s annual meeting, notice of the nomination must be received not earlier than 150 days nor later than 120 days prior to next year’s annual meeting date, or by the tenth day following the Company’s public announcement of next year’s annual meeting date.
Proposals Not to Be Included in Next Year’s Proxy Statement
Our By-Laws also establish advance notice procedures with regard to shareholder proposals or director nominations that are not submitted for inclusion in the Proxy Statement but that a shareholder instead wishes to present directly at the 2020 Annual Meeting of Shareholders. For all proposals of business other than director nominations to be considered at next year’s annual meeting but not included in the Proxy Statement, notice must be received no earlier than 120 calendar days (January 24, 2020) and no later than 90 calendar days (February 23, 2020) prior to the anniversary of this year’s annual meeting. However, if next year’s annual meeting is to be held more than 30 days before or 70 days after the anniversary of this year’s annual meeting, notice of the proposal must be received not earlier than 120 days nor later than 90 days prior to next year’s annual meeting date, or by the tenth day following the Company’s public announcement of next year’s annual meeting date.
A formal nomination by a shareholder of a candidate for election as a director to be considered at next year’s annual meeting but not included in the Proxy Statement must be in writing and received by our Corporate Secretary no earlier than 90 calendar days (February 23, 2020) and no later than 60 calendar days (March 24, 2020) prior to the anniversary of this year’s annual meeting. However, if next year’s annual meeting is to be held more than 30 days before or 70 days after the anniversary of this year’s annual meeting, notice of the nomination must be received not earlier than 90 days nor later than 60 days prior to next year’s annual meeting date, or by the tenth day following the Company’s public announcement of next year’s annual meeting date.
General Requirements
Each proposal submitted must be a proper subject for shareholder action at the meeting, and all proposals and nominations must comply with the requirements of our By-Laws. All proposals and nominations must be submitted to: Corporate Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, Building C-22, Atlanta, Georgia 30339. The shareholder proponent must appear in person to present the proposal or nomination at the meeting or send a qualified representative to present such proposal or nomination. If a shareholder gives notice after the applicable deadlines or otherwise does not satisfy the relevant requirements of SEC Rule 14a-8 or our By-Laws, the shareholder will not be permitted to present the proposal or nomination for a vote at the meeting.

72	The Home Depot 2019 Proxy Statement

OTHER PROPOSED ACTIONS

We do not know of any matters to be acted upon at the Meeting other than those discussed in this Proxy Statement. If any other items or matters are properly presented before the Meeting, the proxy holders will vote on such matters in their discretion. A proxy granted by a shareholder will give discretionary authority to the proxy holders to vote on any matters introduced pursuant to these procedures, subject to applicable SEC rules.
SOLICITATION OF PROXIES

The Company is paying the full costs of the solicitation of proxies. Proxies may be solicited on behalf of the Board by mail, telephone, other electronic means or in person. D.F. King & Co., Inc. has been retained to assist in soliciting proxies at a fee of $21,250, plus expenses. We will also reimburse the expenses of brokers, nominees and fiduciaries who send proxies and proxy materials to our shareholders. Additionally, some of our directors, officers or employees may solicit shareholders by mail, telephone, other electronic means or in person. None of these persons will receive any additional or special compensation for doing so.

The Home Depot 2019 Proxy Statement	73

PRINTED ON RECYCLED PAPER

THE HOME DEPOT, INC. STORE SUPPORT CENTER BUILDING 2455 PACES FERRY ROAD ATLANTA, GA 30339-4024	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E64950-P19294	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE HOME DEPOT, INC.
The Board of Directors recommends a vote FOR all director nominees.

1.	Election of Directors	For	Against	Abstain	The Board of Directors recommends a vote FOR Proposals 2 and 3.		For	Against	Abstain
	1a. Gerard J. Arpey	☐	☐	☐	2.	Ratification of the Appointment of KPMG LLP	☐	☐	☐
	1b. Ari Bousbib	☐	☐	☐	3.	Advisory Vote to Approve Executive Compensation (“Say-on-Pay”)	☐	☐	☐
	1c. Jeffery H. Boyd	☐	☐	☐	The Board of Directors recommends a vote AGAINST Proposals 4-6.		For	Against	Abstain
	1d. Gregory D. Brenneman	☐	☐	☐	4.	Shareholder Proposal Regarding EEO-1 Disclosure	☐	☐	☐
	1e. J. Frank Brown	☐	☐	☐	5.	Shareholder Proposal to Reduce the Threshold to Call Special Shareholder Meetings to 10% of Outstanding Shares	☐	☐	☐
	1f. Albert P. Carey	☐	☐	☐	6.	Shareholder Proposal Regarding Report on Prison Labor in the Supply Chain	☐	☐	☐
	1g. Helena B. Foulkes	☐	☐	☐
	1h. Linda R. Gooden	☐	☐	☐
	1i. Wayne M. Hewett	☐	☐	☐
	1j. Manuel Kadre	☐	☐	☐
	1k. Stephanie C. Linnartz	☐	☐	☐	For address changes, please check this box and write them on the back where indicated.				☐
	1l. Craig A. Menear	☐	☐	☐	Please indicate if you plan to attend this meeting.		☐	☐
							Yes	No

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)			Date

ADMISSION TICKET
INFORMATION ABOUT THE HOME DEPOT, INC. 2019 ANNUAL MEETING OF SHAREHOLDERS
Directions to Cobb Galleria Centre are available by telephone at 770-989-5095 or on Cobb Galleria Centre’s website at www.cobbgalleria.com/attendees/the-destination/directions-and-parking/
PLEASE BRING ADMISSION TICKET WITH VALID PICTURE I.D. TO PRESENT FOR ADMISSION
NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

TIME:	WHO MAY VOTE:
9:00 a.m., Eastern Time on Thursday, May 23, 2019	You may vote if you are a shareholder of record as of the close of business on March 25, 2019
PLACE:
Cobb Galleria Centre Two Galleria Parkway Atlanta, Georgia 30339	ANNUAL MEETING MATERIALS: A copy of the Proxy Statement and our 2018 Annual Report are available at http://ir.homedepot.com under “Financial Reports.”
** NEW LOCATION **	DATE OF MAILING: The Proxy Statement is first being mailed to shareholders on or about April 8, 2019.
By Order of the Board of Directors
Teresa Wynn Roseborough, Corporate Secretary
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 23, 2019:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼
E64951-P19294

PROXY/VOTING INSTRUCTION
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2019

The undersigned shareholder hereby appoints Craig A. Menear and Teresa Wynn Roseborough, and each of them individually, attorneys and proxies for the undersigned with full power of substitution, to act with respect to and to vote all shares which the undersigned is entitled to vote, with the powers the undersigned would possess if personally present, at the 2019 Annual Meeting of Shareholders of The Home Depot, Inc., to be held at Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, on Thursday, May 23, 2019, at 9:00 a.m., Eastern Time, and at any adjournments or postponements thereof, as directed on the reverse side with respect to the matters set forth on the reverse side, and with discretionary authority on all other matters that come before the meeting, all as more fully described in the Proxy Statement received by the undersigned shareholder. If no direction is made, the proxy will be voted: (a) “FOR” the election of the director nominees named on the reverse side, (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side and (c) in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

Participants in the Company’s retirement plans may vote their proportionate share of The Home Depot, Inc. common stock held in the plan, by signing and returning this card, or by voting electronically. By doing so, you are instructing the trustee to vote all of the shares at the meeting and at any adjournments or postponements thereof, as you have indicated with respect to the matters referred to on the reverse side. If this card is signed and returned without voting instructions, you will be deemed to have instructed the plan trustee to vote the shares (a) “FOR” the election of the nominees named on the reverse side, (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side and (c) in the discretion of the plan trustee upon such other matters as may properly come before the Annual Meeting. If this card is not returned or is returned unsigned, shares will be voted by the plan trustee in the same proportion as the shares for which voting instructions are received from other participants in the plan. If, however, voting instructions are not provided and you participate in one of the Company’s Canada-based retirement plans, or in a self-directed brokerage window of a U.S. retirement plan, the shares will not be voted.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

UNLESS VOTING ELECTRONICALLY OR BY PHONE,
PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
2019 The Home Depot Shareholder Meeting to Be Held on May 23, 2019.
Meeting Information

THE HOME DEPOT, INC.		Meeting Type: Annual Meeting

For holders as of: March 25, 2019

Date: May 23, 2019 Time: 9:00 a.m. EDT

	Location:	Cobb Galleria Centre
Two Galleria Parkway
Atlanta, GA 30339 ** NEW LOCATION **
THE HOME DEPOT, INC. STORE SUPPORT CENTER BUILDING 2455 PACES FERRY ROAD ATLANTA, GA 30339-4024

You are receiving this communication because you hold shares in The Home Depot, Inc.

This Notice is not a ballot or a form of proxy. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT	ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
	1) BY INTERNET:	www.proxyvote.com
	2) BY TELEPHONE:	1-800-579-1639
	3) BY E-MAIL*:	sendmaterial@proxyvote.com
*If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 9, 2019 to facilitate timely delivery.

— How You Vote —
Please Choose One of the Following Voting Methods

Vote In Person: To vote in person at the Meeting you will need to request a ballot to vote these shares. To attend the meeting, you will need to bring an admission ticket and valid picture identification. If the shares are registered in your name and you received this Notice, the Notice is your admission ticket.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow   (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. See “How to Request and Receive a PAPER or E-MAIL Copy” above.

Voting Items

The Board of Directors recommends a vote FOR all director nominees.			The Board of Directors recommends a vote FOR Proposals 2 and 3.
			2.	Ratification of the Appointment of KPMG LLP
1.	Election of Directors		3.	Advisory Vote to Approve Executive Compensation (“Say-on-Pay”)
The Board of Directors recommends a vote AGAINST Proposals 4-6.
	1a.	Gerard J. Arpey	4.	Shareholder Proposal Regarding EEO-1 Disclosure
	1b.	Ari Bousbib	5.	Shareholder Proposal to Reduce the Threshold to Call Special Shareholder Meetings to 10% of Outstanding Shares
	1c.	Jeffery H. Boyd	6.	Shareholder Proposal Regarding Report on Prison Labor in the Supply Chain
	1d.	Gregory D. Brenneman
	1e.	J. Frank Brown
	1f.	Albert P. Carey
	1g.	Helena B. Foulkes
	1h.	Linda R. Gooden
	1i.	Wayne M. Hewett
	1j.	Manuel Kadre
	1k.	Stephanie C. Linnartz
	1l.	Craig A. Menear